                                                Filed pursuant to Rule 424(b)(4)
                                                Registration No. 333-69133


                         [FARMERS & MERCHANTS BANK LOGO]



                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

         Farmers & Merchants Bank - White Bluff, Tenn. has entered into a merger agreement with First Farmers and Merchants Corporation, which provides that, subject to shareholder and regulatory approval and other conditions, Farmers & Merchants Bank will merge into First Farmers and Merchants National Bank of Columbia (a subsidiary of First Farmers and Merchants Corporation). The combined company will have banking operations in Maury, Dickson, Hickman, Lawrence and Marshall Counties in middle Tennessee, and, based upon the companies' September 30, 1998 balance sheets, total assets of about $584.9 million, deposits of about $510.1 million and shareholders' equity of about $68.5 million.

         If the merger is completed, shareholders of Farmers & Merchants Bank will receive shares of common stock of First Farmers and Merchants Corporation in exchange for their shares of common stock of Farmers & Merchants Bank. However, rather than receiving any fractional shares of First Farmers and Merchants Corporation common stock, you will receive cash in lieu of any fraction of a share of First Farmers and Merchants Corporation common stock to which you otherwise would be entitled.

         The merger cannot be completed without the approval of Farmers & Merchants Bank's shareholders. Farmers & Merchants Bank has scheduled a special meeting for its shareholders to vote on the merger agreement. In order for the merger to be approved, at least two-thirds of the outstanding shares of common stock of Farmers & Merchants Bank must be voted in favor of the merger agreement. The date, time and place of the special meeting is as follows:

                                January 28, 1999
                             2:00 p.m. (local time)
                            Farmers & Merchants Bank
                              2011 Highway 47 North
                          White Bluff, Tennessee 37187.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your special shareholders meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. If you don't return your card, the effect will be a vote against the merger agreement.

         The attached Prospectus/Proxy Statement provides you with detailed information about the proposed merger and the companies involved. We encourage you to read this entire document carefully. You can also obtain information about First Farmers and Merchants Corporation from documents it has filed with the Securities and Exchange Commission.

         The Board of Directors of Farmers & Merchants Bank unanimously recommends that shareholders vote "FOR" approval of the merger agreement.

                                        Very truly yours,



                                        Richard C. Bibb
                                        Chairman, Chief Executive Officer
                                        and President

                         [FARMERS & MERCHANTS BANK LOGO]

                     NOTICE OF SPECIAL SHAREHOLDERS MEETING
                         TO BE HELD ON JANUARY 28, 1999

TO THE SHAREHOLDERS OF FARMERS & MERCHANTS BANK - White Bluff, Tenn.:

         This serves as notice to you that a special meeting of shareholders of Farmers & Merchants Bank will be held on January 28, 1999 at 2:00 p.m., local time, at the office of Farmers & Merchants Bank, 2011 Highway 47 North, White Bluff, Tennessee, for the purpose of considering and voting upon the following matters:

         1. Merger. Approval and adoption of the Agreement and Plan of Merger, dated as of October 26, 1998 and amended as of December 15, 1998, among Farmers & Merchants Bank - White Bluff, Tenn., First Farmers and Merchants Corporation and First Farmers and Merchants National Bank of Columbia, which provides for the merger of Farmers & Merchants Bank - White Bluff, Tenn. with and into First Farmers and Merchants National Bank of Columbia.

         2. Other Matters. To consider and vote on other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.

         Only holders of record of Farmers & Merchants Bank common stock at the close of business on December 28, 1998 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

         Under Section 45-2-1309 of the Tennessee Banking Act, holders of Farmers & Merchants Bank common stock who comply with the requirements of Chapter 23 of the Tennessee Business Corporation Act (the "TBCA"), will have the right to dissent from the merger and to obtain payment of the fair value of their shares. A copy of Chapter 23 of the TBCA is attached as Annex B to the attached Prospectus/Proxy Statement. In addition, please see the section entitled "THE MERGER -- Dissenters' Rights" in the attached Prospectus/Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.

         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail the enclosed proxy in the enclosed return envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Prospectus/Proxy Statement accompanying this notice for more complete information regarding the merger and the special meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Richard C. Bibb
                                    Chairman, Chief Executive Officer
                                    and President
December 30, 1998

THE BOARD OF DIRECTORS OF FARMERS & MERCHANTS BANK UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                         PROSPECTUS AND PROXY STATEMENT

                                 120,000 SHARES

                 [FIRST FARMERS AND MERCHANTS CORPORATION LOGO]

                                  COMMON STOCK

         This Prospectus/Proxy Statement provides you with detailed information about a proposed merger in which, if completed, Farmers & Merchants Bank - White Bluff, Tenn. will merge into First Farmers and Merchants National Bank of Columbia, and shareholders of Farmers & Merchants Bank will be issued shares of First Farmers and Merchants Corporation common stock in exchange for their shares of Farmers & Merchants Bank common stock. This document also contains information about First Farmers and Merchants Corporation, First Farmers and Merchants National Bank and Farmers & Merchants Bank.

         You can obtain additional information about First Farmers and Merchants Corporation from documents that it has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 75 of this document for information on how to obtain copies of these documents.

         IN CONSIDERING WHETHER OR NOT TO INVEST IN SHARES OF FIRST FARMERS AND MERCHANTS CORPORATION COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE DESCRIBED BEGINNING ON PAGE 21 OF THIS DOCUMENT.

         The merger cannot be completed unless the merger agreement among Farmers & Merchants Bank, First Farmers and Merchants Corporation and First Farmers and Merchants National Bank is approved by shareholders of Farmers & Merchants Bank. Farmers & Merchants Bank has scheduled a special meeting of its shareholders to vote on the merger agreement, to be held as follows:

                                January 28, 1999
                             2:00 p.m. (local time)
                            Farmers & Merchants Bank
                              2011 Highway 47 North
                             White Bluff, Tennessee.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF FIRST FARMERS AND MERCHANTS CORPORATION COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS/PROXY STATEMENT OR DETERMINED IF THIS PROSPECTUS/PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         SHARES OF FIRST FARMERS AND MERCHANTS CORPORATION COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


       The date of this Prospectus/Proxy Statement is December 30, 1998.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER........................................................................5

SUMMARY.......................................................................................................6

SELECTED FINANCIAL DATA......................................................................................13

RISK FACTORS.................................................................................................20
      Limited Trading Market For First Farmers And Merchants Corporation Common Stock........................20
      First Farmers And Merchants Corporation And Its Subsidiary Bank Are Subject To Extensive
            Governmental Regulation..........................................................................20
      First Farmers And Merchants National Bank Is Subject To Competition....................................20
      Interest Rates Being Paid On Interest-Bearing Deposits And Liabilities May Exceed The
             Interest Rates Being Charged On Outstanding Loans...............................................20
      Monetary Policies And Economic Factors May Limit The Bank's Ability To Attract Deposits Or
             Make Loans......................................................................................21
      Computer Systems May Malfunction In Connection With Year 2000..........................................21
      Ability To Declare And Pay Dividends Is Limited By Law.................................................21

THE SPECIAL MEETING..........................................................................................22
      General................................................................................................22
      Proxies................................................................................................22
      Solicitation Of Proxies................................................................................23
      Record Date And Voting Rights..........................................................................23
      Recommendation Of The Board Of Directors...............................................................24
      Dissenters'Rights......................................................................................24

THE MERGER...................................................................................................29
      Description Of The Merger..............................................................................29
      Background Of The Merger...............................................................................30
      Reasons For The Merger; Recommendation Of The Board Of Directors.......................................31
      Fairness Opinion.......................................................................................32
      Regulatory Approval....................................................................................35
      Accounting Treatment...................................................................................36
      Certain Federal Income Tax Consequences................................................................36
      Interests Of Certain Persons In The Merger.............................................................37
      Comparison Of Rights Of Shareholders...................................................................38
      Restrictions On Resales By Affiliates..................................................................38

THE MERGER AGREEMENT.........................................................................................39
      Exchange Of Certificates...............................................................................39
      Conditions To The Merger...............................................................................40
      Termination Of The Merger Agreement....................................................................41
      Conduct Of Business Prior To The Merger And Other Covenants............................................42
      Amendment Of The Merger Agreement; Waiver; Expenses....................................................43

PRICE RANGE OF COMMON STOCK AND DIVIDENDS....................................................................45
      Market Prices..........................................................................................45
      Dividends..............................................................................................46

INFORMATION ABOUT FIRST FARMERS AND MERCHANTS CORPORATION....................................................47
      General................................................................................................47
      Description of capital stock...........................................................................47

FARMERS AND MERCHANTS BANK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS.......................................................................49
      General................................................................................................49
      Summary................................................................................................49
      Financial Condition....................................................................................49
      Balance Sheet Management...............................................................................50
      Results of Operations..................................................................................51
      Effects of Inflation And Changing Prices...............................................................53
      Net Interest Income....................................................................................54
      Liability And Asset Management.........................................................................56
      Capital Adequacy.......................................................................................58
      Impact of Recently Issued Accounting Standards on the Financial Statements when Adopted in Future Period.....................................................................................59

INFORMATION ABOUT FARMERS & MERCHANTS BANK...................................................................60
      General................................................................................................60
      Properties.............................................................................................60
      Competition............................................................................................60
      Customers..............................................................................................60
      Loan and Loan Review...................................................................................60
      Asset/Liability Management.............................................................................61
      Legal Proceedings......................................................................................61
      "Year 2000" Information System Issues..................................................................61
      Supervision and Regulation.............................................................................63
      Effect of Governmental Policies........................................................................65
      Directors and Executive Officers.......................................................................66
      Ownership of Farmers & Merchants Bank Common Stock.....................................................68
      Description of Farmers & Merchants Bank Capital Stock..................................................69

COMPARISON OF RIGHTS OF SHAREHOLDERS.........................................................................70
      Voting Rights; Cumulative Voting.......................................................................70
      Preemptive Rights......................................................................................70
      Board Of Directors.....................................................................................70
      Removal Of Directors...................................................................................71
      Nomination of Directors................................................................................71
      Annual Meeting of Shareholders.........................................................................71
      Rights Of Shareholders To Call Special Meetings........................................................72
      Amendment of Charter and Bylaws........................................................................72
      Indemnification........................................................................................72
      Taxation of Dividends..................................................................................73
      Preferred Stock........................................................................................73
      Authorized Capital Stock...............................................................................74

WHERE YOU CAN FIND MORE INFORMATION..........................................................................75

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION..................................................77

LEGAL MATTERS................................................................................................78

EXPERTS......................................................................................................78

FARMERS & MERCHANTS BANK FINANCIAL STATEMENTS...............................................................F-1

ANNEX A  -  AGREEMENT AND PLAN OF MERGER....................................................................A-1

ANNEX B  -  PROVISIONS OF CHAPTER 23 OF THE TENNESSEE BUSINESS CORPORATION ACT,
            RELATING TO DISSENTERS' RIGHTS..................................................................B-1

ANNEX C  -  FAIRNESS OPINION OF PROFESSIONAL BANK SERVICES, INC.............................................C-1


ATTACHMENTS:

FIRST FARMERS AND MERCHANTS CORPORATION 1997 ANNUAL REPORT TO SHAREHOLDERS

FIRST FARMERS AND MERCHANTS CORPORATION QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998

                              QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

Q:       WHAT DO I NEED TO DO NOW?

A: Whether or not you plan to attend the special meeting of Farmers & Merchants Bank shareholders, please indicate on the enclosed proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special shareholders meeting. If you sign and send in your proxy but don't indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement among Farmers & Merchants Bank, First Farmers and Merchants Corporation and First Farmers and Merchants National Bank. If you don't vote on the merger agreement or if you abstain, the effect will be a vote against the merger agreement.

         You are invited to the special shareholders meeting to vote your shares in person. If you do sign your proxy card, you can take back your proxy at any time until the special shareholders meeting and either change your vote or attend the special shareholders meeting and vote in person.

         Regardless of whether you plan to attend the special meeting in person, we encourage you to complete and return your signed proxy using the enclosed reply envelope. This will help to ensure that a quorum is present at the special meeting and will help reduce the costs associated with the solicitation of proxies.

         THE BOARD OF DIRECTORS OF FARMERS & MERCHANTS BANK UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE MERGER AGREEMENT.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will be sent written instructions on how to exchange your shares of common stock of Farmers & Merchants Bank for shares of First Farmers and Merchants Corporation common stock.

Q.       WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE MERGER?

A:       If you have more questions about the merger, you should contact:

                            Farmers & Merchants Bank
                                  P.O. Box 129
                              2011 Highway 47 North
                          White Bluff, Tennessee 37187
                           Attention: Richard C. Bibb
                          Phone Number: (615) 797-3153.

                                     SUMMARY


         This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which it refers you in order to understand fully the merger and to obtain a more complete description of the companies and the legal terms of the merger. See "Where You Can Find More Information." Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.


THE COMPANIES (PAGE 47)

FIRST FARMERS AND MERCHANTS CORPORATION
816 South Garden Street
Columbia, Tennessee 38402
(931) 388-3145

         First Farmers and Merchants Corporation is incorporated in the State of Tennessee and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Its wholly-owned bank subsidiary, First Farmers and Merchants National Bank of Columbia, conducts a commercial banking and trust business through 16 offices in Maury, Hickman, Lawrence and Marshall Counties in southern middle Tennessee. First Farmers and Merchants Corporation's principal asset is the stock of First Farmers and Merchants National Bank. As of September 30, 1998, First Farmers and Merchants Corporation and its subsidiary had total assets of about $563.7 million, deposits of about $492.7 million and shareholders' equity of about $65.1 million.

FARMERS & MERCHANTS BANK - White Bluff, Tenn.
2011 Highway 47 North
White Bluff, Tennessee 37187
(615) 797-3153

         Farmers & Merchants Bank - White Bluff, Tenn. is a state bank incorporated in the State of Tennessee. Farmers & Merchants Bank has one banking location, which is located in White Bluff, Dickson County, Tennessee. As of September 30, 1998, Farmers & Merchants Bank had total assets of about $21.2 million, deposits of about $17.4 million and shareholders' equity of about $3.4 million.

THE MERGER (PAGE 29)

         First Farmers and Merchants Corporation, First Farmers and Merchants National Bank and Farmers & Merchants Bank entered into a merger agreement whereby Farmers & Merchants Bank will merge into First Farmers and Merchants National Bank, subject to shareholder and regulatory approval and other conditions. The merger agreement is attached to this Prospectus/Proxy Statement as Annex A. You should read it carefully.

         If this merger is completed, the businesses and operations of First Farmers and Merchants National Bank and Farmers & Merchants Bank will be combined into a single, larger bank. The parties hope to complete the merger by the end of January 1999, after obtaining approvals from the shareholders of Farmers & Merchants Bank and the Office of the Comptroller of the Currency.

         If the merger is completed, Farmers & Merchants Bank shareholders will receive 40 shares of First Farmers and Merchants Corporation common stock for each share of Farmers & Merchants Bank common stock they own (which is referred to as the "exchange ratio"). Although the exchange ratio for the merger is fixed at 40, the market price of First Farmers and Merchants Corporation common stock may vary prior to and after the merger, and could decrease. First Farmers and Merchants Corporation will not issue any fractional shares of First Farmers and Merchants Corporation common stock. Instead, you will receive cash equal to the product of $46.00 times the fraction of a share of First Farmers and Merchants Corporation common stock to which you otherwise would be entitled.

SPECIAL SHAREHOLDERS MEETING (PAGE 22)

         A special meeting of the shareholders of Farmers & Merchants Bank will be held on January 28, 1999 at the following time and place. At the special meeting, shareholders of Farmers & Merchants Bank will be asked to approve the merger agreement among Farmers & Merchants Bank, First Farmers and Merchants Corporation and First Farmers and Merchants National Bank.

                                January 28, 1999
                             2:00 p.m. (local time)
                            Farmers & Merchants Bank
                              2011 Highway 47 North
                             White Bluff, Tennessee

RECOMMENDATION TO SHAREHOLDERS (PAGE 31)

         The Board of Directors of Farmers & Merchants Bank believes that the merger between Farmers & Merchants Bank and First Farmers and Merchants National Bank is in the best interests of the shareholders of Farmers & Merchants Bank, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement. The conclusion of the Board of Directors of Farmers & Merchants Bank with respect to the merger is based on a number of factors described in this document, including the receipt of a fairness opinion from its financial advisor.

RECORD DATE; VOTING POWER (PAGE 23)

         You can vote at the special meeting of shareholders of Farmers & Merchants Bank if you owned common stock of Farmers & Merchants Bank as of the close of business on December 28, 1998, the record date set by the Board of Directors of Farmers & Merchants Bank. Each share of common stock of Farmers & Merchants Bank is entitled to one vote. On December 28, 1998, there were 3,000 shares of common stock of Farmers & Merchants Bank outstanding and entitled to vote on the merger agreement.

VOTE REQUIRED (PAGE 23)

         In order for the merger to be approved, at least two-thirds of the outstanding shares of common stock of Farmers & Merchants Bank must be voted in favor of the merger agreement. Farmers & Merchants Bank expects that its executive officers and directors will vote all of their shares in favor of the merger agreement.

         The following chart describes the voting requirements for the merger agreement:

                  Shares of common stock of Farmers & Merchants
                  Bank outstanding on December 28, 1998.........................      3,000

                  Votes necessary to approve the merger agreement...............      1,980

                  Votes that executive officers and directors of Farmers
                  & Merchants Bank can cast ....................................      1,437

                  Percentage of votes that executive officers and
                  directors of Farmers & Merchants Bank can cast ...............       47.9%

BACKGROUND OF THE MERGER (PAGE 30)

         During late 1997 and early 1998, management of Farmers & Merchants Bank considered strategic alternatives for the bank, in light of the bank's increasing capital levels and potential for lower returns on equity, and expressions of interest from other financial institutions in acquiring Farmers & Merchants Bank.

         On October 8, 1998, the Chairman of the Board of Farmers & Merchants Bank met with the Chairman of the Board of First Farmers and Merchants Corporation and discussed the advisability of pursuing a transaction to best realize shareholder value. They discussed several factors, including the trend of industry consolidation, multiples being paid for independent community banks, liquidity for Farmers & Merchants Bank shareholders and successor management issues. On October 13, 1998, the Chairman of the Board of Farmers & Merchants Bank began a series of discussions with the Farmers & Merchants Bank Board of Directors concerning the sale of Farmers & Merchants Bank.

         The Farmers & Merchants Bank Board of Directors met on October 22, 1998 (with legal advisors present) to discuss the fiduciary duties of the directors, a range of values that could be expected if the bank were sold, and the proposed form of merger agreement. The meeting was adjourned until October 27, 1998, at which time the Farmers & Merchants Bank Board of Directors unanimously agreed to accept the offer from First Farmers and Merchants Corporation and authorized Farmers & Merchants Bank management to execute the merger agreement. The merger agreement was signed by the parties on October 27, 1998. An amendment to the merger agreement, which amended sections of the merger agreement addressing the accounting treatment of the merger, was signed by the parties on December 15, 1998.

REASONS FOR THE MERGER (PAGE 31)

         The merger will combine the strengths of First Farmers and Merchants National Bank and Farmers & Merchants Bank. The combined bank resulting from the merger should be able to achieve superior financial performance compared to each bank operating independently. One reason for this is that the combined bank should be able to reduce costs by eliminating overlap in the banks' operations and by applying First Farmers and Merchants National Bank's investments in technology to Farmers & Merchants Bank's operations. Another reason is that the combined bank should have opportunities to increase revenue by bringing a larger universe of customers in contact with a broader range of products and services. The competitiveness of the financial services industry is increasing continually, and the greater strength realized through combining the banks should enable them to provide superior products and services to their customers and substantial benefits to their shareholders.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 36)

         The parties have structured the merger with the intent that Farmers & Merchants Bank, its shareholders, First Farmers and Merchants Corporation and its shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except in connection with cash received instead of fractional shares by shareholders of Farmers & Merchants Bank, or with respect to shareholders of Farmers & Merchants Bank who dissent from the merger under Tennessee law. The merger is conditioned on receipt of a legal opinion that this will be the case, but this opinion won't bind the Internal Revenue Service, which could take a different view. Determining the actual tax consequences of the merger to you can be complicated. They will depend on your specific situation and many variables not within the companies' control. You should consult your own tax advisor for a full understanding of the merger's tax consequences.

ACCOUNTING TREATMENT (PAGE 36)

         The parties expect that the merger of Farmers & Merchants Bank into First Farmers and Merchants National Bank will be accounted for as a purchase.

FAIRNESS OPINION (PAGE 32)

         Professional Bank Services, Inc. rendered an opinion to the Board of Directors of Farmers & Merchants Bank that, as of the date of the opinion, the exchange ratio in the merger was fair from a financial point of view to the shareholders of Farmers & Merchants Bank. This opinion is attached as Annex C to this document. You should read it carefully.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 37)

         Directors and executive officers of Farmers & Merchants Bank will be issued shares of First Farmers and Merchants Corporation common stock in the merger on the same basis as other shareholders of Farmers & Merchants Bank. The following chart shows the number of shares of First Farmers and Merchants Corporation common stock that may be issued to directors and executive officers of Farmers & Merchants Bank in the merger:

                  Shares of common stock of Farmers & Merchants
                  Bank beneficially owned by its executive officers and
                  directors on December 28, 1998................................    1,437

                  Shares of First Farmers and Merchants Corporation
                  common stock that may be received by executive
                  officers and directors of Farmers & Merchants Bank
                  based upon this beneficial ownership..........................   57,480

DISSENTERS' RIGHTS (PAGE 24)

         Tennessee law permits you to dissent from the merger and to have the fair value of your shares of common stock of Farmers & Merchants Bank paid to you in cash. To do this, you must follow certain procedures, including filing certain notices with Farmers & Merchants Bank and refraining from voting your shares in favor of the merger. If you dissent from the merger, your shares of Farmers & Merchants Bank common stock will not be exchanged for shares of First Farmers and Merchants Corporation common stock in the merger, and your only right will be to receive the appraised fair value of your shares of common stock of Farmers & Merchants Bank in cash.

REGULATORY APPROVAL (PAGE 35)

         The companies cannot complete the merger unless they obtain the approval of the Office of the Comptroller of the Currency. The U.S. Department of Justice has input into the OCC's approval process. Federal law requires the companies to wait 15 to 30 days before completing the merger after the OCC has approved it. First Farmers and Merchants Corporation filed an application with the OCC on November 13, 1998, and expects to obtain approval from the OCC on or about January 4, 1999 and that the waiting period will have expired by January 19, 1999.

         While the companies are not aware of any reason why they should not obtain any remaining regulatory approvals in a timely manner, they cannot be certain when they will obtain the approvals or that the companies will obtain them.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 40)

         The completion of the merger depends on a number of conditions being met, including the following:

         1.       Shareholders of Farmers & Merchants Bank approving the merger;

         2. Receipt of all required regulatory approvals, including that of the OCC, and the expiration of any regulatory waiting periods;

         3. The absence of any governmental order blocking completion of the merger, or of any proceedings by a government body trying to block it;

         4. Receipt of a legal opinion that the U.S. federal income tax treatment in the merger will generally be as described in this document;

         5. Satisfactory completion of each party's due diligence review of the other party to the merger agreement; and

         6. Receipt by Farmers & Merchants Bank of a fairness opinion from its financial advisor to the effect that the exchange ratio in the merger is fair from a financial point of view to shareholders of Farmers & Merchants Bank.

         In cases where the law permits, a party to the merger agreement could elect to waive a condition that has not been satisfied and complete the merger although it is entitled not to. The companies cannot be certain whether or when any of these conditions will be satisfied (or waived, where permissible), or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 41)

         The companies can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of Farmers & Merchants Bank have already voted to approve it. Also, First Farmers and Merchants Corporation can terminate the merger agreement if the Board of Directors of Farmers & Merchants Bank withdraws, or modifies in any way adverse to First Farmers and Merchants Corporation, its recommendation that its shareholders approve the merger.

         Moreover, either company can terminate the merger agreement in the following circumstances:

         1. After a final decision by a governmental authority to prohibit the merger, or after 60 days following the rejection of an application for a governmental approval required to complete the merger;

         2.       If the merger isn't completed by April 30, 1999;

         3. If the shareholders of Farmers & Merchants Bank do not approve the merger; or

         4. If the other party violates, in a significant way, any of its representations, warranties, covenants or obligations contained in the merger agreement.

         Generally, a party can only terminate the merger agreement in one of the preceding four situations if that party is not in violation of the merger agreement or if its violations of the merger agreement are not the cause of the event permitting termination.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 45)

         There is no established trading market for shares of First Farmers and Merchants Corporation common stock, which is inactively traded in private transactions and is not listed or quoted on any stock exchange or market. Therefore, reliable information is not available about the prices at which shares of First Farmers and Merchants Corporation common stock have been bought and sold.

         There is no established trading market for shares of Farmers & Merchants Bank common stock, which is inactively traded in private transactions and is not listed or quoted on any stock exchange or market. Therefore, reliable information is not available about the prices at which shares of Farmers & Merchants Bank common stock have been bought and sold.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 77)

         This document, and other documents to which you are referred in this document, contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the companies' operations or the performance of the combined banks after the merger. Forward-looking statements generally include any of the words "believes," "expects," "anticipates" or similar expressions. Many possible events or factors could affect the future financial results and performance of each of the companies and the combined banks after the merger and could cause those results or performance to differ materially from those expressed in forward-looking statements. These possible events or factors include the following:

         1. Problems or delays in bringing the banks together, either before or after the merger is consummated;

         2.       Legal and regulatory risks and uncertainties;

         3. Economic, political and competitive forces affecting the companies' businesses, markets, constituencies or securities; and

         4. Inaccuracies in the companies' analyses of these risks and forces, and lack of success of strategies developed to deal with them.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table shows information, for the periods indicated, about First Farmers and Merchants Corporation and Farmers & Merchants Bank's historical net income per share, dividends per share and book value per share. The table also provides similar information that reflects the merger of First Farmers and Merchants National Bank and Farmers & Merchants Bank (which is referred to as "pro forma" information). The pro forma information has been prepared giving effect to the consolidation using the purchase accounting method assuming the consolidation was in effect for the periods presented. In presenting the comparative pro forma information for certain time periods, it is assumed that Farmers & Merchants Bank and First Farmers and Merchants National Bank had been merged throughout those periods for accounting and financial reporting purposes. In addition, the table provides "pro forma equivalent" information for Farmers & Merchants Bank, which was obtained by multiplying the First Farmers and Merchants Corporation and Farmers & Merchants Bank pro forma amounts by the exchange ratio of 40. It is intended to reflect the fact that shareholders will be receiving more than one share of First Farmers and Merchants Corporation common stock for each share of Farmers & Merchants Bank common stock exchanged in the merger.

BOOK VALUE PER SHARE:                                                DECEMBER 31, 1997             SEPTEMBER 30, 1998
                                                                     -----------------             ------------------
First Farmers and Merchants Corporation historical......                  $   21.48                      $   23.25
Farmers & Merchants Bank historical.....................                   1,077.52                       1,146.00
First Farmers and Merchants Corporation and
     Farmers & Merchants Bank pro forma (1).............                      21.70                          23.48
Farmers & Merchants Bank pro forma equivalent (2).......                     868.00                         939.20

                                                                                                       NINE-MONTHS
NET INCOME PER SHARE:                                             YEAR ENDED DECEMBER 31,          ENDED SEPTEMBER 30,
                                                                  -----------------------          -------------------
                                                                 1995        1996     1997                1998
                                                                 ----        ----     ----                ----
First Farmers and Merchants Corporation historical......       $ 2.18      $  2.45  $  2.52              $ 1.98
Farmers & Merchants Bank historical.....................        99.00       113.33   103.00               79.00
First Farmers and Merchants Corporation and
     Farmers & Merchants Bank pro forma (1).............         2.20         2.47     2.52                1.98
Farmers & Merchants Bank pro forma equivalent (2).......        88.00        98.80   100.80               79.20


                                                                                                       NINE-MONTHS
CASH DIVIDENDS PER SHARE:                                         YEAR ENDED DECEMBER 31,          ENDED SEPTEMBER 30,
                                                                  -----------------------          -------------------
                                                                 1995        1996     1997                1998
                                                                 ----        ----     ----                ----
First Farmers and Merchants Corporation historical......        $ 0.44     $  0.49   $ 0.55              $ 0.31
Farmers & Merchants Bank historical.....................         34.00       40.00    48.00               42.00
First Farmers and Merchants Corporation and
     Farmers & Merchants Bank pro forma (1).............          0.46        0.51     0.57                0.34
Farmers & Merchants Bank pro forma equivalent (2).......         18.40       20.40    22.80               13.60

--------------------

(1) Presented as if the merger of Farmers & Merchants Bank into First Farmers and Merchants National Bank had been effective throughout the periods presented.

(2) Calculated by multiplying the First Farmers and Merchants Corporation and Farmers & Merchants Bank pro forma amount by the exchange ratio of 40.

                             SELECTED FINANCIAL DATA

         The following tables show summarized unaudited historical consolidated financial data for First Farmers and Merchants Corporation and for Farmers & Merchants Bank and also show similar pro forma consolidated financial information reflecting the merger of First Farmers and Merchants National Bank and Farmers & Merchants Bank. The pro forma information reflects the purchase method of accounting for the merger of Farmers & Merchants Bank into First Farmers and Merchants National Bank.

         First Farmers and Merchants Corporation and Farmers & Merchants Bank expect to incur merger-related expenses as a result of combining the banks. They also anticipate that the merger will provide the combined banks with financial benefits such as reduced operating expenses and the opportunity to earn more revenue. However, none of these anticipated expenses or benefits have been factored into the pro forma income statement information. For that reason, the pro forma information, while helpful in illustrating the financial attributes of the combined banks under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information set forth for the nine-month period ended September 30, 1998 does not indicate what the results will be for the full 1998 fiscal year.

         The information in the following tables is based on the historical financial information of First Farmers and Merchants Corporation that has been presented in its prior filings with the Securities and Exchange Commission (and which has been incorporated by reference into this Prospectus/Proxy Statement) and on the historical financial information of Farmers & Merchants Bank included in this Prospectus/Proxy Statement. All of the summary financial information provided in the following tables should be read in connection with this historical financial information. See "Where You Can Find More Information." The financial information as of and for the interim periods ended September 30, 1998 and 1997 has not been audited and in the respective opinions of management reflects all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such data.

                     First Farmers and Merchants Corporation
                 Selected Historical Consolidated Financial Data
                (Dollars in thousands, except per share amounts)

                                                                                                               For the Nine
                                                                                                               Months Ended
                                                                                                               September 30,
                                                      For the Years Ended December 31,                          (Unaudited)
                                        ------------------------------------------------------------       ---------------------
EARNINGS SUMMARY:                         1993         1994         1995         1996         1997           1997         1998
                                        --------     --------     --------     --------     --------       --------     --------
  Interest revenue ..................   $ 28,720     $ 30,817     $ 34,493     $ 37,082     $ 38,647       $ 28,842     $ 29,987
  Interest expense ..................     12,036       12,863       15,422       16,712       17,304         12,951       13,157
                                        --------     --------     --------     --------     --------       --------     --------
     Net interest revenue ...........     16,684       17,954       19,071       20,370       21,343         15,891       16,830
  Provision for credit losses .......        470          660          670        1,300        1,940          1,290        2,195
  Non-interest income ...............      3,917        3,979        4,573        5,806        6,942          4,785        5,304
  Non-interest expense ..............     12,654       13,508       14,340       15,121       16,063         11,973       12,039
                                        --------     --------     --------     --------     --------       --------     --------
     Income before income tax .......      7,477        7,765        8,634        9,755       10,282          7,413        7,900
  Applicable income taxes ...........      2,221        2,204        2,519        2,889        3,228          2,270        2,348
                                        --------     --------     --------     --------     --------       --------     --------
  Net income ........................   $  5,256     $  5,561     $  6,115     $  6,866     $  7,054       $  5,143     $  5,552
                                        ========     ========     ========     ========     ========       ========     ========

PER SHARE DATA:
    Basic earnings ..................   $   1.88     $   1.99     $   2.18     $   2.45     $   2.52       $   1.84     $   1.98
    Diluted earnings ................       1.88         1.99         2.18         2.45         2.52           1.84         1.98
    Cash dividends ..................       0.37         0.40         0.44         0.49         0.55           0.27         0.31
    Book value ......................      14.07        15.65        17.50        19.43        21.48          21.15        23.25

BALANCE SHEET DATA (PERIOD END):
  Total assets ......................   $432,597     $460,794     $477,035     $525,330     $537,322       $531,325     $563,731
  Loans, net of unearned income .....    243,915      262,694      291,930      303,732      331,360        328,265      320,615
  Allowance for credit losses .......      2,024        2,342        2,678        2,926        2,943          2,947        3,890
  Securities ........................    150,110      155,626      138,932      174,683      145,787        154,007      192,900
  Deposits ..........................    388,935      405,152      410,778      460,573      470,282        466,152      492,660
  Long-term debt
     Parent
     Subsidiaries
  Total shareholders' equity ........     39,408       43,828       48,996       54,401       60,143         59,217       65,113

BALANCE SHEET DATA (AVERAGES):
  Total assets ......................   $420,760     $451,953     $463,739     $502,700     $527,926       $527,000     $548,900
  Total shareholders' equity ........     37,454       41,820       46,755       52,067       57,806         57,000       62,800
  Average number of diluted shares ..      2,800        2,800        2,800        2,800        2,800          2,800        2,800
     outstanding

SELECTED RATIOS (ANNUALIZED):
  Return on average assets ..........       1.25%        1.23%        1.32%        1.37%        1.34%          1.30%        1.35%
  Return on average shareholders'
     equity .........................      14.93%       14.11%       13.95%       14.01%       12.97%         12.61%       12.31%
  Net interest margin ...............       4.58%        4.68%        4.79%        4.66%        4.65%          4.60%        4.60%
  Net chargeoffs to average loans ...       0.30%        0.14%        0.12%        0.36%        0.61%          0.58%        0.57%
  Tier 1 capital to riskweighted
     assets .........................      16.44%       17.79%       16.94%       17.71%       18.74%         18.74%       20.34%
  Total capital to riskweighted
     assets .........................      17.29%       18.76%       17.87%       18.69%       19.68%         19.68%       21.59%
  Leverage ratio ....................       9.14%        9.55%       10.30%       10.25%       11.12%         11.35%       11.92%

                            Farmers & Merchants Bank
                       Selected Historical Financial Data
                (Dollars in thousands, except per share amounts)

                                                                                                              For the Nine
                                                                                                              Months Ended
                                                                                                              September 30,
                                                       For the Years Ended December 31,                        (Unaudited)
                                       --------------------------------------------------------------------------------------
                                         1993         1994         1995         1996         1997         1997         1998
                                         ----         ----         ----         ----         ----         ----         ----
EARNINGS SUMMARY:
  Interest revenue ................... $ 1,415      $ 1,333      $ 1,367     $   1,427     $  1,439     $  1,088     $  1,063
  Interest expense ...................     485          448          563           569          565          426          419
                                       -------      -------      -------     ---------     --------     --------     --------
     Net interest revenue ............     930          885          804           858          874          662          644
  Provision for credit losses ........      --           --           --            --           --           --           --
  Non-interest income ................     164          136          214           206          158          111          116
  Non-interest expense ...............     672          677          626           609          621          445          463
                                       -------      -------      -------     ---------     --------     --------     --------
     Income before income tax ........     422          344          392           455          411          328          297
  Applicable income taxes ............      93           71           95           115          102           85           60
                                       -------      -------      -------     ---------     --------     --------     --------
  Net income .........................     329          273          297           340          309          243          237
                                       =======      =======      =======     =========     ========     ========     ========

PER SHARE DATA:
  Basic earnings ..................... $109.67      $ 91.00      $ 99.00     $  113.33    $  103.00    $   81.00    $   79.00
  Diluted earnings ...................  109.67        91.00        99.00        113.33       103.00        81.00        79.00
  Cash dividends .....................   24.00        30.00        34.00         40.00        48.00        36.00        42.00
  Book value .........................  783.33       740.67       966.00      1,002.67     1,077.67     1,058.33     1,146.00

BALANCE SHEET DATA (PERIOD END):
  Total assets ....................... $19,889      $19,000      $19,405     $  20,071    $  19,921    $  19,792    $  21,167
  Loans, net of unearned income ......   4,835        4,595        4,822         4,985        5,372        5,672        5,327
  Allowance for credit losses ........     236          244          243           241          240          241          239
  Securities .........................  12,970       12,194       13,216        13,502       13,148       12,322       14,032
  Deposits ...........................  17,347       16,690       16,181        16,814       16,442       16,359       17,391
  Long-term debt .....................      --           --           --            --           --           --           --
  Total shareholders' equity .........   2,350        2,222        2,898         3,008        3,233        3,175        3,438

BALANCE SHEET DATA (AVERAGES):
  Total assets ....................... $19,691      $19,445      $19,203     $  19,738    $  19,996    $  19,766    $  20,582
  Total shareholders' equity .........   2,222        2,286        2,560         2,958        3,121        3,164        3,280
  Average number of diluted shares
     outstanding .....................       3            3            3             3            3            3            3

SELECTED RATIOS (ANNUALIZED):
  Return on average assets ...........    1.66%        1.41%        1.53%         1.72%        1.55%        1.64%        1.54%
  Return on average shareholders'
     equity ..........................   14.80%       11.94%       11.60%        11.49%        9.90%       10.25%        9.19%
  Net interest margin ................    5.60%        5.43         4.86%         4.93%        5.00%        4.81%        5.08%
  Net charge-offs to average loans ...   (0.11)%      (0.17)%       0.02%         0.04%        0.02%          --         0.08%
  Tier 1 capital to risk-weighted
     assets ..........................   40.51%       44.40%       46.46%        49.14%       46.96%       45.57%       46.06%
  Total capital to risk-weighted
     assets ..........................   40.81%       45.69%       47.74%        50.13%       48.24%       46.85%       47.34%
  Leverage ratio .....................   11.80%       13.14%       14.11%        14.53%       15.76%       15.38%       15.84%

                 Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1997
                                   (Unaudited)

                                                       Historical
                                            -------------------------------
                                            First Farmers
                                            and Merchants      Farmers &
                                             Corporation     Merchants Bank    Adjustments      Pro Forma(1)
                                            -------------    --------------    -----------      ------------
                                                                      (In thousands)
ASSETS

Cash and due from banks ...................   $ 29,873         $   712           $   --            $ 30,585
Held-to-maturity securities ...............     96,266              --               --              96,266
Available-for-sale securities .............     49,521          13,148               --              62,669
Federal funds sold ........................     12,800             300               --              13,100
Loans and leases ..........................    331,360           5,372               --             336,732
Less: Allowance for credit losses .........      2,943             240               --               3,183
                                              --------         -------           ------            --------
      Net loans and leases ................    328,417           5,132               --             333,549
Mortgages held for sale ...................         --              --               --                  --
Premises and equipment, net ...............      6,413             360               --               6,773
Investment in subsidiary bank .............         --              --            3,232              2,514
Goodwill ..................................         --              --            2,288               3,006
Other assets ..............................     14,032             269               --              14,301
                                              --------         -------           ------            --------
   Total assets ...........................   $537,322         $19,921           $5,520            $562,763
                                              ========         =======           ======            ========

LIABILITIES
Deposits
   Non-interest bearing ...................   $ 80,205         $ 2,917           $   --            $ 83,122
   Interest bearing .......................    390,077          13,526               --             403,603
                                              --------         -------                             --------
   Total deposits .........................    470,282          16,443               --             486,725
Short-term borrowings .....................         --              --               --                  --
Long-term debt ............................         --              --               --                  --
Other liabilities .........................      6,897             246               --               7,143
                                              --------         -------           ------            --------
   Total liabilities ......................    477,179          16,689               --             493,868
                                              --------         -------           ------            --------

SHAREHOLDERS' EQUITY
Common stock ..............................     14.000             300              120 (2)          14,120
                                                                                   (300)(2)
Capital surplus ...........................         --             300             (300)(2)              --

Unrealized gain on available-for-sale
   securities .............................        360             118               --                 478
Retained earnings .........................     45,783           2,514            2,514 (2)          54,297
                                                                                    480 (2)
                                                                                                   --------
                                                                                  3,006 (3)
   Total shareholders' equity .............     60,143           3,232            5,520              68,895
                                               ---------       -------           ------            --------
   Total liabilities and shareholders'
     equity ...............................   $537,322         $19,921           $5,520            $562,763
                                              ========         =======           ======            ========


----------------------
(1) Reclassification of capital accounts to reflect the exchange of Farmers & Merchants Bank common stock for First Farmers and Merchants Corporation common stock.
(2) Elimination of Farmers & Merchants Bank's existing capitalization and issuance of 120,000 shares of First Farmers and Merchants Corporation's common stock.
(3)      New goodwill resulting from Farmers & Merchants Bank acquisition.

                 Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1998
                                   (Unaudited)

                                                       Historical
                                            -------------------------------
                                            First Farmers
                                            and Merchants      Farmers &
                                             Corporation     Merchants Bank    Adjustments          Pro Forma(1)
                                            -------------    --------------    -----------          ------------
                                                                      (In thousands)
ASSETS
Cash and due from banks ...................   $ 21,785            $   830           $   --              $ 22,615
Held-to-maturity securities ...............    112,966                 --               --               112,966
Available-for-sale securities .............     79,934             14,032               --                93,966
Federal funds sold ........................     10,400                550               --                10,950
Loans and leases ..........................    320,615              5,327               --               325,942
Less: Unearned discount ...................         --                 --               --                    --
      Allowance for credit losses .........      3,890                239               --                 4,129
                                              --------            -------                               --------
   Net loans and leases ...................    316,725              5,088               --               321,813
Mortgages held for sale ...................         --                 --               --                    --
Premises and equipment, net ...............      6,584                340               --                 6,924
Investment in subsidiary bank .............         --                 --            3,438 (2)             2,625
Goodwill ..................................         --                 --            2,082 (3)             2,895
Other assets ..............................     15,338                327               --                15,665
                                              --------            -------           ------              --------
   Total assets ...........................   $563,732            $21,167           $5,520              $590,419
                                              ========            =======           ======              ========

LIABILITIES
Deposits
   Non-interest bearing ...................   $ 70,667            $ 3,098               --              $ 73,765
   Interest bearing .......................    421,993             14,293               --               436,286
                                              --------            -------                               --------
   Total deposits .........................    492,660             17,391               --               510,051
Short-term borrowings .....................         --                 --               --                    --
Long-term debt ............................         --                 --               --                    --
Other liabilities .........................      5,959                338               --                 6,297
                                              --------            -------           ------              --------
   Total liabilities ......................    498,619             17,729               --               516,348
                                              --------            -------           ------              --------

SHAREHOLDERS' EQUITY
Common stock ..............................     28,000                300              120 (2)            28,120
                                                                                       300 (2)
Capital surplus ...........................         --                300             (300)(2)                --
Accumulated other comprehensive income ....        646                213               --                   859
Retained earnings .........................     36,467              2,625            2,625 (2)            45,092
                                                                                       480 (2)                --
                                                                                     2,895 (3)                --
                                              --------            -------           ------              --------
   Total shareholders' equity .............     65,113             3,438             5,520                74,071
                                              --------            -------           ------              --------
   Total liabilities and shareholders'
     equity ...............................   $563,732            $21,167           $5,520              $590,419
                                              ========            =======           ======              ========


-------------------------
(1) Reclassification of capital accounts to reflect the exchange of Farmers & Merchants Bank common stock for First Farmers and Merchants Corporation common stock.
(2) Elimination of Farmers & Merchants Bank's existing capitalization and issuance of 120,000 shares of First Farmers and Merchants Corporation's common stock.
(3)      New goodwill resulting from Farmers & Merchants Bank acquisition.

              Pro Forma Condensed Consolidated Statements of Income
                                   (Unaudited)

                                                                For the years ended December 31,
                                ---------------------------------------------------------------------------------------------------
                                                      1995                                               1996
                                ------------------------------------------------   ------------------------------------------------
                                   First                                             First
                                  Farmers                                           Farmers
                                    and      Farmers &                                and       Farmers &
                                  Merchants  Merchants                              Merchants   Merchants
                                Corporation     Bank                               Corporation    Bank
                                 Historical  Historical  Adjustments   Pro Forma    Historical  Historical  Adjustments   Pro Forma
                                -----------  ----------  -----------   ---------   -----------  ----------  -----------   ---------
                                                             (In thousands, except per share amounts)
Interest revenue...............   $34,493     $ 1,367           --      $35,860      $37,082     $ 1,427           --      $38,509
Interest expense...............    15,422         563           --       15,985       16,712         569           --       17,281
                                  -------     -------      -------      -------      -------     -------      -------      -------
Net interest revenue...........    19,071         804           --       19,875       20,370         858           --       21,228
Provision for credit losses....       670          --           --          670        1,300          --           --        1,300
                                  -------     -------      -------      -------      -------     -------      -------      -------
Net interest revenue, after
  provision for credit losses..    18,401         804           --       19,205       19,071         858           --       19,929
Non-interest income............     4,573         214           --        4,787        5,806         206           --        6,012
Non-interest expense...........    14,340         626           --       14,966       15,121         609           --       15,730
                                  -------     -------      -------      -------      -------     -------      -------      -------

Income before income tax.......     8,634         392           --        9,026        9,755         455           --       10,210
Applicable income taxes........     2,519          95           --        2,614        2,889         115           --        3,004
                                  -------     -------      -------      -------      -------     -------      -------      -------

Net income.....................   $ 6,115     $   297           --      $ 6,412      $ 6,866     $   340           --      $ 7,206
                                  =======     =======      =======      =======      =======     =======      =======      =======
EARNINGS PER SHARE
  Basic........................   $  2.18     $ 99.00                   $  2.20      $  2.45     $113.33           --        $2.47
  Diluted......................      2.18       99.00          --          2.20         2.45      113.33           --         2.47

AVERAGE SHARES
  Basic........................     2,800           3           --        2,920        2,800           3           --        2,920
  Diluted......................     2,800           3           --        2,920        2,800           3           --        2,920


                                                                                For the years ended December 31,
                                                                -----------------------------------------------------------------
                                                                                              1997
                                                                -----------------------------------------------------------------
                                                                First Farmers and
                                                                   Merchants           Farmers &
                                                                  Corporation       Merchants Bank
                                                                   Historical          Historical      Adjustments      Pro Forma
                                                                -----------------   --------------     -----------      ---------
                                                                               (In thousands, except per share amounts)
Interest revenue..........................................           $38,647             $ 1,439              --         $40,086
Interest expense..........................................            17,304                 565              --          17,869
                                                                     -------             -------         -------         -------
Net interest revenue......................................            21,343                 874              --          22,217
Provision for credit losses...............................             1,940                  --              --           1,940
                                                                     -------             -------         -------         -------
Net interest revenue, after provision for credit losses...            19,403                 874              --          20,277

Non-interest income.......................................             6,942                 158              --           7,100
Non-interest expense......................................            16,063                 621              --          16,684
                                                                     -------             -------         -------         -------

Income before income tax..................................            10,282                 411              --          10,693
Applicable income taxes...................................             3,228                 102              --           3,330
                                                                     -------             -------         -------         -------

Net income................................................           $ 7,054             $   309              --         $ 7,363
                                                                     =======             =======         =======         =======

EARNINGS PER SHARE
  Basic...................................................           $  2.52             $103.00              --         $  2.52
  Diluted.................................................              2.52              103.00              --            2.52

AVERAGE SHARES
  Basic...................................................             2,800                   3              --           2,920
  Diluted.................................................             2,800                   3              --           2,920

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)




                                                             For the nine months ended September 30,
                               ----------------------------------------------------------------------------------------------------
                                                       1997                                              1998
                               -------------------------------------------------  -------------------------------------------------
                               First Farmers  Farmers &                           First Farmers  Farmers &
                               and Merchants  Merchants                           and Merchants  Merchants
                                Corporation     Bank                               Corporation     Bank
                                 Historical   Historical  Adjustments  Pro Forma    Historical   Historical  Adjustments  Pro Forma
                               -------------  ----------  -----------  ---------  -------------  ----------  -----------  ---------
                                                              (In thousands, except per share amounts)
Interest revenue .............    $28,843      $1,088       $    --     $29,931      $29,988      $1,063      $    --      $31,051
Interest expense .............     12,951         426            --      13,377       13,158         419           --       13,577
                                  -------      ------       -------     -------      -------       -----      -------      -------
Net interest revenue .........     15,892         662            --      16,554       16,830         644           --       17,474
Provision for credit losses ..      1,290          --            --       1,290        2,195          --           --        2,195
                                  -------      ------       -------     -------      -------       -----      -------      -------
Net interest revenue, after
 provision for credit losses .     14,602         662            --      15,264       14,635         644           --       15,279
Non-interest income ..........      4,785         111            --       4,896        5,305         116           --        5,421
Non-interest expense .........     11,974         445            --      12,419       12,040         463           --       12,503
                                  -------      ------       -------     -------      -------       -----      -------      -------

Income before income tax .....      7,413         328            --       7,741        7,900         297           --        8,197
Applicable income taxes ......      2,269          85            --       2,354        2,348          60           --        2,408
                                  -------      ------       -------     -------      -------       -----      -------      -------

Net income ...................    $ 5,144      $  243            --     $ 5,387      $ 5,552      $  237           --      $ 5,789
                                  =======      ======       =======     =======      =======      ======      =======      =======
EARNINGS PER SHARE
   Basic .....................    $  1.84      $81.00            --     $  1.84      $  1.98      $79.00           --      $  1.98
   Diluted ...................       1.84       81.00            --        1.84         1.98       79.00           --         1.98

AVERAGE SHARES
   Basic .....................      2,800           3            --       2,920        2,800           3           --        2,920
   Diluted ...................      2,800           3            --       2,920        2,800           3           --        2,920

                                  RISK FACTORS

         In evaluating an investment in shares of First Farmers and Merchants Corporation common stock (such as would occur in connection with the merger), you should carefully consider the following factors, along with other matters discussed in reports, proxy statements and other filings made with the SEC by First Farmers and Merchants Corporation. You should not assume that the risk factors listed below are the only risks that could affect the future performance of First Farmers and Merchants Corporation or its common stock.

LIMITED TRADING MARKET FOR FIRST FARMERS AND MERCHANTS CORPORATION COMMON STOCK

         Shares of First Farmers and Merchants Corporation common stock are inactively traded in private transactions, and are not listed on any stock exchange or the Nasdaq Stock Market. First Farmers and Merchants Corporation cannot assure you that an active trading market will develop in the foreseeable future, and does not currently intend to qualify or list First Farmers and Merchants Corporation common stock on any securities market or exchange to facilitate such trading.

FIRST FARMERS AND MERCHANTS CORPORATION AND ITS SUBSIDIARY BANK ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION

         First Farmers and Merchants Corporation, as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and First Farmers and Merchants National Bank, as a national banking association, are subject to extensive governmental regulation, legislation and control. These laws may limit the operations of First Farmers and Merchants National Bank, including its ability to extend loans, pay or charge interest and charge fees for certain services. We cannot predict whether, or the extent to which, the government may change any of these laws or controls, or the extent to which such a change could result in a material adverse effect on the business and prospects of First Farmers and Merchants Corporation and First Farmers and Merchants National Bank.

FIRST FARMERS AND MERCHANTS NATIONAL BANK IS SUBJECT TO COMPETITION

         The banking business is extremely competitive in First Farmers and Merchants National Bank's service area. First Farmers and Merchants National Bank competes, and will compete, with well established financial institutions, several of which have significantly greater resources and lending limits than First Farmers and Merchants National Bank. Some of these competitors provide services which First Farmers and Merchants National Bank does not provide.

INTEREST RATES BEING PAID ON INTEREST-BEARING DEPOSITS AND LIABILITIES MAY EXCEED THE INTEREST RATES BEING CHARGED ON OUTSTANDING LOANS

         During periods of rising interest rates, First Farmers and Merchants National Bank may make loans at interest rates that are lower than the interest rates that First Farmers and Merchants National Bank is then paying for certain of its interest-bearing deposits and other liabilities. This would result in a negative interest rate spread with respect to those loans, and would have an adverse effect on First Farmers and Merchants Corporation's earnings. This adverse effect would increase in the event that interest rates continued to rise and First Farmers and Merchants National Bank had outstanding loans at fixed interest rates that could not be adjusted to a higher interest rate.

MONETARY POLICIES AND ECONOMIC FACTORS MAY LIMIT THE BANK'S ABILITY TO ATTRACT DEPOSITS OR MAKE LOANS

         The monetary policies of federal regulatory authorities, particularly the Federal Reserve, and economic conditions in First Farmers and Merchants National Bank's service area and the United States generally, affect First Farmers and Merchants National Bank's ability to attract deposits and extend loans. First Farmers and Merchants Corporation cannot predict either the nature and timing of any changes in such conditions and policies or their impact. First Farmers and Merchants Corporation's business is subject to various material business risks. Some of these risks may become more acute in periods of economic slowdown or recession. During such periods, loan defaults and foreclosures generally increase, and such conditions also could lead to a potential decline in deposits and demand for loans.

COMPUTER SYSTEMS MAY MALFUNCTION IN CONNECTION WITH YEAR 2000

         Many software applications and operational programs are not designed to recognize calendar dates beginning in the Year 2000. The failure of such applications or systems to properly recognize the dates beginning in the Year 2000 could result in miscalculations or system failures. First Farmers and Merchants National Bank's business depends in part upon its ability to store, retrieve, process and manage significant databases. First Farmers and Merchants National Bank has established a Year 2000 Compliance Task Force, which has conducted a comprehensive review of the bank's computer systems to identify the systems that could be affected by the Year 2000 issue and developed an implementation plan to resolve potential problems. First Farmers and Merchants National Bank has obtained representations from its computer software and hardware vendors confirming compatibility with the Year 2000.

         The Year 2000 issue may also affect the systems of various entities with which First Farmers and Merchants National Bank interacts, including depositors, vendors and those to which the bank has extended loans. First Farmers and Merchants National Bank has corresponded with its primary vendors and customers regarding their compliance with Year 2000 issues. We cannot assure you, however, that the systems of these or other companies on which First Farmers and Merchants National Bank's systems rely will be Year 2000 compliant. Also, we cannot assure you that a failure by any of these companies to be Year 2000 compliant will not have material adverse effect on First Farmers and Merchants National Bank.

ABILITY TO DECLARE AND PAY DIVIDENDS IS LIMITED BY LAW

         First Farmers and Merchants Corporation derives its income solely from dividends on its shares of First Farmers and Merchants National Bank common stock. First Farmers and Merchants National Bank's ability to declare and pay dividends is limited by law. In addition, the Federal Reserve may impose restrictions on First Farmers and Merchants Corporation's ability to pay dividends on First Farmers and Merchants Corporation common stock. We cannot assure you that First Farmers and Merchants Corporation will declare or pay dividends on shares of First Farmers and Merchants Corporation common stock in the future, given the restrictions imposed by applicable regulatory authorities on First Farmers and Merchants Corporation and First Farmers and Merchants National Bank, the need to maintain adequate capital and the need to support the company's growth.

                               THE SPECIAL MEETING


GENERAL

         This Prospectus/Proxy Statement is first being mailed on or about December 30, 1998 to the holders (the "Farmers & Merchants Bank Shareholders") of shares of common stock, $100.00 par value per share (the "Farmers & Merchants Bank Common Stock"), of Farmers & Merchants Bank - White Bluff, Tenn., a Tennessee banking corporation ("Farmers & Merchants Bank").

         This Prospectus/Proxy Statement is accompanied by a Notice of Special Meeting from, and form of proxy that is solicited by, the Board of Directors of Farmers & Merchants Bank (the "Farmers & Merchants Bank Board") for use at the special meeting of Farmers & Merchants Bank Shareholders (the "Special Meeting") and at any adjournments or postponements thereof.

         The Special Meeting is to be held as follows:

                                January 28, 1999
                             2:00 p.m. (local time)
                            Farmers & Merchants Bank
                              2011 Highway 47 North
                             White Bluff, Tennessee.

         At the Special Meeting, Farmers & Merchants Bank Shareholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 26, 1998 and amended as of December 15, 1998 (the "Merger Agreement"), among Farmers & Merchants Bank, First Farmers and Merchants Corporation, a Tennessee corporation ("First Farmers and Merchants Corporation"), and First Farmers and Merchants National Bank of Columbia, a national banking association and wholly-owned subsidiary of First Farmers and Merchants Corporation ("First Farmers and Merchants National Bank"), which provides for the merger of Farmers & Merchants Bank with and into First Farmers and Merchants National Bank (the "Merger").

PROXIES

         Farmers & Merchants Bank Shareholders may use the accompanying proxy solicited by the Farmers & Merchants Bank Board if any such shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. Farmers & Merchants Bank Shareholders may revoke any proxy given pursuant to this solicitation by:

         1. Delivering to the corporate Secretary of Farmers & Merchants Bank a written notice revoking the proxy prior to the taking of the vote at the Special Meeting;

         2. Delivering a duly executed proxy relating to the same shares bearing a later date; or

         3. Attending the meeting and voting in person (attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

         All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to the following:

                           Farmers & Merchants Bank
                           P.O. Box 129
                           White Bluff, Tennessee 37187
                           Attention: Carol Thompson, Secretary.

         For a notice of revocation or later proxy to be valid, however, it must actually be received by Farmers & Merchants Bank prior to the vote of the Farmers & Merchants Bank Shareholders at the Special Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement.

         Farmers & Merchants Bank is currently unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, then shares represented by proxies will be voted (or not voted) by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         The cost of soliciting proxies from Farmers & Merchants Bank Shareholders will be borne by the parties to the Merger Agreement. In addition to the solicitation of proxies by mail, Farmers & Merchants Bank will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Farmers & Merchants Bank will reimburse such record holders for their reasonable expenses in so doing. If necessary, Farmers & Merchants Bank may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Farmers & Merchants Bank Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

         The Farmers & Merchants Bank Board has fixed December 28, 1998 as the record date (the "Record Date") for the determination of the Farmers & Merchants Bank Shareholders entitled to receive notice of and to vote at the Special Meeting. Accordingly, only Farmers & Merchants Bank Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 3,000 shares of Common Stock entitled to vote at the Special Meeting held by approximately 44 holders of record.

         The presence, in person or by proxy, of shares of Farmers & Merchants Bank Common Stock representing a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum. Each share of Farmers & Merchants Bank Common Stock outstanding on the Record Date entitles its holder to one vote as to the approval of (1) the Merger Agreement, and (2) any other proposal that may properly come before the Special Meeting.

         For purposes of determining the presence or absence of a quorum for the transaction of business, Farmers & Merchants Bank will count shares of Farmers & Merchants Bank Common Stock present in person at the Special Meeting but not voting, and shares of Farmers & Merchants Bank Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Special Meeting. Abstentions are counted as present at the Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted as present at the Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal as to which instructions on how to vote were not provided.

         Under the Tennessee Business Corporation Act (the "Tennessee Corporation Act"), approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of all votes entitled to be cast on the Merger Agreement at the Special Meeting. Because approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Farmers & Merchants Bank Common Stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the Farmers & Merchants Bank Board urges Farmers & Merchants Bank Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         As of the Record Date, about 1,437 shares of Farmers & Merchants Bank Common Stock, or about 47.9% of the shares entitled to vote at the Special Meeting, were beneficially owned by directors and executive officers of Farmers & Merchants Bank. It is expected that each director and executive officer of Farmers & Merchants Bank will vote the shares of Farmers & Merchants Bank Common Stock beneficially owned by him or her for approval of the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Farmers & Merchants Bank Board has unanimously approved the Merger Agreement. Farmers & Merchants Bank Board believes that the Merger is in the best interests of Farmers & Merchants Bank and Farmers & Merchants Bank Shareholders and unanimously recommends that Farmers & Merchants Bank Shareholders vote "FOR" approval and adoption of the Merger Agreement. See "THE MERGER -- Reasons for the Merger; Recommendation of the Board of Directors."

DISSENTERS' RIGHTS

         Any holder of Farmers & Merchants Bank Common Stock is entitled to dissenters' rights under Chapter 23 of the Tennessee Corporation Act as a result of the Merger. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Tennessee Corporation Act. Any Farmers & Merchants Bank Shareholder who wishes to exercise such dissenters' rights, or who wishes to preserve his or her right to do so, should review Chapter 23 of the Tennessee Corporation Act, a copy of which is attached as Annex B to this Prospectus/Proxy Statement, and the following discussion carefully. Failure to timely and properly comply with the procedures specified will result in the complete loss of dissenters' rights under the Tennessee Corporation Act.

         The availability of dissenters' rights is conditioned upon compliance with applicable law. Accordingly, any Farmers & Merchants Bank Shareholder who wishes to dissent from the Merger and receive the value of his or her shares of Farmers & Merchants Bank Common Stock in cash should consult with his or her own legal counsel.

         A Farmers & Merchants Bank Shareholder's failure to vote against the Merger Agreement will not constitute a waiver of his or her appraisal or similar rights. A vote against the Merger Agreement will not be deemed to satisfy all of the notice requirements under Tennessee law with respect to dissenters' rights.

         In order to be eligible to exercise the right to dissent, a Farmers & Merchants Bank Shareholder must:

         1. Give notice in writing to Farmers & Merchants Bank prior to the vote on the Merger Agreement that such Farmers & Merchants Bank Shareholder intends to demand payment for his or her shares of Farmers & Merchants Bank Common Stock if the Merger is consummated; and

         2. Not vote such shareholder's shares of Farmers & Merchants Bank Common Stock in favor of the Merger Agreement.

         If the Merger is approved at the Special Meeting, Farmers & Merchants Bank must deliver a written notice (the "Dissenters' Notice") to all Farmers & Merchants Bank Shareholders who satisfied the requirements referred to in the preceding paragraph. Farmers & Merchants Bank must deliver the Dissenters' Notice within ten days after the date on which the Merger is completed. This notice must:

         1. State where the payment demand ("Payment Demand") must be sent and where Farmers & Merchants Bank Common Stock certificates must be deposited;

         2. Inform holders of uncertificated shares of Farmers & Merchants Bank Common Stock to what extent transfer of the shares will be restricted after the Payment Demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to the news media or to Farmers & Merchants Bank Shareholders of the principal terms of the Merger, and requires that the Farmers & Merchants Bank Shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares of Farmers & Merchants Bank Common Stock before that date;

         4. Set a date by which First Farmers and Merchants Corporation must receive the Payment Demand, which date may not be fewer than one nor more than two months after the date the Dissenters' Notice is delivered; and

         5. Be accompanied by a copy of Chapter 23 of the Tennessee Corporation Act (if not previously provided).

         A shareholder who is sent a Dissenters' Notice must demand payment in accordance with the terms of the Dissenters' Notice and certify that he or she acquired beneficial ownership of the shares of Farmers & Merchants Bank Common Stock before the date required to be set forth in the Dissenters' Notice. The dissenting shareholder must, deposit his or her stock certificates representing shares of Farmers & Merchants Bank Common Stock in accordance with the terms of the Dissenters' Notice.

         A Farmers & Merchants Bank Shareholder who demands payment and deposits his or her stock certificates in accordance with the previous paragraph retains all other rights of a Farmers & Merchants Bank Shareholder until those rights are canceled or modified by the consummation of the Merger.

         A shareholder who does not demand payment or deposit his or her stock certificates where required, in each case by the date set forth in the Dissenters' Notice, is not entitled to payment for his or her shares of Farmers & Merchants Bank Common Stock.

         As soon as the Merger is effective, or upon receipt of a Payment Demand, First Farmers and Merchants Corporation must pay each dissenting Farmers and Merchants Shareholder who has complied with his or her obligations under
Section 48-23-204 of the Tennessee Corporation Act the amount First Farmers and Merchants Corporation estimates to be the fair value of such Farmers &

Merchants Bank Shareholder's shares of Farmers & Merchants Bank Common Stock, plus accrued interest. This payment must be accompanied by the following:

         1. Farmers & Merchants Bank's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

         2. A statement of First Farmers and Merchants Corporation's estimate of the fair value of the shares of Farmers & Merchants Bank Common Stock;

         3.       An explanation of how the interest was calculated;

         4. A statement of the dissenting shareholder's right to demand payment under Section 48-23-209 of the Tennessee Corporation Act; and

         5. A copy of Chapter 23 of the Tennessee Corporation Act (unless previously provided).

         Each dissenter who agrees to accept First Farmers and Merchants Corporation's offer of payment in full satisfaction of his or her demand must surrender to First Farmers and Merchants Corporation his or her certificate or certificates in accordance with the terms of the Dissenters' Notice. Upon receipt of the certificate or certificates, First Farmers and Merchants Corporation will pay the dissenter the fair value of his or her shares, plus accrued interest.

         First Farmers and Merchants Corporation may elect to withhold an offer of payment from a dissenter who was not the beneficial owner of the shares ("After-acquired Shares") of Farmers & Merchants Bank Common Stock before the date set forth in the Dissenters' Notice as the date of the first announcement to news media or to Farmers & Merchants Bank Shareholders of the principal terms of the Merger. To the extent First Farmers and Merchants Corporation does elect to withhold payment under those circumstances, First Farmers and Merchants Corporation must estimate, after consummation of the Merger, the fair value of the shares of Farmers & Merchants Bank Common Stock, plus accrued interest, and pay this amount to each dissenting Farmers & Merchants Bank Shareholder who agrees to accept it in full satisfaction of such shareholder's demand. First Farmers and Merchants must send with its offer:

         1. A statement of First Farmers and Merchants Corporation's estimate of the fair value of the shares of Farmers & Merchants Bank Common Stock;

         2.       An explanation of how the interest was calculated; and

         3. A statement of the dissenting Farmers & Merchants Bank Shareholder's right to demand payment pursuant to Section 48-23-209 of the Tennessee Corporation Act.

         A dissenting shareholder may notify First Farmers and Merchants in writing of such shareholder's own estimate of the fair value of his or her shares of Farmers & Merchants Bank Common Stock and the amount of interest due. The dissenting shareholder may demand payment of such estimate (less any payments previously made) or reject First Farmers and Merchants Corporation's offer and demand payment of the fair value of such shares and interest due, if:

         1. The dissenting shareholder believes that the amount offered to be paid by First Farmers and Merchants Corporation is less than the fair value of such shares or that the interest due is incorrectly calculated;

         2. First Farmers and Merchants Corporation fails to make an offer of payment within two months after the date set forth demanding payment; or

         3. First Farmers and Merchants Corporation, having failed to complete the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares of Farmers & Merchants Bank Common Stock within two months after the date set for demanding payment.

However, a dissenting shareholder waives the right to demand such payment unless the shareholder notifies First Farmers and Merchants Corporation of such demand in writing within one month after First Farmers and Merchants Corporation made or offered payment for the shareholder's shares of Farmers & Merchants Bank Common Stock.

         If First Farmers and Merchants Corporation does not take the proposed corporate action within two months after the date set for demanding payment of such dissenting shareholder's shares of Farmers & Merchants Bank Common Stock and depositing certificates representing those shares, First Farmers and Merchants Corporation must return the deposited certificates or release the transfer restrictions imposed on such shares of Farmers & Merchants Bank Common Stock. If First Farmers and Merchants Corporation, after releasing the transfer restrictions imposed upon the shareholder's shares of Farmers & Merchants Bank Common Stock, takes the proposed corporate action, a new Dissenters' Notice must be delivered to the shareholder and the Payment Demand procedure discussed above must be repeated.

         If a demand for payment under Section 48-23-209 of the Tennessee Corporation Act remains unsettled, First Farmers and Merchants Corporation must commence a proceeding within two months after receiving the Payment Demand and petition the court to determine the fair value of the shares of Farmers & Merchants Bank Common Stock and accrued interest. If First Farmers and Merchants Corporation does not commence this proceeding within this two month period, it must pay each dissenting Farmers & Merchants Bank Shareholder whose demand remains unsettled the amount demanded.

         First Farmers and Merchants Corporation must commence any such proceeding relating to Farmers & Merchants Bank Common Stock in the chancery court of Dickson County, Tennessee (the "Court"). First Farmers and Merchants Corporation must make all dissenting shareholders whose demands remain unsettled, parties to the proceeding and all parties must be served with a copy of the petition. The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. Dissenting shareholders are entitled to the same discovery rights as parties to other civil proceedings.

         Each dissenting Farmers & Merchants Bank Shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the Court finds the fair value of such shareholder's shares of Farmers & Merchants Bank Common Stock, plus accrued interest, to exceed the amount paid by First Farmers and Merchants Corporation, plus the fair value, plus accrued interest, of any After-acquired Shares for which payment was withheld.

         The Court, in an appraisal proceeding, must determine all costs of the proceeding, including the compensation and expense of appraisers appointed by the Court. The Court must assess these costs against First Farmers and Merchants Corporation, except that the Court may assess costs against all or some of the dissenting shareholders, in amounts the Court finds equitable, to the extent the Court finds the dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

         The Court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the Court finds equitable, as follows:

         1. Against First Farmers and Merchants Corporation and in favor of any and all dissenting shareholders if the court finds that First Farmers and Merchants Corporation did not substantially comply with the requirements of Sections 48-23-201 through 48-23-209 of the Tennessee Corporation Act, or

         2. Against either First Farmers and Merchants Corporation or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 23 of the Tennessee Corporation Act.

         If the Court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against First Farmers and Merchants Corporation, the Court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.










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
                                   THE MERGER


DESCRIPTION OF THE MERGER

         At the effective time of the Merger (the "Effective Time"), Farmers & Merchants Bank will merge into First Farmers and Merchants National Bank, the separate corporate existence of Farmers & Merchants Bank will cease and First Farmers and Merchants National Bank will be the surviving bank (the "Surviving Bank"). First Farmers and Merchants National Bank will continue to exist as a national banking association. Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Merger will become effective upon the filing of articles of merger (the "Articles of Merger") in the offices of the Commissioner of the Tennessee Department of Financial Institutions ("TDFI") and the Office of the Comptroller of the Currency ("OCC"). See "THE MERGER AGREEMENT -- Conditions to the Merger."

         The Merger will have the effects set forth in Section 215 of the National Bank Act and Sections 45-2-1301 et seq. of the Tennessee Banking Act.

         First Farmers and Merchants National Bank's articles of association and bylaws as in effect at the Effective Time will be those of the Surviving Bank.

         At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or shareholder, each share of Farmers & Merchants Bank Common Stock issued and outstanding immediately prior to the Effective Time will become and be converted into the right to receive 40 shares of common stock, $10.00 par value per share (the "First Farmers and Merchants Corporation Common Stock"), of First Farmers and Merchants Corporation. However, shares with respect to which appraisal or dissenters' rights have been properly demanded in accordance with Chapter 23 of the Tennessee Corporation Act ("Dissenting Shares"), or held by Farmers & Merchants Bank (other than shares held in a fiduciary capacity ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), will not be converted into First Farmers and Merchants Corporation Common Stock automatically at the Effective Time of the Merger. If, prior to the Effective Time, shares of First Farmers and Merchants Corporation Common Stock are changed into a different number or class of shares due to any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend is declared on the shares of Farmers & Merchants Bank Common Stock with a record date prior to the Effective Time, the exchange ratio will be adjusted accordingly.

         The market price of First Farmers and Merchants Corporation Common Stock may fluctuate between the date of this Prospectus/Proxy Statement and the date on which the Merger is completed, and thereafter, and may decrease. For further information concerning the historical market prices of First Farmers and Merchants Corporation Common Stock and Farmers & Merchants Bank Common Stock, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS." We can give you no assurance concerning the market price of First Farmers and Merchants Corporation Common Stock before or after the Effective Time.

         At the Effective Time, Farmers & Merchants Bank Shareholders, other than those who perfect dissenters' rights under the Tennessee Corporation Act (see "THE SPECIAL MEETING -- Dissenters' Rights"), will cease to be, and will have no rights as, Farmers & Merchants Bank Shareholders, other than to receive the consideration to be issued to them in the Merger (the "Merger Consideration"). After the Effective Time, there will be no transfers on the stock transfer books of Farmers & Merchants Bank of shares of Farmers & Merchants Bank Common Stock. If, after the Effective Time, stock certificates representing shares of Farmers & Merchants Bank Common Stock are presented for transfer to First Farmers and Merchants National Bank as exchange agent (the "Exchange Agent"), they will be canceled and exchanged for certificates representing shares of First Farmers and Merchants Corporation Common Stock as provided in the Merger Agreement.

         At the Effective Time, all shares of Farmers & Merchants Bank Common Stock held by Farmers & Merchants Bank, other than Trust Account Shares or DPC Shares, will be canceled and will cease to exist, and no First Farmers and Merchants Common Stock or other consideration will be delivered in exchange for such shares. Also at the Effective Time, all shares of First Farmers and Merchants Common Stock held by Farmers & Merchants Bank, other than Trust Account Shares or DPC Shares, will become treasury stock and all other shares of First Farmers and Merchants Corporation Common Stock outstanding as of the Effective Time will remain outstanding.

         Dissenting Shares will not be converted into the right to receive, or be exchangeable for, the Merger Consideration. Instead, the holders of Dissenting Shares will be entitled to payment of the appraised value of the Dissenting Shares in accordance with Chapter 23 of the Tennessee Corporation Act. However, if any holder of Dissenting Shares subsequently delivers a written withdrawal of their demand for appraisal, or if any holder fails to establish his or her entitlement to dissenters' rights under Chapter 23 of the Tennessee Corporation Act, the holder will forfeit the right to appraisal and his or her shares will be deemed to have been converted into the right to receive, and to have become exchangeable for, the Merger Consideration. See "THE SPECIAL MEETING -- Dissenters' Rights."

BACKGROUND OF THE MERGER

         Management of Farmers & Merchants Bank recognized that Farmers & Merchants Bank was at a crossroads in late 1997 and early 1998. Farmers & Merchants Bank had always been more than adequately capitalized and management was faced with the prospect of steadily increasing capital levels and potentially lower equity returns. Management and the Farmers & Merchants Bank Board did not consider branching or acquisitions outside of Dickson County, Tennessee as a viable alternative to leverage this excess capital. In addition, Farmers & Merchants Bank had continued to be contacted by other financial institutions as to its interest in being acquired. On October 8, 1998, the Chairman of the Board of Farmers & Merchants Bank met with the Chairman of the Board of First Farmers & Merchants Corporation and discussed the advisability of pursuing a transaction to best realize shareholder value. They discussed several factors, including the trend of industry consolidation, multiples being paid for independent community banks, liquidity for Farmers & Merchants Bank Shareholders and successor management issues. On October 13, 1998, the Chairman of the Board of Farmers & Merchants Bank began a series of discussions with the Farmers & Merchants Bank Board concerning the sale of Farmers & Merchants Bank. Baker, Donelson, Bearman and Caldwell, P.C. ("Baker Donelson") was retained to serve as special legal counsel for Farmers & Merchants Bank.

         The Farmers & Merchants Bank Board met on October 22, 1998 (with legal advisors present) to discuss the fiduciary duties of the directors, a range of values that could be expected if the bank were sold, and a form of merger agreement proposed by First Farmers and Merchants Corporation and negotiated by the Chairman of the Board of Farmers & Merchants Bank with the assistance of Baker Donelson. The Chairman of the Board of Farmers & Merchants Bank recommended that the Farmers & Merchants Bank Board accept First Farmers and Merchants Corporation's offer. The meeting was adjourned until October 27, 1998, to give the directors additional time to review the proposed merger agreement, at which time the Farmers & Merchants Bank Board unanimously agreed to accept the offer from First Farmers and Merchants Corporation and authorized Farmers & Merchants Bank management to execute the Merger Agreement. The Merger Agreement was signed by the parties on October 27, 1998. On December 15, 1998, the parties signed an amendment to the Merger Agreement, which amended certain provisions of the Merger Agreement relating to the accounting treatment of the Merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of First Farmers and Merchants Corporation believes that the market area of Farmers & Merchants Bank is compatible with First Farmers and Merchants National Bank's existing market areas. In addition, it perceives that economies of scale and cost savings available through combining administrative functions and increased competitiveness resulting from combined marketing efforts and budgets should enhance the operations and financial results of First Farmers and Merchants National Bank. In addition, the Board of Directors of First Farmers and Merchants Corporation believes that the Merger should strengthen the ability of Farmers & Merchants Bank (as a part of First Farmers and Merchants National Bank) to compete and be successful in its existing market since First Farmers and Merchants National Bank offers services that are not currently available to customers of Farmers & Merchants Bank and possesses technology that is not currently possessed by Farmers & Merchants Bank.

         In approving the Merger, the directors of Farmers & Merchants Bank considered a number of factors. Without assigning any relative or specific weights to the factors, the Farmers & Merchants Bank Board considered the following material factors:

         1. The information presented to the directors by the management of Farmers & Merchants Bank concerning the business, operations, earnings, asset quality and financial condition of Farmers & Merchants Bank, including the competitive and regulatory environment for financial institutions generally;

         2. The financial terms of the Merger, including the relationship of the Merger price to the market value, tangible book value and earnings per share of Farmers & Merchants Bank Common Stock;

         3. The nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Farmers & Merchants Bank Common Stock for First Farmers and Merchants Corporation Common Stock for federal income tax purposes (except with respect to cash received for Farmers & Merchants Bank Common Stock);

         4. That the Merger will enable Farmers & Merchants Bank Shareholders to exchange their shares of Farmers & Merchants Bank Common Stock for stock in a larger and more diversified entity, the stock of which is more widely held and more actively traded;

         5. The likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay; and

         6. The fact that a condition to the Merger was that a fairness opinion would be obtained from a third party financial advisor to the effect that the aggregate consideration provided for in the Merger Agreement is fair, from a financial point of view, to Farmers & Merchants Bank Shareholders.

         BASED ON A THOROUGH EVALUATION OF THESE FACTORS, THE FARMERS & MERCHANTS BANK BOARD BELIEVES THE MERGER IS IN THE BEST INTERESTS OF FARMERS & MERCHANTS BANK AND FARMERS & MERCHANTS BANK SHAREHOLDERS. THE FARMERS & MERCHANTS BANK BOARD UNANIMOUSLY RECOMMENDS THAT FARMERS & MERCHANTS BANK SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FAIRNESS OPINION

         Professional Bank Services, Inc. ("PBS") was engaged by Farmers & Merchants Bank to advise the Farmers & Merchants Bank Board as to the fairness of the consideration, from a financial perspective, to be paid by First Farmers and Merchants Corporation to the Farmers & Merchants Bank Shareholders as set forth in the Merger Agreement.

         PBS is a bank consulting firm with offices in Louisville, Chicago, Nashville and Washington, D.C. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other transactions. Neither PBS nor any of its affiliates has a material financial interest in Farmers & Merchants Bank or First Farmers and Merchants Corporation. PBS was selected to advise the Farmers & Merchants Bank Board based upon its familiarity with Tennessee financial institutions and knowledge of the banking industry as a whole.

         PBS performed certain analyses described herein and presented the range of values for Farmers & Merchants Bank resulting from such analyses to the Farmers & Merchants Bank Board in connection with its advice as to the fairness of the consideration to be paid by First Farmers and Merchants Corporation.

         A Fairness Opinion of PBS was delivered to the Farmers & Merchants Bank Board on November 27, 1998, at a meeting of the Farmers & Merchants Bank Board and has been updated as of the date of this Prospectus/Proxy Statement. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Appendix C to this Prospectus/Proxy Statement and should be read in its entirety.

         In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to Farmers & Merchants Bank and First Farmers and Merchants Corporation. PBS considered certain financial and stock market data of Farmers & Merchants Bank and First Farmers and Merchants Corporation, compared that data with similar data for certain other publicly-held bank holding companies and considered the financial terms of certain other comparable bank transactions in the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia (the "Regional Area") that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of Farmers & Merchants Bank or First Farmers and Merchants Corporation.

         As part of preparing this Fairness Opinion, PBS performed a due diligence review of First Farmers and Merchants Corporation on November 18, 1998. As part of the due diligence, PBS reviewed the following items: regulatory reports of examination of First Farmers and Merchants Corporation; December 31, 1996 and 1997 audited annual reports and any supplemental management letters issued by First Farmers and Merchants Corporation's independent external auditors; the September 30, 1998 Consolidated Reports of Condition and Income for First Farmers and Merchants National Bank; June 30, 1998 Quarterly Report on Form 10-Q filed with the SEC, the Bank Holding Company Performance Report for June 30, 1998; various asset quality related reports; the most recent allowance for loan and lease loss analysis reports for First Farmers and Merchants Corporation and First Farmers and Merchants National Bank; and independent internal audit reports. Discussions were also held with First Farmers and Merchants Corporation management.

         PBS reviewed and analyzed the historical performance of Farmers & Merchants Bank contained in: audited financial statements dated December 31, 1996 and 1997 of Farmers & Merchants Bank; September 30, 1998 Consolidated Reports of Condition and Income filed by Farmers & Merchants Bank with the FDIC; June 30, 1998 Uniform Bank Performance Report of Farmers & Merchants Bank; historical common stock trading activity of Farmers & Merchants Bank; and the premises and other fixed assets. PBS reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

         In connection with rendering the Fairness Opinion and preparing its written and oral presentation to the Farmers & Merchants Banks Board, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Farmers & Merchants Bank or First Farmers and Merchants Corporation. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

         Acquisition Comparison Analysis. In performing this analysis, PBS reviewed all bank acquisition transactions in the Regional Area since 1995. There were 337 bank acquisition transactions in the Regional Area announced since 1995 for which detailed financial information was available. The purpose of the analysis was to obtain an evaluation range based on these Regional Area bank acquisition transactions. Median multiples of earnings and book value implied by the comparable transactions were utilized in obtaining a range for the acquisition value of Farmers & Merchants Bank. In addition to reviewing recent Regional Area bank transactions, PBS performed separate comparable analyses for acquisitions of banks which, like Farmers & Merchants Bank, had an equity-to-asset ratio greater than 13.00%, had total assets less than $50.0 million, had a return on average equity ("ROAE") less than 10.00%, bank transactions effected in the state of Tennessee since January 1, 1995 and bank transactions effected in the Regional Area since January 1, 1997. In addition, median values for the 337 Regional Area acquisitions expressed as multiples of both book value and earnings were 2.21 and 20.18, respectively. The median multiples of book value and earnings for acquisitions of Regional Area banks which, like Farmers & Merchants Bank, had an equity-to-asset ratio greater than 13.00% were 1.71 and 20.16, respectively. For acquisitions of Regional Area banks with assets less than $50.0 million the median multiples were 1.75 and 17.97, respectively. For Regional Area acquisitions of banks with a ROAE less than 10.00%, the median multiples of book value and earnings were 1.77 and 26.42, respectively. The median multiples of book value and earnings for acquisitions of Tennessee banks since January 1, 1995 were 2.07 and 19.86, respectively. The median multiples of book value and earnings for acquisitions of Regional Area banks since January 1, 1997 were 2.75 and 22.08, respectively.

         In the proposed transaction, Farmers & Merchants Bank Shareholders will receive an aggregate of $5,520,000 or $1,840.00 per share of Common Stock based on the a First

Farmers and Merchants Corporation stock price of $46.00, as further defined in the Agreement. The $1,840.00 per Company common share represents a multiple of Farmers & Merchants Bank's September 30, 1998 book value and a multiple of Farmers & Merchants Bank's annualized September 30, 1998 net income of 1.61X and 17.47X, respectively.

         The market value of the proposed transaction's percentile ranking was prepared and analyzed with respect to the above Regional Area comparable transaction groups. Compared to all Regional Area bank transactions, the acquisition value ranked in the 15th percentile as a multiple of book value and in the 34th percentile as a multiple of earnings. Compared to Regional Area bank transactions where the acquired institution had an equity-to-asset ratio greater than 13.00%, the acquisition value ranked in the 37th percentile as a multiple of book value and the 31st percentile as a multiple of earnings. For Regional Area bank acquisitions where the acquired institution had less than $50.0 million in assets, the acquisition value ranked in the 35th percentile as a multiple of book value and the 49th percentile as a multiple of earnings. For Regional Area bank transactions where the acquired institution had a ROAE less than 10.00%, the acquisition value ranked in the 31st percentile as a multiple of book value and the 18th percentile as a multiple of earnings. For Tennessee bank transactions effected since January 1, 1995, the acquisition value ranked in the 8th percentile as a multiple of book value and in the 37th percentile as a multiple of earnings. For Regional Area bank transactions effected since January 1, 1997, the acquisition value ranked in the 8th percentile as a multiple of book value and in the 23rd percentile as a multiple of earnings.

         Adjusted Net Asset Value Analysis. PBS reviewed Farmers & Merchants Bank's balance sheet data to determine the amount of material adjustments required to the stockholders' equity of Farmers & Merchants Bank based on differences between the market value of Farmers & Merchants Bank's assets and their value reflected on Farmers & Merchants Bank's financial statements. PBS determined that one adjustment was warranted. PBS reflected a value of the non-interest bearing demand deposits of approximately $676,000. The aggregate adjusted net asset value of Farmers & Merchants Bank was determined to be $4,114,000 or $1,371.33 per share of Farmers & Merchants Common Stock.

         Discounted Earnings Analysis. A dividend discount analysis was performed by PBS pursuant to which a range of values of Farmers & Merchants Bank was determined by adding (i) the present value of estimated future dividend streams that Farmers & Merchants Bank could generate over a five-year period and (ii) the present value of the "terminal value" of Farmers & Merchants Bank's earnings at the end of the fifth year. The "terminal value" of Farmers & Merchants Bank's earnings at the end of the five-year period was determined by applying a multiple of 20.18 times the projected terminal year's earnings. The 20.18 multiple represents the median price paid as a multiple of earnings for all Regional Area bank transactions since 1995.

         Dividend streams and terminal values were discounted to present values using a discount rate of 12%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Farmers & Merchants Bank Common Stock. The aggregate value of Farmers & Merchants Bank, determined by adding the present value of the total cash flows, was $5,013,000 or $1,671.05 per share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual growth rate of 2.5%, and a return on assets of 1.55% throughout the analysis. Dividends were equal to 80.0% of income throughout the analysis. This long-term projection resulted in an aggregate value of $3,312,000 or $1,103.90 per share of Farmers & Merchants Common Stock.

         Specific Acquisition Analysis. PBS valued Farmers & Merchants Bank based on an acquisition analysis assuming a "break-even" earnings scenario to an acquiror as to price, current interest rates and amortization of the premium paid. Based on this analysis, an acquiring institution would pay in aggregate $5,051,000, or $1,683.67 per share, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 6.5% adjusted for taxes, amortization of the acquisition premium over 15 years and a projected December

31, 1998 earnings level of $316,000. This analysis was repeated assuming a potential acquiror would attain non-interest expense reductions of 10% in the transaction. Based on this analysis an acquiring institution would pay in aggregate $5,419,000 or $1,806.33 per share of Farmers & Merchants Common Stock.

         Pro Forma Merger Analysis. PBS compared the historical performance of Farmers & Merchants Bank to that of First Farmers and Merchants Corporation and other regional holding companies. This analysis included, among other things, a comparison of profitability, asset quality and capital measures. In addition, the contribution of Farmers & Merchants Bank and First Farmers and Merchants Corporation to the income statement and balance sheet of the pro forma combined company was analyzed.

         The effect of the affiliation on the historical and pro forma financial data of Farmers & Merchants Bank was prepared and analyzed. Farmers & Merchants Bank's historical financial data was compared to the pro forma combined historical and projected earnings, book value and dividends per share.

         The Fairness Opinion is directed only to the question of whether the consideration to be received by Farmers & Merchants Bank Shareholders under the Merger Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any shareholder to vote in favor of the Merger. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by Farmers & Merchants Bank.

         Based on the results of the various analyses described above, PBS concluded that the consideration to be received by Farmers & Merchants Bank Shareholders under the Merger Agreement is fair and equitable from a financial perspective to the shareholders of Farmers & Merchants Bank Shareholder.

         PBS will receive fees of approximately $16,000 for all services performed in connection with the sale of Farmers & Merchants Bank and the rendering of the Fairness Opinion. In addition, Farmers & Merchants Bank has agreed to indemnify PBS and its directors, officers and employees, from liability in connection with the transaction, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interest of Farmers & Merchants Bank.

REGULATORY APPROVAL

         Consummation of the Merger is conditioned on, among other things, the receipt of approvals by governmental authorities required in connection with the Merger ("Requisite Regulatory Approvals"), including approval by the OCC. The Board of Governors of the Federal Reserve System (the "Federal Reserve") has waived its notification filing requirements with respect to the Merger.

         As a national bank, First Farmers and Merchants National Bank must file an application with the OCC for approval of the Merger pursuant to provisions of the National Bank Act and rules under that act. The OCC may disapprove the application if it finds that the Merger tends to create or result in a monopoly, substantially lessen competition or would be in restraint of trade. First Farmers and Merchants National Bank filed such application with the OCC on November 13, 1998. Following approval of the application by the OCC, the United States Department of Justice would have 15 to 30 calendar days to submit any adverse comments with regard to the Merger relating to competitive factors. Such approval is expected to be obtained from the OCC on or about January 4, 1999, and the waiting period is expected to have expired by January 19, 1999.

         First Farmers and Merchants National Bank must also file a notice with the TDFI regarding the Merger. First Farmers and Merchants National Bank filed such notice on November 30, 1998.

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a purchase under generally accepted accounting principles ("GAAP"). Under the purchase method of accounting, the assets and liabilities of Farmers & Merchants Bank will be recorded on the consolidated financial statements of First Farmers and Merchants Corporation based upon their respective fair market values as of the date on which the Merger is completed. The amount by which the total Merger consideration exceeds the fair market value of Farmers & Merchants Bank's assets as of the date on which the Merger is completed will be recorded as "goodwill" on First Farmers and Merchants Corporation's consolidated financial statements. The unaudited pro forma financial information included in this Prospectus/Proxy Statement reflects the Merger using the purchase method of accounting. See "SUMMARY -- Comparative Unaudited Per Share Data" and "Selected Financial Data."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to Farmers & Merchants Bank Shareholders who hold Farmers & Merchants Bank Common Stock as a capital asset. The summary is based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law (such as non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Farmers & Merchants Bank Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Farmers & Merchants Bank Common Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. FARMERS & MERCHANTS BANK SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POTENTIAL CHANGES TO APPLICABLE TAX LAW.

         Farmers & Merchants Bank's obligation to consummate the Merger is conditioned upon the receipt of a legal opinion, to be dated the date on which the Merger is completed, to the effect that, for U.S. federal income tax purposes:

         1. The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;

         2. No gain or loss will be recognized by First Farmers and Merchants Corporation or Farmers & Merchants Bank as a result of the Merger;

         3. No gain or loss will be recognized by Farmers & Merchants Bank Shareholders who exchange all of their respective common stock solely for First Farmers and Merchants Corporation Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in First Farmers and Merchants Corporation Common Stock); and

         4. The aggregate tax basis of the First Farmers and Merchants Corporation Common Stock received by Farmers & Merchants Bank Shareholders who exchange all of their respective shares of Farmers & Merchants Bank Common Stock solely for First Farmers and Merchants Corporation Common Stock pursuant to the Merger will be the same as the aggregate tax basis of Farmers & Merchants Bank Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         This legal opinion to be delivered in connection with the Merger is not binding on the Internal Revenue Service (the "IRS") or the courts. The parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

         Generally, cash received by a Farmers & Merchants Bank Shareholder in lieu of a fractional share interest in First Farmers and Merchants Corporation Common Stock will be treated as received in redemption of such fractional share interest, and such Farmers & Merchants Bank Shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Farmers & Merchants Bank Common Stock treated as redeemed. Such gain or loss should be a long-term capital gain or loss if the holding period for shares of Farmers & Merchants Bank Common Stock is greater than one year at the Effective Time. Generally, in the case of individual shareholders, such capital gain will be taxed at a maximum rate of 20% (10%, if the gain would be taxed at 15% if it were treated as ordinary income) if such shareholder's holding period is more than one year. The holding period of a share of First Farmers and Merchants Corporation Common Stock received in the Merger (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in Farmers & Merchants Bank Common Stock surrendered in exchange for First Farmers and Merchants Corporation Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of management of Farmers & Merchants Bank and the Farmers & Merchants Bank Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders generally. Farmers & Merchants Bank Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Directors and executive officers of Farmers & Merchants Bank will be issued shares of First Farmers and Merchants Corporation Common Stock in the Merger on the same basis as other Farmers & Merchants Bank Shareholders. The following chart shows the number of shares of First Farmers and Merchants Corporation Common Stock that may be issued to directors and executive officers of Farmers & Merchants Bank in the Merger:

     Beneficial ownership of shares of Farmers &
     Merchants Bank Common Stock by executive officers
     and directors as of December 28, 1998.........................................               1,437

     Shares of First Farmers and Merchants Corporation
     Common Stock to be received at the Effective Time
     (based on such beneficial ownership)...........................................             57,480

COMPARISON OF RIGHTS OF SHAREHOLDERS

         At the Effective Time, Farmers & Merchants Bank Shareholders will automatically become First Farmers and Merchants Corporation shareholders (except for those shareholders who exercise Dissenters' Rights). First Farmers and Merchants Corporation is a Tennessee corporation governed by provisions of the Tennessee Corporation Act, the charter of First Farmers and Merchants Corporation (the "First Farmers and Merchants Corporation Charter") and the bylaws of First Farmers and Merchants Corporation (the "First Farmers and Merchants Corporation Bylaws"). Farmers & Merchants Bank is a Tennessee banking corporation governed by provisions of the Tennessee Banking Act and the Tennessee Corporation Act, the charter of Farmers & Merchants Bank (the "Farmers & Merchants Bank Charter") and the bylaws of Farmers & Merchants Bank (the "Farmers & Merchants Bank Bylaws"). See "COMPARISON OF RIGHTS OF SHAREHOLDERS."

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of First Farmers and Merchants Corporation Common Stock issuable to Farmers & Merchants Bank Shareholders upon consummation of the Merger have been registered under the Securities Act of 1933 (the "Securities Act"). Such securities may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of Farmers & Merchants Bank or First Farmers and Merchants Corporation, as that term is defined in the rules promulgated under the Securities Act.

         Shares of First Farmers and Merchants Corporation Common Stock received by those Farmers & Merchants Bank Shareholders who are deemed to be affiliates of Farmers & Merchants Bank at the time of the Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder.

         Farmers & Merchants Bank agreed in the Merger Agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 under the Securities Act) of Farmers & Merchants Bank to deliver to First Farmers and Merchants Corporation a written agreement intended to ensure compliance with the Securities Act.

                              THE MERGER AGREEMENT

         The following summary of certain terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is incorporated into this document by reference and, with the exception of certain exhibits and schedules thereto, is attached as Annex A to this Prospectus/Proxy Statement.

EXCHANGE OF CERTIFICATES

         At or prior to the Effective Time, First Farmers and Merchants Corporation will deposit, or will cause to be deposited, with the Exchange Agent, certificates representing the shares of First Farmers and Merchants Corporation Common Stock ("First Farmers and Merchants Corporation Certificates") and cash to be paid in lieu of fractional shares to which a holder of certificates formerly representing Farmers & Merchants Bank Common Stock ("Farmers & Merchants Bank Certificates") would otherwise be entitled based on the Merger exchange ratio of 40 (such cash and First Farmers and Merchants Corporation Certificates, together with any dividends or distributions with respect thereto, the "Exchange Fund").

         Within three business days after the date on which the Merger is completed (the "Effective Date"), the Exchange Agent will mail to each holder of record of a Farmers & Merchants Bank Certificate a letter of transmittal for use in exchanging such shareholder's Farmers & Merchants Bank Certificates for the Merger Consideration. Upon surrender of a Farmers & Merchants Bank Certificate for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of a Farmers & Merchants Bank Certificate will be entitled to receive in exchange for such Farmers & Merchants Bank Certificate a First Farmers and Merchants Corporation Certificate representing the number of whole shares of First Farmers and Merchants Corporation Common Stock to which such holder has become entitled pursuant to the Merger Agreement. The holder of the Farmers & Merchants Bank Certificate may also receive a check in the amount of cash in lieu of fractional shares, if any, of First Farmers and Merchants Corporation Common Stock to which such holder has become entitled pursuant to the Merger Agreement. Farmers & Merchants Bank Certificates so surrendered will immediately be canceled. No interest will be paid or accrued on any cash to be paid upon such surrender, whether in lieu of fractional shares of First Farmers and Merchants Corporation Common Stock or with respect to unpaid dividends or distributions thereon.

         FARMERS & MERCHANTS BANK SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

         First Farmers and Merchants Corporation will not issue any fractional shares of First Farmers and Merchants Corporation Common Stock, or First Farmers and Merchants Corporation Certificates or scrip representing such fractional shares, in the Merger. Also, no dividend or distribution will be payable on or with respect thereto, nor will any such fractional share entitle the holder thereof to vote or to any other rights of a First Farmers and Merchants Corporation Shareholder. Instead, First Farmers and Merchants Corporation will pay to each Farmers & Merchants Bank Shareholder who would otherwise be entitled to a fractional share of First Farmers and Merchants Corporation Common Stock (after taking into account all Farmers & Merchants Bank Certificates delivered by such shareholder) an amount in cash to be paid in lieu of fractional shares (without interest) determined by multiplying such fraction by $46.00.

         Any part of the Exchange Fund that remains unclaimed by Farmers & Merchants Bank Shareholders for 12 months after the Effective Time will be paid to First Farmers and Merchants Corporation. After such time Farmers & Merchants Bank Shareholders may look only to First Farmers and Merchants Corporation for payment of the Merger Consideration and unpaid dividends and distributions, if any, on Farmers & Merchants Bank Common Stock deliverable in respect of each share of Farmers & Merchants Bank Common Stock held by such shareholder, in each case, without interest thereon. None of Farmers & Merchants Bank, First Farmers and Merchants Corporation or the Exchange Agent, or any other person, will be liable to any former Farmers & Merchants Bank Shareholder for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         If any Farmers & Merchants Bank Certificate is lost, stolen or destroyed, First Farmers and Merchants Corporation can require, at its discretion, the making of an affidavit of that fact by the person claiming the same and/or the posting of a bond by such person in an amount that First Farmers and Merchants Corporation or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Farmers & Merchants Bank Certificate. Upon making such affidavit and/or posting such bond, the Exchange Agent will issue in exchange for such Farmers & Merchants Bank Certificate the shares of First Farmers and Merchants Corporation Common Stock and cash in lieu of fractional shares deliverable in respect thereof.

         No dividends or other distributions with respect to First Farmers and Merchants Corporation Common Stock declared after the Effective Time and payable to First Farmers and Merchants Corporation Shareholders of record will be paid to the holder of any unsurrendered Farmers & Merchants Bank Certificate until the holder thereof surrenders such Farmers & Merchants Bank Certificate in accordance with the Merger Agreement. After the proper surrender of a Farmers & Merchants Bank Certificate, the record holder of the certificate will be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to shares of First Farmers and Merchants Corporation Common Stock represented by such Farmers & Merchants Bank Certificate upon completion of the Merger.

CONDITIONS TO THE MERGER

         The obligations of Farmers & Merchants Bank and First Farmers and Merchants Corporation to complete the Merger are subject to the satisfaction (or waiver, where legally allowed), at or prior to the Effective Time, of a number of conditions, which are set forth in the Merger Agreement. These conditions include:

         1. Approval of the Merger Agreement by Farmers & Merchants Bank Shareholders;

         2.       Receipt of the Requisite Regulatory Approvals;

         3. The absence of any legal prohibition to completion of the Merger;

         4. The accuracy of the parties' representations and performance of the parties' obligations under the Merger Agreement; and

         5. Satisfactory completion of each party's due diligence review of the other party to the Merger Agreement.

         In addition, the obligation of Farmers & Merchants Bank to consummate the Merger is conditioned upon receipt of a legal opinion to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that, accordingly, for federal income tax purposes:

         1. No gain or loss will be recognized by First Farmers and Merchants Corporation or Farmers & Merchants Bank as a result of the Merger;

         2. No gain or loss will be recognized by Farmers & Merchants Bank Shareholders who exchange all of their respective shares of Farmers & Merchants Bank Common Stock solely for First Farmers and Merchants Corporation Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in First Farmers and Merchants Corporation Common Stock); and

         3. The aggregate tax basis of the First Farmers and Merchants Corporation Common Stock received by Farmers & Merchants Bank Shareholders who exchange all of their respective shares of Farmers & Merchants Bank Common Stock solely for First Farmers and Merchants Corporation Common Stock pursuant to the Merger will be the same as the aggregate tax basis of Farmers & Merchants Bank Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         Further, the obligation of Farmers & Merchants Bank to complete the Merger is conditioned upon receipt by Farmers & Merchants Bank of an opinion from its financial advisor to the effect that as of the date of the opinion and based upon and subject to the matters set forth in the opinion, the exchange ratio in the Merger is fair to Farmers & Merchants Bank Shareholders from a financial point of view. See "THE MERGER -- Fairness Opinion."

         The parties cannot guarantee that the Requisite Regulatory Approvals will be obtained or that all of the other conditions precedent to the Merger will be satisfied or, where legally permitted, waived by the party permitted to do so.

TERMINATION OF THE MERGER AGREEMENT

         The Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by Farmers & Merchants Bank Shareholders, as set forth in the Merger Agreement, including by mutual consent of First Farmers and Merchants Corporation and Farmers & Merchants Bank. In addition, the Merger Agreement may be terminated by either party if:

         1. A governmental entity issues a final order prohibiting the Merger or (subject to a 60 day waiting period) rejects an application for a Requisite Regulatory Approval;

         2.       The Merger is not consummated on or before April 30, 1999;

         3.       Farmers & Merchants Bank Shareholders fail to approve the
                  Merger; or

         4. The other party materially breaches its representations or covenants set forth in the Merger Agreement and fails to cure that breach within the prescribed time limit.

         In addition, First Farmers and Merchants Corporation may terminate the Merger Agreement if the Farmers & Merchants Bank Board has withdrawn, modified or changed in a manner adverse to First Farmers and Merchants Corporation its approval of the Merger, or its recommendation to Farmers & Merchants Bank Shareholders that such shareholders approve the Merger Agreement and the Merger.

         In the event of termination of the Merger Agreement pursuant to its terms, the Merger Agreement will become void and have no effect, except with respect to the parties' obligations regarding confidential information and expenses as set forth in the Merger Agreement. Termination also will not relieve or release a breaching party from liability or damages for its willful breach of the Merger Agreement.

CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

         In the Merger Agreement, each of the parties agreed that, prior to the Effective Time and except as expressly contemplated or permitted by the Merger Agreement or with the prior written consent of the other party, such party and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice. Each of the parties also agreed to refrain from engaging in, or permitting its subsidiaries to engage in, certain activities which are described in the Merger Agreement.

         Farmers & Merchants Bank agreed to refrain from:

         1. Declaring or paying any dividends on, or making other distributions in respect of any of its capital stock during any period (except that Farmers & Merchants Bank may declare and pay normal quarterly dividends for the third and fourth quarter of 1998 in an amount not to exceed $14.00 per share of Farmers & Merchants Bank Common Stock);

         2.       Issuing or acquiring its capital stock;

         3. Issuing any options or other securities convertible into or exchangeable for its capital stock;

         4.       Amending its charter or bylaws;

         5.       Making any capital expenditure in excess of $25,000;

         6.       Engaging in a material acquisition of another business;

         7. Adopting or amending any employee benefit plan or compensation arrangement;

         8. Incurring any indebtedness other than in the ordinary course of business consistent with past practice;

         9. Disposing of any material assets other than in the ordinary course of business consistent with past practice; or

         10. Entering into, renewing, amending or terminating any material contract.

         In addition, Farmers & Merchants Bank agreed that, prior to the Effective Time, it will not authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate, facilitate, encourage or participate in any inquiries, proposals, discussions or negotiations relating to a tender or exchange offer, merger, consolidation or other business combination involving Farmers & Merchants Bank or the acquisition of a substantial portion of its capital stock or assets (a "Takeover Proposal"). Farmers & Merchants Bank agreed to immediately cease and terminate any existing activities, discussions or negotiations previously conducted with any parties other than First Farmers and Merchants Corporation with respect to any Takeover Proposal, and to notify First Farmers and Merchants Corporation immediately if it receives any Takeover Proposal, inquiry or request for information. Farmers & Merchants Bank also agreed to promptly inform First Farmers and Merchants Corporation in writing of all of the relevant details with respect to any Takeover Proposal or request for information, including the material terms and conditions and the identity of the person or group making such request or proposal. Additionally, Farmers & Merchants Bank agreed to keep First Farmers and Merchants Corporation fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

         Farmers & Merchants Bank further agreed that it would not provide third parties with any nonpublic information relating to any such Takeover Proposal. It may, however, communicate information about any such Takeover Proposal to its shareholders without a favorable recommendation if, in the judgment of the Farmers & Merchants Bank Board, such communication is required under applicable law. In addition, Farmers & Merchants Bank may, and may authorize and permit its officers, directors, employees or agents to, provide or cause to be provided such information and participate in such discussions or negotiations if the Farmers & Merchants Bank Board has determined that the failure to do so could cause the members of the Farmers & Merchants Bank Board to breach their fiduciary duties under applicable laws.

         The Merger Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time, including, among other things, those requiring each party:

         1. To apply for and obtain all consents and approvals required to consummate the Merger;

         2. Except for privileged or confidential information, to afford to the other party and its representatives access during normal business hours to all of such party's information concerning its business, properties and personnel as such other party may reasonably request; and

         3. To take all actions required to comply with any legal requirements to consummate the Merger.

         Farmers & Merchants Bank also agreed to call and hold a special shareholders meeting and, through the Farmers & Merchants Bank Board, to recommend for approval to its shareholders the Merger Agreement and the Merger.

         First Farmers and Merchants Corporation also agreed that employees of Farmers & Merchants Bank will be eligible to participate in First Farmers and Merchants Corporation's employee benefit plans in a manner comparable to that of similarly situated employees of First Farmers and Merchants National Bank with respect to the employee benefit plans, prior service with Farmers & Merchants Bank will be treated as service with First Farmers and Merchants Corporation for purposes of vacation entitlement, satisfying waiting periods, evidence of insurability requirements or application of pre-existing condition limitations (but not for profit-sharing benefits), except to the extent that such treatment would result in a duplication or increase in benefits.

         In addition, First Farmers and Merchants Corporation agreed to provide indemnification to the officers, directors and employees of Farmers & Merchants Bank to the full extent permitted by law from and after the Effective Time and to provide, for a period of three years after the Effective Time, directors' and officers' liability insurance for the directors and officers of Farmers & Merchants Bank to the maximum extent available at an annual premium not to exceed 120% of the amount expended by Farmers & Merchants Bank as of the date of the Merger Agreement.

AMENDMENT OF THE MERGER AGREEMENT; WAIVER; EXPENSES

         Subject to compliance with applicable law, the Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by Farmers & Merchants Bank Shareholders. However, after any approval of the Merger Agreement by Farmers & Merchants Bank Shareholders, there may not be, without further approval of such shareholders, any amendment of the Merger Agreement which reduces the amount or changes the form of the Merger Consideration. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of First Farmers and Merchants Corporation and Farmers & Merchants Bank.

         Prior to the Effective Time, First Farmers and Merchants Corporation and Farmers & Merchants Bank may extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement, waive any inaccuracies in the representations or warranties of the other party contained in the Merger Agreement or waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement.

         Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the Merger.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

         FARMERS & MERCHANTS BANK

         There is no established trading market for shares of Farmers & Merchants Bank Common Stock, which is not listed or quoted on any securities exchange or the Nasdaq Stock Market. First Farmers & Merchants Bank Common Stock is inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of Farmers & Merchants Bank Common Stock have been bought and sold. As of December 28, 1998, Farmers & Merchants Bank Common Stock was held of record by approximately 44 persons.

         FIRST FARMERS AND MERCHANTS CORPORATION

         There is no established trading market for shares of First Farmers and Merchants Corporation Common Stock, which is not listed or quoted on any securities exchange or the Nasdaq Stock Market. First Farmers and Merchants Corporation Common Stock is inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of First Farmers and Merchants Corporation Common Stock have been bought and sold. As of December 28, 1998, First Farmers and Merchants Corporation Common Stock was held of record by approximately 1,729 persons.

         Management of First Farmers and Merchants Corporation has reviewed the limited information provided to First Farmers and Merchants National Bank in its capacity as transfer agent for certain actual purchases and sales of First Farmers and Merchants Common Stock with respect to the ranges at which shares of First Farmers and Merchants Corporation Common Stock have been sold. The following data regarding shares of First Farmers and Merchants Corporation Common Stock is provided for informational purposes only and should not be viewed as necessarily indicative of the actual market value of shares of First Farmers and Merchants Corporation Common Stock.

                                                                            Estimated Price Range Per Share (1)
                                                                            -----------------------------------
                                                                                   High                   Low
                                                                            ------------------        ---------
1998
     First Quarter............................................                   $40.00                  $39.00
     Second Quarter...........................................                    45.00                   40.00
     Third Quarter............................................                    46.00                   45.00
     Fourth Quarter  (through December 28, 1998)..............                    46.00                   46.00

1997
     First Quarter............................................                   $33.50                  $32.50
     Second Quarter...........................................                    34.50                   34.50
     Third Quarter............................................                    36.00                   35.00
     Fourth Quarter...........................................                    39.00                   36.00

1996
     First Quarter............................................                   $28.00                  $28.00
     Second Quarter...........................................                    29.00                   28.00
     Third Quarter............................................                    31.50                   30.00
     Fourth Quarter...........................................                    32.50                   31.50

----------------
         (1) Adjusted to reflect a stock split in the form of a 100% stock dividend effective as of April 21, 1998.

DIVIDENDS

         The following table sets forth cash dividends declared per share of First Farmers and Merchants Corporation Common Stock and Farmers & Merchants Common Stock for the periods indicated. The ability of either of these companies to pay dividends to its respective shareholders is subject to certain restrictions.

         FIRST FARMERS AND MERCHANTS CORPORATION

                                                                                      DIVIDENDS
                                                                                    PER SHARE(1)
                                                                                    ------------
         1998
                    First Quarter............................................           --
                    Second Quarter...........................................           $0.31
                    Third Quarter............................................           --
                    Fourth Quarter (through December 28, 1998)...............            1.00

         1997
                    First Quarter............................................           --
                    Second Quarter...........................................           $0.265
                    Third Quarter............................................           --
                    Fourth Quarter...........................................            0.28

         1996
                    First Quarter............................................           --
                    Second Quarter...........................................           $0.235
                    Third Quarter............................................           --
                    Fourth Quarter...........................................            0.255

         ---------
         (1) Adjusted to reflect a stock split in the form of a 100% stock dividend effective as of April 21, 1998.

         FARMERS & MERCHANTS BANK

                                                                                    DIVIDENDS
                                                                                    PER SHARE
                                                                                    ---------
         1998
                    First Quarter............................................          $14.00
                    Second Quarter...........................................           14.00
                    Third Quarter ...........................................           14.00
                    Fourth Quarter (through December 28, 1998)...............           14.00

         1997
                    First Quarter............................................          $12.00
                    Second Quarter...........................................           12.00
                    Third Quarter............................................           12.00
                    Fourth Quarter...........................................           12.00

         1996
                    First Quarter............................................          $10.00
                    Second Quarter...........................................           10.00
                    Third Quarter............................................           10.00
                    Fourth Quarter...........................................           10.00

           INFORMATION ABOUT FIRST FARMERS AND MERCHANTS CORPORATION

GENERAL

         First Farmers and Merchants Corporation was incorporated in 1982 as a Tennessee corporation, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. First Farmers and Merchants Corporation is the sole shareholder of First Farmers and Merchants National Bank. At September 30, 1998, First Farmers and Merchants Corporation and its subsidiary had consolidated assets of about $563.7 million, deposits of about $492.7 million and shareholders equity of about $65.1 million.

         First Farmers and Merchants National Bank is a national banking association which was organized in 1954 as a successor to a state bank organized in 1909. First Farmers and Merchants National Bank conducts a full-service commercial banking business at its principal office at 816 South Garden Street, Columbia, Tennessee and at 15 branch locations in Maury, Hickman, Lawrence and Marshall Counties in southern middle Tennessee. Of these branch locations, five are located in Columbia, Tennessee, two are located in Lawrenceburg, Tennessee, two are located in Lewisburg, Tennessee, and one is located in each of Centerville, Chapel Hill, Leoma, Loretto, Mt. Pleasant and Spring Hill, Tennessee. First Farmers and Merchants National Bank also provides automatic teller machine (or ATM) services in the Northfield Complex at the Saturn Corporation location near Spring Hill, Tennessee, and at the Tennessee Farm Bureau, Columbia State Community College and Maury Regional Hospital locations in Columbia, Tennessee.

         The community service area of First Farmers and Merchants National Bank is comprised of Maury, Lawrence, Marshall, Hickman and adjacent counties in southern middle Tennessee. Commercial banking in the service area served by First Farmers and Merchants National Bank is highly competitive. Although First Farmers and Merchants National Bank is ranked as the largest bank in its service area in terms of total deposits within the service area, it faces substantial competition from 14 other banks, two savings and loan associations and several credit unions located in its service area.

         For additional information about First Farmers and Merchants Corporation, you should review its 1997 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the three months ended September 30, 1998, which are included with this Prospectus/Proxy Statement. In addition, you should review the reports, proxy statements and other documents that First Farmers and Merchants Corporation has filed with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION."

DESCRIPTION OF CAPITAL STOCK

        First Farmers and Merchants Corporation is authorized to issue 8,000,000 shares of First Farmers and Merchants Corporation Common Stock, $10.00 par value per share. The holders of First Farmers and Merchants Corporation Common Stock are entitled to one vote per share on all matters to be voted on by shareholders and are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors then standing for election by the holders of First Farmers and Merchants Corporation Common Stock. The holders of First Farmers and Merchants Corporation Common Stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The holders of First Farmers and Merchants Corporation Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of First Farmers and Merchants Corporation. First Farmers and Merchants Corporation's Charter gives holders of First Farmers and Merchants Corporation Common Stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All outstanding shares of First Farmers and Merchants Corporation Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and nonassessable. For additional information about First Farmers and Merchants Corporation Common Stock, see the section of this document captioned "COMPARISON OF RIGHTS OF SHAREHOLDERS."

                            FARMERS & MERCHANTS BANK
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations for Farmers & Merchants Bank should be read in conjunction with the information and tables which follow, and the financial statements for Farmers & Merchants Bank that are included in this Prospectus/Proxy Statement.

SUMMARY

         Farmers & Merchants Bank's net income for 1997 was $309,185 a 9% decrease from Farmers & Merchants Bank's net income of $340,223 in 1996. Net income for 1996 was $340,223 or 15% higher than the 1995 net income of $297,097 in 1996. Net income per share of Farmers & Merchants Bank Common Stock for 1997, 1996 and 1995 was $103.00, $113.33 and $99.00 respectively. Pretax income for 1997 decreased $43,444 or 10% from 1996 and increased $62,935 or 16% from 1995 to 1996.

         The decrease in net income from 1996 to 1997 was primarily due to a decrease in noninterest income. The increase in net income from 1995 to 1996 was attributable to an increase in noninterest income.

         The nine months ended September 30, 1998 reflected net income of $236,784, 2% less than the $243,046 earned for the nine months ended September 30, 1997. Net income for the quarter ended September 30, 1998 was $87,000 or 10% increase as compared to $79,000 for the quarter ended September 30, 1997. Net income per share for the nine-month ended September 30, 1998 was $79.00 as compared to $81.00 for the nine months ended September 30, 1997. Net income for the quarter ended September 30, 1998 was $29.00 as compared to $26.33 for the quarter ended September 30, 1997.

FINANCIAL CONDITION

         Earning Assets. Farmers & Merchants Bank's average earning assets in 1997 decreased $564,000 or 3% under 1996 primarily due to a decrease in taxable investments. Average earning assets in 1996 increased by $1,015,000 or 6% over 1995 due primarily to an increase in taxable investments.

         Loan Portfolio. Farmers & Merchants Bank's average loans for 1997 were $5,522,000, an increase of 13% over $4,887,000 in average loans for 1996. Loan growth for 1997 was primarily funded by $355,000 decrease in investments securities. The increase in ending balance form 1996 to 1997 and 1995 to 1996 was consistent with the increase in average funds available.

         Investment Portfolio. Farmers & Merchants Bank's investment securities portfolio decreased by 7% or $884,000 from 1996 to 1997. The 1996 investment securities portfolio increased by $311,000 from 1995, an increase of 2%.

         Farmers & Merchants Bank maintains an investment strategy of seeking portfolio yields within acceptable risk levels, as well as providing liquidity. Farmers & Merchants Bank maintains one classification of investment securities:
"Available for Sale". "Available for Sale" securities are carried at fair market value. At year-end 1997, unrealized gains in the "Available for Sale" portfolio amounted to $118,341, net of tax effect. At the end of 1996 the unrealized gains in the "Available for Sale" portfolio amounted to $59,206.

         Deposits. Farmers & Merchants Bank's average deposits decreased $878,000 or 5% from 1996 to 1997. Average deposits increased $1,064,000 or 7% from 1995 to 1996. The largest reduction during 1997 was in interest-bearing deposits that decreased $1,153,000 or 8%. From 1996 to 1997, interest-bearing transaction deposits decreased $642,000 or 16%, savings deposits decreased $423,000 or 10% and time deposits decreased $88,000. From 1995 to 1996, interest-bearing transaction deposits increased $859,000 or 28%, savings deposits decreased $36,000 or 1% and time deposits decreased $228,000 or 3%.

         Capital Resources, Capital and Dividends. Historically, internal growth has financed the capital needs of Farmers & Merchants Bank. At September 30, 1998, Farmers & Merchants Bank had a ratio of average Tier 1 capital to average assets of 15.84%. At December 31, 1997, Farmers & Merchants Bank had a ratio of average Tier 1 capital to average assets of 15.76%. This compares to a ratio of average Tier 1 capital to average assets of 14.53% at December 31, 1996, and 14.11% at December 31, 1995.

         Cash dividends of $126,000 were declared for the nine months ended September 30, 1998. Cash dividends declared in 1997 were $144,000 or 20% more than those paid in 1996. The dividend to net income ratio was 45% for 1997. Farmers & Merchants Bank plans to maintain or increase the payment ratio while continuing to maintain a capital to asset ratio reflecting financial strength and adherence to regulatory guidelines.

         As of September 30, 1998, Farmers & Merchants Bank's ratios of Tier 1 capital to risk-weighted assets and total capital to risk-weighted assets were 46.06% and 47.34%. As of December 31, 1997.Farmers & Merchants Bank ratios of Tier 1 capital to risk-weighted assets and total capital to risk-weighted assets were 46.96% and 48.24% respectively at December 31, 1996, the comparable ratios were 49.14% and 50.43% respectively.

BALANCE SHEET MANAGEMENT

         Liquidity Management. Liquidity is the ability of a company to convert assets into cash without significant loss and to raise funds by increasing liabilities. Liquidity management involves the ability to meet day-to-day cash flow requirements of customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

         The primary function of asset/liability management is not only to assure adequate liquidity in order for Farmers & Merchants Bank to meet the needs of its customer base, but to maintain an appropriate balance between interest sensitive assets and interest-sensitive liabilities so that Farmers & Merchants Bank can profitably deploy its assets. Both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

         The asset portion of the balance sheet provides liquidity primarily through loan repayments and maturities of investment securities. Additional sources of liquidity are the investments in federal funds sold and prepayments from the mortgage backed securities from the investment portfolio.

         The liability portion of the balance sheet provides liquidity through various interest-bearing and noninterest-bearing deposit accounts. At December 31, 1997, Farmers & Merchants Bank had $300,000 of federal funds available and a line of credit from a commercial bank, of which approximately $1,000,000 was available and unused.

RESULTS OF OPERATIONS

         Net Interest Income. Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

         Net interest income decreased by $3,000 or 1% for quarter ended September 30, 1998 as compared to the quarter ended September 30, 1997. Net interest income increased by $243,000 or 32% for the nine months ended September 30, 1998 as compared to the nine month ended September 30, 1997. The decrease for the nine months ended September 30, 1998, is primarily to increase of $265,000 in the interest-bearing deposits.

         Farmers & Merchants Bank's net interest income for 1997 increased $17,000 or 2% over 1996 and $56,000 or 6% in 1996 over 1995. The increase in the net interest income from 1996 to 1997 is primarily due to increases in loan volumes. The increase in the net interest income from 1995 to 1996 was attributable to increase in loan volumes.

         Interest income increased $13,000 or 1% in 1997 from 1996, and increased $62,000 or 4% in 1996 from 1995. Interest income produced by the loan portfolio increased $41,000 or 7% in 1997 from 1996, and increased $23,000 or 4% in 1996 from 1995. Interest income on investment securities decreased $19,000 or 2% from 1996 to 1997, and increased $42,000 or 5% from 1995 to 1996.
The decrease in investment income from 1996 to 1997 is due to a decrease in yields from the portfolio.

         Total interest expense increased $6,000 or 4% for the quarter ended September 30, 1998 as compared to the quarter ended September 30, 1997. Total interest expense increased $28,000 or 51% for the nine months ended September 30, 1998, as compared to September 30, 1997.

         Total interest expense decreased by $4,000 or 0.7% in 1997 from 1996, and increased $6,000 or 1% in 1996 from 1995. The interest expense decrease from 1996 to 1997 is primarily due to a decrease in interest bearing deposits, as well as a decrease in the level of interest rates.

         The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin increased seven basis points in 1997 to 5.00%. The net cost of funds, defined as interest expense divided by average-earning assets, decreased three basis points from 2.98% in 1996 to 2.95% in 1997. The yield on earning assets increased three basis points to 7.97% in 1997 from 7.91% in 1996.

         The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing funds and gives a direct perspective on the effect of market interest rate movements. During recent years, the net interest margins and interests rate spreads have been under intense pressure to maintain historical levels, due in part to tax laws that discouraged investment in tax-exempt securities and intense competition for funds with non-bank institutions. As a result of higher market interest rates during 1997, the interest rate spread increased seven basis points form 1996 to 1997 and an interest rate spread increase of seven basis points from 1995 to 1996.

         Allowance for Loan Losses. Farmers & Merchants Bank's lending officers are responsible for the ongoing review and administration of each loan. They make the initial identification of loans, which present some difficulty in collection or where there is an indication that the probability of loss exists. Lending officers are responsible for the collection effort on a delinquent loan. Farmers & Merchants Bank's senior management is informed of the status of delinquent and problem loans on a monthly basis.

         Farmers & Merchants Bank's senior management makes recommendations monthly to the Farmers & Merchants Bank's Board as to charge-offs. Senior management reviews the allowance for possible loan losses on a quarterly basis. Farmers & Merchants Bank's policy is to discontinue interest accrual when payment of principal and interest is 90 days or more in arrears.

         The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. In assessing the adequacy of the allowance, management reviews the size, quality and risk of loans in the portfolio. Management also considers such factors as loan loss experience, the amount of past due and nonperforming loans, specific known risk, the status and amount of nonperforming assets, underlying collateral values securing loans, current and anticipated economic conditions and other factors which affect the allowance for potential credit losses.

         While it is Farmers & Merchants Bank's policy to charge off in the current period the loans in which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

         Management of Farmers & Merchants Bank believes that the $239,005 for September 30, 1998, and $240,076 for December 31, 1997, in the allowance for loan losses was adequate to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio, and require greater provisions for possible loan losses in the future.

         Nonperforming Assets. Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. Farmers & Merchants Bank's policy is to place a loan on nonaccrual status when it is contractually past due 90 days of more as to payment of principal and interest. At the time a loan is placed on nonaccrual status, interest previously accrued by not collected is reversed and charged against current earnings. Recognition of any interest after a loan has been placed on nonaccrual is accounted for on a cash basis.

         Farmers & Merchants Bank had nonperforming assets at September 30, 1998 of $134,975 and $142,870 as of December 31, 1997.

         Noninterest Income. Noninterest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of investment portfolio securities are included in noninterest income. Noninterest income increased $7,000 or 20% for the quarter ended September 30, 1998, as compared to the quarter ended September 30, 1997. Noninterest income increased $5,000 or 5% for the nine months ended September 30, 1998, as compared to the nine months ended September 30, 1997. Total noninterest income decreased $48,000 or 23% in 1997 compared to 1996. Noninterest income for 1996 showed a decrease of $8,000 or 4.0% from 1995.

         Noninterest Expenses. Noninterest expense increased $1,000 for the quarter ended September 30, 1998, as compared to the quarter ended September 30, 1997. Noninterest expense increased $18,000 or 4% for the nine months ended September 30, 1998, as compared to the nine months ended September 30, 1997. Noninterest expense for 1997 increased $12,000 or 2% from 1996 and decreased $18,000 or 3% in 1996 from 1995 and decreased $52,000 or 7.7% in 1995 from
1994. Salaries and employee benefits in 1997 decreased $10,000 or 3% from 1996 to a total of $351,000 at year-end 1997. Salaries and employee benefits in 1996 increased $6,000 or 2% from 1995. The decrease in 1997 was the result of improved efficiencies and technologies in the operations of the bank.

         Net Income. Net income was $8,000 or 10% higher for the quarter ended September 30, 1998 as compared to the quarter ended September 30, 1997. Net income was $6,000 or 3% lower for the nine months ended September 30, 1998, as compared to the nine months ended September 30, 1997.

EFFECTS OF INFLATION AND CHANGING PRICES

         Inflation generally increases the cost of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. At the beginning of 1996, the Federal reserve decreased interest rates 75 basis points in an effort to enhance growth in the economy through monetary policy. The prime rate remained unchanged through 1996. Until March of 1997, the prime rate was 8.25%, but at that time it increase to 8.50%. The Federal Reserve recently decreased interest rates, and the prime rate recently decreased to 7.75%. In addition, inflation affects financial institutions' cost of goods and services purchased, the cost of salaries and benefits, occupancy expense and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings and stockholders' equity.

NET INTEREST INCOME

         The following table sets forth weighted yields earned by Farmers & Merchants Bank on its earning assets and the weighted average rates paid on its deposits and other interest-bearing liabilities for the years indicated and certain other information:

                                                              1997                                  1996
                                               ---------------------------------      ---------------------------------
(Fully taxable equivalent)                                   Interest    Average                   Interest     Average
                                               Average       Income/     Yields/      Average      Income/      Yields/
                                               Balance       Expense      Rates       Balance      Expense       Rates
                                               -------       -------      -----       -------      -------       -----
ASSETS:                                                                  (Dollars in thousands)

Interest-earning assets:
Loans.......................................    $ 5,522      $  597        10.81%     $ 4,887      $  557        11.40%
U.S. Treasury and other U.S.
     Government agencies....................      9,365         639         6.82       10,107         658         6.51
States and municipalities...................      3,031         258(1)      8.51        3,224         258(1)      8.00
Federal funds sold..........................        857          43         5.02        1,121          52         4.64
                                                -------      ------                   -------      ------
Total interest-earning assets/interest
     income.................................     18,775       1,537         8.19       19,339       1,525         7.89
                                                             ------                                ------
Cash and due from banks.....................        794                                   733
Other assets................................        663                                   807
Allowance for loan losses...................       (241)                                 (241)
                                                -------                               -------
Total assets................................    $19,991                               $20,638
                                                =======                               =======
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Demand deposits.............................    $ 3,390         104         3.07      $ 4,032          90         2.23
Savings.....................................      3,812         127         3.33        4,235         134         3.16
Time certificates...........................      6,449         332         5.15        6,537         345         5.28
                                                -------      ------                  --------      ------
     Total interest-bearing liabilities/
         interest expense...................     13,651         563         4.12       14,804         569         3.84
                                                             ------                                ------
Non-interest-bearing demand
     deposits...............................      2,789                                 2,423
Other liabilities...........................        506                                   530
Shareholders' equity........................      3,045                                 2,881
                                                -------                               -------
Total liabilities and shareholders'
     equity.................................    $19,991                               $20,638
                                                =======                               =======
Net interest on interest-earning assets.....                   $974                                $  956
                                                             ======                                ======
Spread between combined rates earned and
     combined rates paid....................                                4.07                                  4.05
Net interest on interest-earning assets
    (1).....................................                                5.19                                  4.94

--------------------

(1)     Taxable equivalent basis.

                                                                                           1995
                                                                     ------------------------------------------------
                                                                     Average           Interest            Average
                                                                     Balance        Income/Expense       Yields/Rates
                                                                     -------        --------------       ------------
                                                                               (Dollars in thousands)
ASSETS:
Interest-earning assets:
Loans ........................................................       $  4,800          $    534            11.13%
U.S. Treasury and other U.S. Government agencies .............         10,034               622             6.20
States and municipalities ....................................          2,613               253             9.68
Federal funds sold ...........................................            877                55             6.27
                                                                     --------          --------
Total interest-earning assets/interest income ................         18,324             1,464             7.99
                                                                                       --------
Cash and due from banks ......................................            368
Other assets .................................................            711
Allowance for loan losses ....................................           (242)
                                                                     --------
Total assets .................................................       $ 19,161
                                                                     ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Demand deposits ..............................................       $  3,483                89             2.56
Savings ......................................................          4,053               133             3.28
Time certificates ............................................          6,688               341             5.10
                                                                     --------          --------
Total interest-bearing liabilities/interest expense  .........         14,224               563             3.96
                                                                                       --------
Non-interest-bearing demand deposits .........................          1,939
Other liabilities ............................................            288
Shareholders' equity .........................................          2,710
                                                                     --------
Total liabilities and shareholder's equity ...................       $ 19,161
                                                                     ========
Net interest on interest-earning assets ......................                         $    901
                                                                                       ========
Spread between combined rates earned and
combined rates paid ..........................................                                              4.03
Net interest on interest-earning assets(1) ...................                                              4.92

-----------------
(1)  Taxable equivalent basis.

         The following table sets forth, for the periods indicated, a summary of changes in interest earned and interest paid separated into the amount generated by volume changes and the amount generated by changes in the yield or rate.


                        VOLUME AND YIELD/RATE VARIANCES
                   (TAXABLE EQUIVALENT BASIS - IN THOUSANDS)

                                                       1997 Compared to 1996              1996 Compared to 1995
                                                  -------------------------------    -------------------------------
                                                             RATE/        NET                   RATE/   NET INCREASE
                                                  VOLUME     YIELD     INCREASE      VOLUME     YIELD    (DECREASE)
                                                                      (DECREASE)
Revenue earned on
     Net loans............................         $ 72       $(32)      $ 40         $ 10       $ 13        $23
     U.S. Treasury and other U.S.                   (48)        29        (19)           5         31         36
       Government agencies................
     State and municipalities.............          (15)        15          -           59        (54)         5
     Federal funds sold...................          (12)         3         (9)         (15)       (18)        (3)
                                                   ----       ----       ----         ----       ----        ---
Total interest earning assets.............           (3)        15         12           89        (28)        61
                                                   ----       ----       ----         ----       ----        ---
Interest paid on
     Demand deposits......................          (14)        28         14           14        (13)         1
     Savings deposits.....................          (13)         6         (7)           6         (5)         1
     Time deposits........................           (5)        (8)       (13)           8         12          4
                                                   ----       ----       ----         ----       ----        ---
Total interest earnings...................          (32)        26         (6)          12         (6)         6
                                                   ----       ----       ----         ----       ----        ---
Net interest earnings.....................         $(29)      $ 11       $ 18         $ 71       $(22)       $55
                                                   ----       ----       ----         ----       ----        ---

Notes:

(1) The change in interest resulting from both volume and yield/rate has been allocated to change due to volume and change due to yield/rate in proportion to the relationship of the absolute dollar amounts of the change in each.

(2) The computation of the taxable equivalent adjustment has given effect to the disallowance of interest expense, for federal income tax purposes, related to certain tax-free assets.

LIABILITY AND ASSET MANAGEMENT

         The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

         Farmers & Merchants Bank's Investment Committee, which consists of the president and one other director of Farmers & Merchants Bank, is charged with monitoring the liquidity and funds position of Farmers & Merchants Bank. The Investment Committee regularly reviews (a) the rate sensitivity position on a three-month, six-month, and one-year time horizon; (b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

         The following table represents an interest sensitivity profile for Farmers & Merchants Bank as of December 31, 1997. The table represents a static point in time and does not consider other variables, such as changing spread relationships or interest rate levels. "Net funding gap" is the difference between total earning assets and total interest bearing liabilities repricing in any given period and "cumulative gap" is the sum of the net repricing gap from period to period.

                                                     WITHIN THREE         WITHIN 12         OVER A
                                                        Months             Months            YEAR            Total
                                                        ------             -----             ----            -----
                                                                         (Dollars in thousands)
EARNING ASSETS:
Loans.....................................          $      406           $      897        $  4,069         $  5,372
Investment securities.....................                 600                2,609           9,939           13,148
Federal funds sold........................                 300                   --              --              300
                                                    ----------           ----------        --------         --------
     Total earning assets.................               1,306                3,506          14,008           18,820
                                                    ----------           ----------        --------         --------
INTEREST-BEARING LIABILITIES:
Interest-bearing deposits.................               4,040                1,990           1,990           (8,020)
                                                    ----------           ----------        --------         --------
   Total interest-bearing liabilities.....               4,040                1,990           1,990          $(8,020)
                                                    ----------           ----------        --------         --------
Interest-bearing, net.....................                  --                   --        ( 10,800)
Net asset/liability funding gap...........              (2,734)               1,516        (  1,218)
                                                    ----------           ----------        --------
   Cumulative net asset/liability ........
       funding gap........................          $   (2,734)          $   (1,218)       $     --
                                                    ==========           ==========        ========

         Management's estimate of charge-offs for 1998 is based upon historical data as well as the composition of the loan portfolio at December 31, 1997. Management believes the allowance for loan losses is adequate to absorb such anticipated charge-offs. Management does not believe that there is a concentration of loans to a multiple number of borrowers engaged in similar activities.


         The following table sets forth information with respect to nonperforming loans of Farmers & Merchants Bank on the dates indicated. Accrual of interest is discontinued when there is reasonable doubt as to the full, timely collections of interest or principal. When a loan becomes contractually past due 90 days with respect to interest or principal, it is reviewed and a determination is made as to whether it should be placed on nonaccrual status. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest and when, in the judgment of management, the loans are estimated to be fully collectible as to principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms. The information provided below is as of December 31 for the years indicated.

                      RISK ELEMENTS IN THE LOAN PORTFOLIO
                             (Dollars in thousands)

                                                                                          December 31,
                                                                  ---------------------------------------------------------------
                                                                    1997          1996           1995          1994         1993
                                                                  -------       -------        -------       -------      -------

Average amount of loans outstanding .....................         $ 5,522       $ 4,887        $ 4,800       $ 4,623      $ 4,902
                                                                  =======       =======        =======       =======      =======
Balance of allowance for possible loan losses
    at beginning of year ................................         $   241       $   243        $   244       $   236      $   231
Loans charged-off:
Loans secured by real estate ............................              --            --             --            --           --
Commercial and industrial loans .........................              --            --             --            --           --
Individuals .............................................               1             2              1             1           15
                                                                  -------       -------        -------       -------      -------
Total Loans Charged Off .................................               1             2              1             1           15
                                                                  -------       -------        -------       -------      -------
Recoveries of loans previously charged off:
Loans secured by real estate ............................              --            --             --            --           --
Commercial and industrial loans .........................              --            --             --            --           --
Individuals .............................................              --            --             --             9           20
                                                                  -------       -------        -------       -------      -------
Total Recoveries ........................................              --            --             --             9           20
                                                                  -------       -------        -------       -------      -------
Net Loans Charged-Off (Recovered) .......................               1             2              1            (8)          (5)
Provision charged to operating expenses .................              --            --             --            --           --
                                                                  -------       -------        -------       -------      -------
Balance of Allowance For Possible
    Loan Losses at End of Year ..........................         $   240       $   241        $   243       $   244      $   236
                                                                  =======       =======        =======       =======      =======
Ratio of net charge-offs (recoveries) during the
    period to average loans outstanding .................         $  0.02       $  0.04        $  0.02       $ (0.17)     $ (0.10)
                                                                  =======       =======        =======       =======      =======

         Liquidity. Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. Farmers & Merchants Bank's liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, Farmers & Merchants Bank devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

CAPITAL ADEQUACY

         Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of Farmers & Merchants Bank's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans. The FDIC has adopted capital guidelines governing the activities of banks. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

         The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II. Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholders' equity less goodwill and Tier II capital which is primarily a portion of the allowance for loan losses and certain qualifying debt instruments. In determining risk-based capital requirements, either 0%, 20%, 50% or 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by the regulators. The framework for calculating risk-based capital requires banks to meet the regulatory minimums of 4% Tier I and 8% total risk-based capital. In 1990, regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital categories for banks and bank holding companies. The bank regulators adopted regulations defining these five capital categories in September 1992. Under these new regulations each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS
ON THE FINANCIAL STATEMENTS WHEN ADOPTED IN FUTURE PERIOD

         The Financial Accounting Standards Board has issued three standards that have been adopted by Farmers & Merchants Bank as follows: (1) Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share" requires a reconciliation of the numerators and the denominators of the basic and diluted per-share computation for income from continuing operations. The statement is effective prospectively for earnings per share computation for both interim and annual periods ending after December 31, 1997. Because Farmers & Merchants Bank has no potential common stock outstanding, it is required to present only basic earnings per share and its presentation of earnings per share did not change. (2) Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure" requires an entity to explain, in summary form within its financial statements, the pertinent rights and privileges of the various securities outstanding. Farmers & Merchants Bank only has one class of common stock outstanding and this statement had no material effect on the financial statements. (3) Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income" purposes that an entity report a measure of all change in equity that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. The statement is effective for fiscal years beginning after December 15, 1997. Management does not believe this statement will have any material effect on future financial statements except for disclosures.

         The Financial Accounting Standards Board has issued two standards that have not been adopted: (1) Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures About Segments of an Enterprise and Related Information", establishes guidelines for reporting financial information about an operating segment or component of an enterprise for public companies. The statement is effective for fiscal years beginning after December 15, 1997. Since Farmers & Merchants Bank is not a public company, this statement will have no effect. (2) Statement of Financial Accounting Standards No. 133 (SFAS
133) "Accounting for Derivative Instruments and Hedging Activities" requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement shall be effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Management does not believe this statement will have any material effect on future financial statements except for disclosures.

                   INFORMATION ABOUT FARMERS & MERCHANTS BANK


GENERAL

         Farmers & Merchants Bank was organized and began business in White Bluff, Dickson County, Tennessee in 1904. Farmers & Merchants Bank is a state chartered, nonmember, FDIC insured commercial bank, offering a wide range of commercial banking services, including checking, savings, money market deposit accounts, certificates of deposit, and loans for consumer, commercial, agricultural and real estate purposes. Farmers & Merchants Bank considers its primary market for its products and services to be individuals, professionals and small to medium size businesses located in Dickson County, Tennessee.

PROPERTIES

         Farmers & Merchants Bank has its principal offices at 2011 Highway 47 North, White Bluff, Tennessee 37187, which is owned and occupied by Farmers & Merchants Bank. Farmers & Merchants Bank has no branch offices.
One ATM is located at the bank's main office.

COMPETITION

         All phases of Farmers & Merchants Bank's banking activities are subject to extensive competition. Farmers & Merchants Bank competes actively with regional and community banks, as well as finance companies, credit unions, brokerage firms and other financial institutions located in its service area.

         The following demographic and economic facts provide a basic barometer of growth and business activity in Dickson County, Tennessee:

        1996 population.......................................              41,064
        1995 labor force......................................              19,520
        1996 unemployment rate................................                 3.5%
        Manufacturing units...................................                  50
        Average annual manufacturing employment...............               4,000
        Number of farms (1992)................................               1,009
        Average size of farms (1992)..........................                 149    acres
        Total value of agricultural products (1992)...........         $11,454,000
        Per capita personal income............................         $    17,359    (25th in the State of
                                                                                      Tennessee)
        1995 sales tax collections............................         $24,370,010    state taxes
                                                                       $ 7,602,904    local taxes
        1996 building permits.................................                 601

CUSTOMERS

         It is the opinion of management of Farmers & Merchants Bank that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of Farmers & Merchants Bank.

LOANS AND LOAN REVIEW

         Farmers & Merchants Bank offers various types of secured and unsecured commercial, consumer, agricultural, and real estate loans. Loans are generally made to customers who also have other relationships with Farmers & Merchants Bank. Most loans made by Farmers & Merchants Bank are secured.

         Farmers & Merchants Bank has an established written loan policy for loan officers regarding the types, maturities, security requirements, pricing and loan to value ratios (in the case of real estate loans) to which each loan officer is expected to adhere. In addition, each loan officer is provided a maximum loan limit authority. Loans for an amount in excess of an officer's authority or those which would require an exception to Farmers & Merchants Bank's loan policy must be approved by higher authorities within the bank including other officers and the Farmers & Merchants Bank Board.

         Loans are reviewed periodically by management personnel. This process is utilized by Farmers & Merchants Bank to grade the bank's loans and determine the adequacy of Farmers & Merchants Bank's loan loss reserve.

ASSET/LIABILITY MANAGEMENT

         Farmers & Merchants Bank's Asset/Liability Management Committee is comprised of senior Farmers & Merchants Bank officers who are charged with managing the bank's assets and liabilities. This committee is responsible for providing reasonable growth of assets, earnings, adequate liquidity and return on assets and shareholders' equity as well as adequacy of capital resources at the level of interest rate risk deemed acceptable.

LEGAL PROCEEDINGS

         The nature of its business generates a certain amount of litigation against Farmers & Merchants Bank involving matters arising in the ordinary course of business. No legal proceedings are currently pending.

"YEAR 2000" INFORMATION SYSTEM ISSUES

         The term "Year 2000 issue" refers to the necessity of converting computer information systems such that such systems recognize more than two digits to identify a year in any given date field, and are thereby able to differentiate between years in the twentieth and twenty-first centuries ending with the same two digits (e.g., 1900 and 2000). This issue affects not only Farmers & Merchants Bank, but virtually all companies, organizations and governments worldwide that use computer information systems.

         To address the Year 2000 issue, Farmers & Merchants Bank has adopted broad-based approaches designed to encompass their total systems and non-systems environments. This approach includes the development of a conversion time line, costs budget, resource allocation and independent verification of each system's capacity to properly recognize dates following such conversion.

         Farmers & Merchants Bank has adopted a testing plan to assure customers, employees, management and the Farmers & Merchants Bank Board that Farmers & Merchants Bank has successful testing methods in place in preparing its systems and applications for the Year 2000. The objective is to minimize risk due to operational failures. The purpose is to ensure that the institution's daily operations suffer little or no impact from the century date change.

         The fact that Farmers & Merchants Bank is a small community bank, the complexity of its operation and the level of risk exposure will be taken into consideration. Both internal and external systems (including hardware, software, and environmental systems) will be tested. The following elements are included in the plan: testing environment, testing methodology, testing schedules, human and financial resources, critical test dates, documentation and contingency planning. The testing process will be verified by qualified sources.

         Farmers & Merchants Bank has completed the following measures in preparation for the testing phase of Year 2000:

         1. An inventory of hardware, software applications, environmental systems and contracts. This identifies each system of process as to the priority of being: (a) mission critical or must be tested, (b) non-mission critical or should be tested, or (c) non-mission critical or testing not required.

         2. Farmers & Merchants Bank has taken steps to make aware and continually update not only its employees, but also customers, of the implications of the Year 2000. Brochures are available in the bank's lobby as well as a mass mailing in account statements. Plans for future statement messages and other means of awareness have been made.

         3. Core system vendors, as well as other vendors, have been contacted to assist in assessing the status of their Year 2000 readiness.

         4. Customers possibly being effected in their business operations by the century date change have been identified. These customers are in the process of being contacted for awareness and assistance.

         5. Farmers & Merchants Bank expects to meet the following key milestones in its testing process:

                  (i)      December 31, 1998:     Internal mission - critical
                                                  systems testing should be
                                                  substantially complete.
                                                  Service providers should be
                                                  ready to test.

                  (ii)     March 31, 1999:        Service providers testing of
                                                  mission - critical systems
                                                  should be substantially
                                                  complete. External testing
                                                  should begin with third
                                                  parties, such as other
                                                  financial institutions,
                                                  payment system providers, etc.

                  (iii)    June 30, 1999:         Testing of mission - critical
                                                  systems should be complete and
                                                  implementation should be
                                                  substantially complete.

         The purpose of contingency planning is to provide options should any or all systems/applications fail or cannot be made Year 2000 ready. Farmers & Merchants Bank's contingency plan will strive to minimize the risks associated with:

         1. Failure to successfully complete renovation, validation, or implementation of its Year 2000 readiness plan (or remediation contingency plan); and

         2. Failure of systems at critical dates (or business resumption contingency planning).

         Farmers & Merchants Bank expects to be substantially Year 2000 compliant by the end of 1998. As of November 15, 1998, all of Farmers & Merchants Bank's core applications are operating on certified Year 2000 compliant software. Management anticipates that internally-developed and third-party provided applications will be tested for compliance by year end 1998. The costs of its overall Year 2000 initiatives have not yet been finally determined, but are not expected to exceed the budgeted amount of $25,000.

SUPERVISION AND REGULATION

         Farmers & Merchants Bank is subject to extensive regulation under state and federal statutes and regulations. The discussion in this section, which briefly summarizes certain of such statutes, does not purport to be complete, and is qualified in its entirety by reference to such statutes. Other state and federal legislation and regulations directly and indirectly affecting banks and other financial institutions may be enacted or implemented in the future; however, such legislation and regulations and their effect on the business of Farmers & Merchants Bank cannot be predicted.

         Farmers & Merchants Bank is incorporated under the laws of the State of Tennessee and is subject to the applicable provisions of that law, including the Tennessee Banking Act. As a state banking corporation, Farmers & Merchants Bank is subject to the supervision of the Tennessee Department of Financial Institutions and to regular examination by that agency. In addition, Farmers & Merchants Bank is a member of the Federal Deposit Insurance Corporation ("FDIC") and its deposits are insured by the FDIC. Therefore, Farmers & Merchants Bank is subject to examination and regulation by the FDIC and is subject to the applicable provisions of federal law including the Federal Deposit Insurance Act ("FDIA") .

         Farmers & Merchants Bank also is subject to regulation respecting the maintenance of certain minimum capital levels (See "FARMERS & MERCHANTS BANK MANAGEMENT'S DISCUSSION AND ANALYSIS--Capital Resources--Liquidity), and Farmers & Merchants Bank is required to file annual reports and such additional information as the Tennessee Banking Act and FDIC regulations require. Farmers & Merchants Bank is also subject to certain restrictions on loan amounts, interest rates, "insider" loans to officers, directors and principal shareholders, tie-in arrangements and transactions with affiliates, as well as many other matters. Strict compliance at all times with state and federal banking laws is required.

         In December 1991, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted, which substantially revised the bank regulatory and funding provisions of the FDIA and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. In addition, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market and also may not be able to "pass through" insurance coverage for certain employee benefit accounts. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable. FDICIA contains numerous other provisions, including new accounting, audit and reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches.

         Under the Community Reinvestment Act ("CRA"), as implemented by FDIC regulations, banks have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs of their entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA requires the FDIC, in connection with its examination of banks, to assess the companies' record of meeting the credit needs of its communities and to take such record into account in its evaluation of certain applications by such institution. The CRA also requires public disclosure of an institution's CRA rating and that the FDIC provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system in lieu of the then existing five-tiered numerical rating system. Farmers & Merchants Bank is subject to these regulations.

         Tennessee law contains limitations on the interest rates that may be charged on various types of loans. The maximum permissible rates of interest on most commercial and consumer loans made by Farmers & Merchants Bank are governed by Tennessee's general usury law and the Tennessee Industrial Loan and Thrift Companies Act ("Industrial Loan Act"). Certain other usury laws affect limited classes of loans, but the laws referenced above are by far the most significant. Tennessee's general usury law authorizes a floating rate of 4% per annum over the average prime or bases commercial loan rate, as published by the Federal Reserve Board from time to time, subject to an absolute 24% per annum limit. The Industrial Loan Act authorizes an interest rate of 24% per annum and also allows certain loan charges, generally on a more liberal basis than does the general usury law.

         The operations of banks are also affected by various consumer laws and regulations, including those relating to equal credit opportunity and regulation of consumer lending practices. All state-chartered banks in Tennessee must become and remain insured banks under the FDIC.

         The U.S. federal and state banking agencies have broad enforcement powers over banks and their subsidiaries, including, in the case of the federal agencies, the power to terminate deposit insurance, impose substantial fines and other civil penalties and, in the most severe cases, to appoint a conservator or receiver for a depository institution. Failure to maintain adequate capital or to comply with applicable laws, regulations and supervisory agreements could subject Farmers & Merchants Bank to these enforcement provisions.

         Subject to certain exceptions, the Tennessee Banking Act and the federal Change in Bank Control Act, together with regulations thereunder, require TDFI and FDIC approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank, such as Farmers & Merchants Bank. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the bank has registered securities under Section 12 of the Exchange Act or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenge of the rebuttable control presumption.

         Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), bank holding companies may acquire banks in states other than their home states without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law). The Interstate Banking and Branching Act also authorizes banks to merge across state lines, thereby creating interstate branches. This provision, which became effective June 1, 1997, allowed each state, prior to the effective date, the opportunity to "opt out" of this provision, thereby prohibiting interstate branching within that state. Tennessee did not adopt legislation to "opt out" of the interstate branching provisions.

         FDIC regulations have adopted certain portions of the Federal Reserve Act which places restrictions on a bank's loans or extensions of credit to, purchases of or investments in the securities of, and purchases of assets from an affiliate, a bank's loans or extensions of credit to third parties collateralized by the securities or obligations of an affiliate, the issuance of guarantees, acceptances, and letters of credit on behalf of an affiliate, and certain bank transactions with an affiliate, or with respect to which an affiliate acts as agent, participates, or has a financial interest. Furthermore, a bank and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

EFFECT OF GOVERNMENTAL POLICIES

         Farmers & Merchants Bank is affected by the policies of regulatory authorities, including the Federal Reserve. An important function of the Federal Reserve is to regulate the national money supply. Among the instruments of monetary policy used by the Federal Reserve are: purchases and sales of U.S. Government securities in the marketplace; changes in the discount rate, which is the rate any depository institution must pay to borrow from the Federal Reserve; and changes in the reserve requirements of depository institutions. These instruments are effective in influencing economic and monetary growth, interest rate levels and inflation.

         The monetary policies of the Federal Reserve and other governmental policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Because of changing conditions in the national economy and in the money market, as well as the result of actions by monetary and fiscal authorities, it is not possible to predict with certainty future changes in interest rates, deposit levels, loan demand or the business and earnings of Farmers & Merchants Bank or whether the changing economic conditions will have a positive or negative effect on operations and earnings.

         Bills are pending before the United States Congress and the Tennessee General Assembly which could affect the business of Farmers & Merchants Bank, and there are indications that other similar bills may be introduced in the future. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of Farmers & Merchants Bank may be affected thereby.

MANAGEMENT OF FARMERS & MERCHANTS BANK

        DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information regarding directors and executive officers of Farmers & Merchants Bank.

                                                                                        PRINCIPAL OCCUPATION FOR
           NAME                    AGE           POSITIONS                   SINCE        PREVIOUS FIVE YEARS
--------------------------         ---     ---------------------             -----     ---------------------------

Harold Bibb...............         50      Director                           1997     U.S. Government
Richard C. Bibb...........         55      Chairman of the Board,             1972     Farmer
                                           President, CEO
Bessie Bradley............         73      Director                           1985     Retired Banker
Whitfield Burcham.........         57      Director                           1993     Farmer
John T. Corkan, Jr........         72      Director                           1970     Retired Banker
Charles Glenn Kane........         52      First Vice President               1991     Banker
Carol Thompson............         52      Secretary, Cashier                 1984     Banker


         No director of Farmers & Merchants Bank is related to any other director, other than Messrs. Richard C. Bibb and Harold Bibb, who are brothers. No director of Farmers & Merchants Bank is a director or executive officer of another bank holding company, bank, savings and loan association or credit union.

        TRANSACTIONS WITH MANAGEMENT

         Farmers & Merchants Bank has and expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of Farmers & Merchants Bank and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to Farmers & Merchants Bank.

        FARMERS & MERCHANTS BANK BOARD AND ITS COMMITTEES

         Directors of Farmers & Merchants Bank are elected annually and each director holds office until his or her successor is elected and qualified. Committees of the Farmers & Merchants Bank Board, their duties and their members include:

        Executive Committee:

               Reviews all loans weekly and lines greater than $100,000. Also reviews all letters of credit. The committee met weekly during 1998 and 1997. All members made at least 75% of meetings.

               Members:    Richard C. Bibb
                           Bessie Bradley
                           John T. Corkan, Jr.

        Audit Committee:

               Reviews the internal audit function and examinations of the bank. The committee has not met in 1998 and met once in 1997.

               Members:    Harold Bibb
                           Whitfield Burcham
                           John T. Corkan, Jr.

        Investment Committee:

               The committee meets quarterly to review the investment decisions of the bank. The committee met three times in 1998 and four times in 1997.

               Members:    Richard Bibb
                           John T. Corkan, Jr.

        EXECUTIVE COMPENSATION

               No officer of Farmers & Merchants Bank received compensation in excess of $100,000 for the year ended December 31, 1997, 1996, or 1995.

        COMPENSATION OF DIRECTORS

               During 1997, each director of Farmers & Merchants Bank received $60 per meeting attended.

OWNERSHIP OF FARMERS & MERCHANTS BANK COMMON STOCK

         As of December 28, 1998, Farmers & Merchants Bank's records indicated the following number of shares of Farmers & Merchants Bank Common Stock were beneficially owned by:

         ALL PERSONS WHO OWN BENEFICIALLY 5% OR MORE OF THE FARMERS & MERCHANTS BANK COMMON STOCK:

                Name and Address                                       Number of Shares
               of Beneficial Owner                                    Beneficially Owned           Percent of Class
-----------------------------------------------------                 ------------------           ----------------

Harold Bibb
White Bluff, Tennessee...............................                        373                         12.4%

Richard C. Bibb
White Bluff, Tennessee(1)............................                        607                         20.2%

Whitfield Burcham
Goodlettsville, Tennessee............................                        350                         11.7%

Grayward Company
Nashville, Tennessee.................................                        231                          7.7%

Estate of Calvin Larkins
White Bluff, Tennessee...............................                        279                          9.3%

Estate of Ann W. Smith
White Bluff, Tennessee...............................                        296                          9.9%

----------------------
(1) 50 shares are held jointly with Hazel Bibb, 50 are held jointly with Patricia T. Bibb.

         EACH PERSON WHO IS A DIRECTOR OR AN EXECUTIVE OFFICER OF FARMERS & MERCHANTS BANK:

                Name and Address                            Number of Shares
               of Beneficial Owner                         Beneficially Owned                  Percent of Class
------------------------------------------                 ------------------                  ----------------

Harold Bibb
White Bluff, Tennessee....................                        373                                 12.4%

Richard C. Bibb
White Bluff, Tennessee(1).................                        607                                 20.2%

Bessie Bradley
Burns, Tennessee..........................                         50                                  1.7%

Whitfield Burcham
Goodlettsville, Tennessee.................                        350                                 11.7%

John T. Corkan, Jr.
White Bluff, Tennessee(2).................                         35                                  1.2%

Charles Glenn Kane
Whites Creek, Tennessee...................                          2                                  0.1%

Carol Thompson
White Bluff, Tennessee(3).................                         20                                  0.7%

Directors and executive officers as a group
(seven persons)...........................                      1,437                                 48.0%

---------------------
(1) 50 shares are held jointly with Hazel Bibb, and 50 shares are held jointly with Patricia T. Bibb.
(2)     Held jointly with Rubie Corkan.
(3)     Held jointly with Charles B. Thompson.

DESCRIPTION OF FARMERS & MERCHANTS BANK CAPITAL STOCK

         Farmers & Merchants Bank is authorized by its charter to issue a maximum of 4,000 shares of Farmers and Merchants Common Stock, which has a par value of $100.00 per share, and of which 3,000 shares were outstanding at December 28, 1998, and 3,000 shares of perpetual preferred stock, $100.00 par value (the "Farmers & Merchants Bank Preferred Stock"), none of which are outstanding.

         The holders of Farmers & Merchants Bank Common Stock and Farmers & Merchants Bank Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting is not allowed. Holders of Farmers & Merchants Bank Preferred Stock are entitled to an annual cumulative dividend of $10.00 per share. Holders of Farmers & Merchants Bank Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Farmers & Merchants Bank Board out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of Farmers & Merchants Bank, will be entitled to share ratably in all assets remaining after payment of liabilities and the par value of any outstanding Farmers & Merchants Bank Preferred Stock. The declaration and payment of dividends by the Farmers & Merchants Bank Board shall be subject to the rules and regulations of the TDFI governing the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced.

         Holders of Farmers & Merchants Bank Common Stock and Farmers & Merchants Bank Preferred Stock have preemptive rights. Neither holders of Farmers & Merchants Bank Common Stock nor Farmers & Merchants Bank Preferred Stock have any right to convert their shares into any other securities. All outstanding shares of Farmers & Merchants Bank are fully paid and nonassessable.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS


         Farmers & Merchants Bank Shareholders, whose rights are governed by the Farmers & Merchants Bank Charter, the Farmers & Merchants Bank Bylaws, the Tennessee Banking Act and, to the extent provided in the Tennessee Banking Act, the Tennessee Corporation Act, will become shareholders of First Farmers and Merchants Corporation upon completion of the Merger. As such, the rights of the former Farmers & Merchants Bank Shareholders will be governed by the First Farmers and Merchants Corporation Charter, the First Farmers and Merchants Corporation Bylaws and the Tennessee Corporation Act.

         While it is impractical to summarize all such differences, set forth below are the material differences between the rights of Farmers & Merchants Bank Shareholders under Farmers & Merchants Bank's governing documents and governing law and the rights of First Farmers and Merchants Corporation shareholders under the First Farmers and Merchants Corporation Charter, First Farmers and Merchants Corporation Bylaws and the Tennessee Corporation Act.

VOTING RIGHTS; CUMULATIVE VOTING

         FARMERS & MERCHANTS BANK. Each Farmers & Merchants Bank Shareholder entitled to vote on the Merger Agreement is entitled to one vote for each share of Farmers & Merchants Bank Common Stock held by the shareholder.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Bylaws provide that each share of issued and outstanding First Farmers and Merchants Corporation Common Stock entitles the holder to one vote on each matter with respect to which shareholders are entitled to vote. The First Farmers and Merchants Corporation Charter and Bylaws do not provide for cumulative voting by shareholders.

PREEMPTIVE RIGHTS

         FARMERS & MERCHANTS BANK. In the case of any increase in the capital stock of Farmers & Merchants Bank other than by stock dividend, each Farmers & Merchants Bank Shareholder has the preemptive right to purchase such shareholder's pro rata portion of the issuance of any shares of Farmers & Merchants Bank capital stock (of whatever class) according to the proportion of such shareholder's holdings of Farmers & Merchants Bank capital stock (of whatever class). Such right is exercisable within 30 days of the mailing of transferable subscription warrants by First Farmers & Merchants Bank to its shareholders, at such price and on such terms as shall be fixed and determined by the Farmers & Merchants Bank Board.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Charter and Bylaws do not provide for preemptive rights for First Farmers and Merchants Corporation shareholders.

BOARD OF DIRECTORS

         FARMERS & MERCHANTS BANK. The Farmers & Merchants Bank Board is to consist of five to 11 members, as determined from time to time by resolution of the Farmers & Merchants Bank Shareholders at their annual meeting. On the date of this Prospectus/Proxy Statement the Farmers & Merchants Bank Board consisted of five members. Any vacancy on the Farmers & Merchants Bank Board may be filled by a majority vote of the remaining directors, unless such vacancy occurs because of removal of a director by the Farmers & Merchants Bank Shareholders or unless the number of vacancies exceeds one-third of the number of memberships on the Farmers & Merchants Bank Board, in which case such directorship or directorships must be filled by election at an annual meeting or at a special meeting of Farmers & Merchants Bank Shareholders called for such purpose.

Directors of Farmers & Merchants Bank serve one year terms and must be Farmers & Merchants Bank Shareholders. Three-fourths of the directors must be United States citizens, two-thirds of the directors must reside in Tennessee or within 25 miles of the main office of Farmers & Merchants Bank, and a majority of the directors must reside within 100 miles of the main office of Farmers & Merchants Bank.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Board is to consist of five to 25 members, as determined from time to time by the First Farmers and Merchants Corporation Board, and on the date of this Prospectus/Proxy Statement consisted of 16 members. Any vacancy on the First Farmers and Merchants Corporation Board may be filled by a majority vote of the remaining directors, unless such vacancy occurs because of removal of a director by First Farmers and Merchants Corporation shareholders without cause, in which case such directorship must be filled by election of the First Farmers and Merchants Corporation Shareholders. Directors of First Farmers & Merchants Corporation serve one year terms.

REMOVAL OF DIRECTORS

         FARMERS & MERCHANTS BANK The Farmers & Merchants Bank Bylaws provide that one or more directors of Farmers & Merchants Bank may be removed with or without cause by the affirmative vote of the holders of a majority of shares of Farmers & Merchants Bank Common Stock then entitled to vote at an election of directors at a regular meeting or a special meeting called for the purpose of such removal. Farmers & Merchants Bank Shareholders entitled to vote at such meeting may also elect a successor director or directors to hold office until the next annual meeting of Farmers & Merchants Bank Shareholders.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Bylaws provide that a director of First Farmers and Merchants Corporation may be removed for cause or without cause by vote of a majority of the First Farmers and Merchants Corporation shareholders entitled to vote at a regular or special meeting. If the First Farmers and Merchants Corporation shareholders remove a director without cause, such directorship must be filled by election of the First Farmers and Merchants Corporation shareholders. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

NOMINATION OF DIRECTORS

         FARMERS & MERCHANTS BANK. The Charter and Bylaws of Farmers & Merchants Bank have no special provisions for the nomination of directors.

         FIRST FARMERS AND MERCHANTS CORPORATION. Pursuant to the First Farmers and Merchants Corporation Bylaws, nominations for election to the First Farmers and Merchants Corporation Board may be made by the Board itself or by any shareholder of any outstanding class of capital stock entitled to vote for election of directors. Nominations must be in writing and must be delivered or mailed to the Chief Executive Officer of First Farmers and Merchants Corporation not less than 14 nor more than 50 days prior to any shareholders meeting called for the election of directors, unless less than 21 days notice of such meeting is given to First Farmers and Merchants Corporation shareholders, in which case such nominations must be delivered or mailed not later than the close of business on the date on which the notice of meeting was mailed.

ANNUAL MEETING OF SHAREHOLDERS

         FARMERS & MERCHANTS BANK. The Farmers & Merchants Bank Bylaws provide that annual meetings of Farmers & Merchants Bank Shareholders shall be held in Dickson County, Tennessee, on the third Thursday in January of each year if not a legal holiday. If such day is a legal holiday, the annual meeting is to be held on the next business day.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Bylaws provide that annual meetings of First Farmers and Merchants Corporation shareholders may be held at a time and place as set by the First Farmers and Merchants Corporation Board each year. If no other designation is made, the place of the annual meeting shall be First Farmers and Merchants Corporation's principal office.

RIGHTS OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

         FARMERS & MERCHANTS BANK. The Farmers & Merchants Bank Bylaws state that a special meeting of Farmers & Merchants Bank Shareholders may be called by one-third of the Farmers & Merchants Bank Board, the Chairman of the Farmers & Merchants Bank Board, the holders of 20% or more of the outstanding shares of Farmers & Merchants Bank capital stock or the Commissioner of the Tennessee Department of Financial Institutions.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Bylaws state that a special meeting of the First Farmers and Merchants Corporation shareholders may be called by the Chairman of the First Farmers and Merchants Corporation Board, by the President of First Farmers and Merchants Corporation or at the request of the holders of at least 25% of the shares of First Farmers and Merchants Corporation Common Stock entitled to vote at such meeting.

AMENDMENT OF CHARTER AND BYLAWS

         FARMERS & MERCHANTS BANK. The Farmers & Merchants Bank Charter may be amended by a majority vote of the outstanding shares of Farmers & Merchants Bank capital stock. The Farmers & Merchants Bank Bylaws provide that, except for those provisions relating to the duties, terms of office or indemnification of directors, the Bylaws may be amended, altered or repealed and new Bylaws adopted by a majority vote of members present at any regular Farmers & Merchants Bank Board meeting or special Farmers & Merchants Bank Board meeting called for such purpose. Any Bylaw so adopted by the Farmers & Merchants Bank Board may be amended or repealed by a majority vote of the Farmers & Merchants Bank Shareholders.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Charter generally provides that amendments thereto may be adopted in any manner permitted by Tennessee state law. The Tennessee Corporation Act provides that a corporation's charter may be amended by a majority of shareholder votes entitled to be cast on the amendment, subject to any condition the board of directors may place on the submission of the amendment to the shareholders. The First Farmers and Merchants Corporation Bylaws provide for the alteration, amendment or repeal of the Bylaws and the adoption of new Bylaws by a vote of the First Farmers and Merchants Corporation shareholders representing a majority of all shares issued and outstanding at any annual shareholders' meeting or at any special shareholder's meeting called for such purpose. The First Farmers and Merchants Corporation Board may also make, adopt, alter and amend the Bylaws, other than those provisions relating to the quorum for shareholder and Board meetings, the removal of Board members or the filling of Board vacancies resulting from removal by the shareholders, by a two-thirds majority of the entire Board. The First Farmers and Merchants Corporation shareholders may alter, amend or repeal such Bylaws adopted by the First Farmers and Merchants Corporation Board.

INDEMNIFICATION

         FARMERS & MERCHANTS BANK. The Farmers & Merchants Bank Bylaws state that Farmers & Merchants Bank shall indemnify its officers, directors or employees and their heirs, executors and administrators against judgments resulting from and expenses reasonably incurred by the indemnified party in connection with any action to which he is made a party by reason of his being an officer, director or employee of Farmers & Merchants Bank, except with respect to matters as to which he is finally adjudged to be liable for negligence or misconduct. In the event of a settlement, Farmers & Merchants Bank shall only indemnify such officer, director or employee if it is advised by counsel that the person to be indemnified was not liable for negligence or misconduct.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Bylaws state that, to the extent not inconsistent with Tennessee law, First Farmers and Merchants Corporation shall indemnify its officers and directors against any liability and reasonable expense incurred in connection with any claim, action, suit or proceeding, if (i) such person is wholly successful with respect to such claim or such person acted in good faith, in what he reasonably believed to be the best interest of First Farmers and Merchants Corporation and, (ii) if the case is criminal in nature, the indemnified party had no reasonable cause to believe that his conduct was unlawful. The First Farmers and Merchants Corporation Bylaws also provide for indemnification of employees of First Farmers and Merchants Corporation, who are not directors or officers, to the extent authorized at any time or from time to time by the First Farmers and Merchants Board. The First Farmers and Merchants Corporation Bylaws also authorize the Board to approve indemnification of directors, officers or other persons to the full extent permitted by Tennessee law in effect at the time with respect to past transactions.

TAXATION OF DIVIDENDS

         FARMERS & MERCHANTS BANK. Under Tennessee tax law, cash dividends paid by banks (such as Farmers & Merchants Bank) are exempt from state income tax.

         FIRST FARMERS AND MERCHANTS CORPORATION. Under Tennessee tax law, cash dividends paid by business corporations (such as First Farmers and Merchants Corporation) to Tennessee residents would be subject to a state income tax.

PREFERRED STOCK

         FARMERS & MERCHANTS BANK. On January 31, 1984, the Farmers & Merchants Bank Charter was amended to authorize 3,000 shares of Farmers & Merchants Bank Preferred Stock, convertible into shares of Farmers & Merchants Bank Common Stock on a one-for-one basis at any time prior to January 1, 1990, with an annual dividend of $10 per share. The Farmers & Merchants Bank Preferred Stock has the same voting rights as the Farmers & Merchants Bank Common Stock. Any shares of the Farmers & Merchants Bank Preferred Stock not converted prior to January 1, 1990 became perpetual preferred stock.

         Upon liquidation of Farmers & Merchants Bank, holders of the Farmers & Merchants Bank Preferred Stock have the right to receive the par value of their shares and all unpaid dividends, whether or not earned or declared, accrued to the date of payment. Pursuant to the Farmers & Merchants Bank Charter, the holders of Farmers & Merchants Bank Preferred Stock are entitled to receive, when and as declared by the First Farmers & Merchants Bank Board, cash dividends at a rate of 5% per year of the par value of the shares held, with such dividends to be paid semi-annually on February 1 and August 1. As long as there is Farmers & Merchants Bank Preferred Stock outstanding, on each February 1 and August 1, Farmers & Merchants Bank must apply net profits for the six month periods ending on the preceding December 31 or June 30, respectively, in the following order: (i) to the payment of dividends on outstanding Farmers & Merchants Bank Preferred Stock; (ii) to payment into a Farmers & Merchants Bank Preferred Stock retirement fund of a sum equal to 40% of the remainder of net profits (not to exceed 5% of the maximum aggregate par value of the Farmers & Merchants Bank Preferred Stock at any time outstanding and not to be paid from net profits accruing from and after December 31, 1935, unless elected by the Farmers & Merchants Bank Board); and (iii) to other lawful purposes determined by the Farmers & Merchants Bank Board.

         If as many as two semi-annual dividend payments on the Farmers & Merchants Bank Preferred Stock are in arrears, until all arrears on the Farmers & Merchants Bank Preferred Stock dividends have been paid in full and funds have been set apart for the payment of current dividends declared, the holders of Farmers & Merchants Bank Preferred Stock shall be entitled, as a class, to vote on all matters twice the number of the votes to which the holders of Farmers & Merchants Bank Common Stock, as a class, are at the time entitled to vote, with each holder of Farmers & Merchants Bank Preferred Stock entitled to a pro rata share of the votes to which his class is entitled.

         FIRST FARMERS AND MERCHANTS CORPORATION. The First Farmers and Merchants Corporation Charter does not authorize the issuance of preferred stock.

AUTHORIZED CAPITAL STOCK

                                                                       Authorized Shares
                                                                   -------------------------
                                                                     Common        Preferred     Par Value per
                                                                     Stock           Stock           Share
                                                                   ---------       ---------     -------------

Farmers & Merchants Bank.....................................          4,000         3,000          $100.00

First Farmers and Merchants Corporation......................      8,000,000            --          $ 10.00

                      WHERE YOU CAN FIND MORE INFORMATION

         First Farmers and Merchants Corporation has filed with the Securities and Exchange Commission ("SEC") under the Securities Act a Registration Statement on Form S-4 that registers the distribution to Farmers & Merchants Bank Shareholders of the shares of First Farmers and Merchants Corporation Common Stock to be issued in connection with the Merger (the "Registration Statement"). The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about First Farmers and Merchants Corporation, First Farmers and Merchants National Bank, Farmers & Merchants Bank and the First Farmers and Merchants Corporation Common Stock. The rules and regulations of the SEC allow the companies to omit certain information included in the Registration Statement from this Prospectus/Proxy Statement.

         In addition, First Farmers and Merchants Corporation files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room                    New York Regional Office               Chicago Regional Office
450 Fifth Street, N.W.                   7 World Trade Center                   Citicorp Center
Room 1024                                Suite 1300                             500 West Madison Street
Washington, D.C. 20549                   New York, New York 10048               Suite 1400
                                                                                Chicago, Illinois 60661-2511


         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like First Farmers and Merchants Corporation, which file electronically with the SEC. The address of that site is http://www.sec.gov.

         The SEC allows First Farmers and Merchants Corporation to "incorporate by reference" information into this Prospectus/Proxy Statement from documents that First Farmers and Merchants Corporation has previously filed with the SEC. This means that First Farmers and Merchants Corporation can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about First Farmers and Merchants Corporation and its financial condition. The information incorporated by reference is considered to be a part of this Prospectus/Proxy Statement, except for any information that is superseded by other information that is set forth directly in this document.

         This Prospectus/Proxy Statement incorporates by reference the following documents with respect to First Farmers and Merchants Corporation:

         1. First Farmers and Merchants Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, and an amendment thereto on Form 10-K/A that was filed with the SEC on April 1, 1998;

         2. First Farmers and Merchants Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         3. First Farmers and Merchants Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

         4. First Farmers and Merchants Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         In addition, a copy of each of the following documents with respect to First Farmers and Merchants Corporation is being furnished to you concurrently with this Prospectus Supplement/Proxy Statement:

         1. First Farmers and Merchants Corporation's 1997 Annual Report to Shareholders; and

         2. First Farmers and Merchants Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         First Farmers and Merchants Corporation has supplied all information contained or incorporated by reference in this Prospectus/Proxy Statement relating to First Farmers and Merchants Corporation and First Farmers and Merchants National Bank, as well as all pro forma financial information.

         Farmers & Merchants Bank has supplied all information contained in this Prospectus/Proxy Statement relating to Farmers & Merchants Bank.

         You can obtain copies of the documents incorporated by reference in this Prospectus/Proxy Statement with respect to First Farmers and Merchants Corporation without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus/Proxy Statement, by requesting them in writing or by telephone from First Farmers and Merchants at the following:

                    First Farmers and Merchants Corporation
                            816 South Garden Street
                           Columbia, Tennessee 38402
                                 (931) 388-3145
                              Attention: Secretary

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM FIRST FARMERS AND
MERCHANTS CORPORATION, PLEASE DO SO BY JANUARY 21, 1999 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. You can also obtain copies of these documents from the SEC through the SEC's Internet world wide web site or at the SEC's address described in this section above.

         You should rely only on the information contained in or incorporated by reference in this Prospectus/Proxy Statement in considering how to vote your shares at the Special Meeting. Neither First Farmers and Merchants Corporation nor Farmers & Merchants Bank has authorized anyone to provide you with information that is different from the information in this document. This Prospectus/Proxy Statement is dated December 30, 1998. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Prospectus/Proxy Statement nor the issuance of First Farmers and Merchants Corporation Common Stock in the Merger shall create any implication to the contrary.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Prospectus/Proxy Statement contains certain forward-looking statements about the financial condition, results of operations and business of First Farmers and Merchants Corporation and Farmers & Merchants Bank and about the combined companies following the Merger. These statements concern the cost savings, revenue enhancements and other advantages the companies expect to obtain from the Merger, the anticipated impact of the Merger on First Farmers and Merchants Corporation's financial performance and earnings estimates for the combined company. These statements appear in several Sections of this Prospectus/Proxy Statement, including "SUMMARY," "THE MERGER -- Reasons for the Merger" and "THE MERGER -- Fairness Opinion." Also, the forward-looking statements generally include any of the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions.

         Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of First Farmers and Merchants Corporation and Farmers & Merchants Bank, and of the combined companies, may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of First Farmers and Merchants Corporation or Farmers & Merchants Bank. In addition, neither First Farmers and Merchants Corporation nor Farmers & Merchants Bank intends to, nor are they obligated to, update these forward-looking statements after this Prospectus/Proxy Statement is distributed, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, First Farmers and Merchants Corporation claims the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995.

         Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

         1. Cost savings the companies expect from the Merger might not be fully realized or realized within the time frame the companies anticipate;

         2.       Revenues following the Merger may be lower than expected;

         3. Loss of deposits, customers or revenues may be greater than anticipated;

         4. Competitive pressure among financial services providers may increase significantly;

         5. Costs or difficulties related to regulatory requirements involved in combining the companies, including the subsidiary banks, may be greater than expected;

         6. Interest rates may change in such a way as to reduce the companies' margins;

         7. General economic or monetary conditions, either nationally or regionally, may be less favorable than expected, resulting in a deterioration in credit quality or a diminished demand for the companies' services and products;

         8. Changes in laws or government rules, or the way in which courts interpret these laws or rules, may adversely affect the companies' businesses; and

         9. Business conditions, inflation or securities markets may undergo significant change.

                                 LEGAL MATTERS

         The validity of the shares of First Farmers and Merchants Corporation Common Stock to be issued in the Merger will be passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to First Farmers and Merchants Corporation.


                                    EXPERTS

         The Consolidated Financial Statements of First Farmers and Merchants Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Prospectus/Proxy Statement and in the Registration Statement in reliance upon the report of Kraft Bros., Esstman, Patton & Harrell, PLLC, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

         The Financial Statements of Farmers & Merchants Bank at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Prospectus/Proxy Statement and Registration Statement, have been audited by Marlin & Edmondson, P.C., Nashville, Tennessee, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            FARMERS & MERCHANTS BANK

                              FINANCIAL STATEMENTS


                           DECEMBER 31, 1997 AND 1996

                                    CONTENTS
                                    --------

                                                                                                                PAGE
                                                                                                                ----
NINE MONTHS ENDED SEPTEMBER 30, 1998

     CONDENSED BALANCE SHEETS.............................................................................      F-2

     CONDENSED STATEMENTS OF INCOME.......................................................................      F-3

     CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY.........................................................      F-4

     CONDENSED STATEMENTS OF CASH FLOWS...................................................................      F-5

     NOTES TO CONDENSED FINANCIAL STATEMENTS..............................................................      F-6

YEARS ENDED DECEMBER 31, 1997 AND 1996

     REPORT OF INDEPENDENT AUDITORS.......................................................................      F-8

     BALANCE SHEETS.......................................................................................      F-9

     STATEMENTS OF INCOME.................................................................................      F-10

     STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY........................................................      F-11

     STATEMENTS OF CASH FLOWS.............................................................................      F-12

     NOTES TO FINANCIAL STATEMENTS........................................................................      F-13

YEARS ENDED DECEMBER 31, 1996 AND 1995

     REPORT OF INDEPENDENT AUDITORS.......................................................................      F-20

     BALANCE SHEETS.......................................................................................      F-21

     STATEMENTS OF INCOME.................................................................................      F-22

     STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY........................................................      F-23

     STATEMENTS OF CASH FLOWS.............................................................................      F-24

     NOTES TO FINANCIAL STATEMENTS........................................................................      F-25

                            FARMERS & MERCHANTS BANK
                            CONDENSED BALANCE SHEETS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                     September 30             December 31
                                                                                         1998                     1997
                                                                                     ------------             -----------
                                    ASSETS

Cash and due from banks..................................................                $   830                 $   712
Securities available for sale, at fair value.............................                 14,032                  13,148
Federal funds sold.......................................................                    550                     300
Loans, net of unearned income and allowance for possible loan losses.....                  5,088                   5,132
Bank premises and equipment, at cost less accumulated depreciation.......                    340                     360

Other assets.............................................................                    327                     269
                                                                                         -------                 -------
TOTAL ASSETS.............................................................                $21,167                 $19,921
                                                                                         =======                 =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES
Deposits:
     Noninterest-bearing.................................................                $ 3,098                 $ 2,917
     Interest-bearing....................................................                 14,293                  13,525
                                                                                         -------                 -------
                                                                                          17,391                  16,442

Other liabilities........................................................                    338                     247
                                                                                         -------                 -------
TOTAL LIABILITIES........................................................                 17,729                  16,689
                                                                                         =======                 =======

COMMITMENTS

STOCKHOLDERS' EQUITY
Common  stock - $100 per value, 3,000 share authorized; 3,000
     shares issued and outstanding.......................................                    300                     300
Additional paid-in capital...............................................                    300                     300
Undivided profits........................................................                  2,625                   2,514
Accumulated other comprehensive income...................................                    213                     118
                                                                                         -------                 -------
TOTAL STOCKHOLDERS' EQUITY...............................................                  3,438                   3,232
                                                                                         -------                 -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...............................                $21,167                 $19,921
                                                                                         =======                 =======

                            FARMERS & MERCHANTS BANK
                         CONDENSED STATEMENTS OF INCOME
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                   Three Months Ended         Nine Months Ended
                                                                   ------------------         -----------------
                                                                      September 30,             September 30,
                                                                      -------------             -------------

                                                                    1998         1997         1998          1997
                                                                   ------       ------       ------        ------

TOTAL INTEREST INCOME                                              $  361       $  358       $1,063        $1,088

INTEREST EXPENSE                                                      145          139          419           426
                                                                   ------       ------       ------        ------
NET INTEREST INCOME                                                   216          219          644           662

PROVISION FOR POSSIBLE LOAN LOSSES                                     --           --           --            --
                                                                   ------       ------       ------        ------
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES                                                           216          219          644           662

TOTAL NONINTEREST INCOME                                               42           35          116           111

TOTAL NONINTEREST EXPENSES                                            148          147          463           445
                                                                   ------       ------       ------        ------
INCOME BEFORE PROVISION FOR INCOME TAXES                              110          107          297           328

PROVISION FOR INCOME TAXES                                             23           28           60            85
                                                                   ------       ------       ------        ------
NET INCOME                                                         $   87       $   79       $  237        $  243
                                                                   ------       ------       ------        ------
BASIC EARNINGS PER SHARE (based on 3,000
shares outstanding                                                 $29.00       $26.33       $79.00        $81.00


See accompanying notes.

                           FARMERS AND MERCHANTS BANK
                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                Accumulated
                                                                                                   Other
                                                                 Additional      Undivided     Comprehensive
                                                 Common Stock  Paid-In Capital    Profits         Income          Total
                                                 ------------  ---------------   ---------     -------------      ------

BALANCE AT JANUARY 1, 1997                           $300           $300          $2,349           $ 59           $3,008
Net income for nine-month period                       --             --             243              0              243
Cash dividends, $36 per share                          --             --            (108)            --             (108)
Change in unrealized gain on available-for-
sale securities, net of deferred income taxes          --             --              --             32               32
                                                     ----           ----          ------           ----           ------

BALANCE AT SEPTEMBER 30, 1997                        $300           $300          $2,484           $ 91           $3,175

BALANCE AT JANUARY 30, 1998                          $300           $300          $2,514           $118           $3,232

Net income for nine-month period                       --             --             237             --              237
Cash dividends, $42 per share                          --             --            (126)            --             (126)
Change in unrealized gain on available-for-
sale-securities, net of deferred income taxes          --             --              --             95               95
                                                     ----           ----          ------           ----           ------
BALANCE AT SEPTEMBER 30, 1998                        $300           $300          $2,625           $213           $3,438
                                                     ====           ====          ======           ====           ======

                           FARMERS AND MERCHANTS BANK
                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                         Nine-Months Ended September 30,
                                                                                         -------------------------------

                                                                                          1998                     1997
                                                                                         ------                   ------
OPERATING ACTIVITIES
Net income for the period.............................................                   $  237                   $  243
Adjustments  to reconcile net income to net cash provided by                             ------                   ------
operating activities:
Provision for depreciation............................................                       29                       31
Increase (decrease) in other assets...................................                       50                      (11)
Increase (decrease) in other liabilities..............................                       91                       11
                                                                                         ------                   ------
TOTAL ADJUSTMENTS.....................................................                      170                       31
                                                                                         ------                   ------
NET CASH PROVIDED BY OPERATING ACTIVITIES.............................                      407                      274
                                                                                         ------                   ------
INVESTING ACTIVITIES
Purchases of available-for-sale securities............................                     (806)                   1,233
Net increase (decreases) in loans.....................................                      (44)                    (687)
Purchases of premises and equipment...................................                      (12)                     (48)
                                                                                         ------                   ------
NET CASH PROVIDED BY (USED IN)
  INVESTING ACTIVITIES................................................                     (862)                     498
                                                                                         ------                   ------
FINANCING ACTIVITIES
Net increase (decrease) in deposits...................................                      949                     (455)
Cash dividends paid...................................................                     (126)                    (108)
                                                                                         ------                   ------
NET CASH PROVIDED BY FINANCING ACTIVITIES.............................                      823                     (563)

INCREASE IN CASH AND CASH EQUIVALENTS.................................                      368                      209

CASH AND CASH EQUIVALENTS - BEGINNING OF
YEAR..................................................................                    1,012                    1,174
                                                                                         ------                   ------
CASH AND CASH EQUIVALENTS - END OF PERIOD.............................                   $1,380                   $1,383
                                                                                         ======                   ======


See accompanying notes.

                           FARMERS AND MERCHANTS BANK

                    NOTES TO CONDENSED FINANCIAL STATEMENTS



NOTE 1 -      BASIS OF PRESENTATION


              The condensed financial statements present the accounts and operations of Farmers & Merchants Bank, a Tennessee banking corporation (the "Bank"), with an officer in White Bluff, Tennessee.


              In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation only of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Bank for the interim periods. The results of operations for the three-months and nine-months ended September 30, 1998, are not necessarily indicative of the results which may be expected for the entire year.


NOTE 2 -      STATEMENTS OF CASH FLOWS


              For purposes of the statements of cash flows for 1998 and 1997, the Bank has considered cash equivalents to include amounts due from banks and federal funds sold. Total interest paid for the nine-months ended September 30, 1998 and 1997, was $419,000 and $426,000 respectively. Total income taxes paid for the nine-months ended September 30, 1998 and 1997 was $45,000 and $60,000, respectively.


NOTE 3 -      COMPREHENSIVE INCOME


              The Bank adopted SFAS No. 130, "Reporting Comprehensive Income," as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or shareholders' equity.


NOTE 4 -      SUBSEQUENT EVENTS AND PENDING TRANSACTIONS


Effective October 27, 1998, the Bank's Board of Directors approved an agreement and plan of merger pursuant to which the Bank will become a branch of First Farmers and Merchants National Bank, a national banking corporation with its principal office located in Columbia, Tennessee. The agreement is subject to the approval of the Bank's shareholders and appropriate regulatory authorities. Such approval is pending.

                            FARMERS & MERCHANTS BANK

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996


                 (WITH INDEPENDENT ACCOUNTANTS' REPORT THEREON)

                        INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
FARMERS & MERCHANTS BANK:


We have audited the accompanying balance sheets of Farmers & Merchants Bank as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farmers & Merchants Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ Marlin & Edmondson, P.C.

January 9, 1998
Nashville, Tennessee

                            FARMERS & MERCHANTS BANK

                                 Balance Sheets

                           December 31, 1997 and 1996

                                                                    1997                 1996
                                                                ------------         -----------

         Assets
         ------

Cash and due from banks                                         $    711,825             523,618
Federal funds sold                                                   300,000             650,000
Investment securities,
 available-for-sale (note 2)                                      13,147,936          13,501,700

Loans (notes 3 and 4)                                              5,372,075           4,985,179
Allowance for loan losses                                           (240,076)           (241,253)
                                                                ------------         -----------

         Net loans                                                 5,131,999           4,743,926
                                                                ------------         -----------

Premises and equipment (note 5)                                      359,734             353,073
Accrued income receivable                                            226,752             249,748
Other assets                                                          43,063              49,289
                                                                ------------         -----------

         Total assets                                           $ 19,921,309          20,071,354
                                                                ============         ===========

         Liabilities and Stockholders' Equity
         ------------------------------------

Deposits (note 6):
    Noninterest-bearing accounts                                $  2,916,713           2,274,892
    Interest-bearing accounts                                     13,525,583          14,538,945
                                                                ------------         -----------

         Total deposits                                           16,442,296          16,813,837

Accrued interest                                                      88,602              87,932
Other liabilities (note 7)                                           157,860             161,354
                                                                ------------         -----------

         Total liabilities                                        16,688,758          17,063,123
                                                                ------------         -----------

Stockholders' equity:
    Common stock, $100 par value; authorized
     3,000 shares; issued 3,000 shares                               300,000             300,000
    Additional paid-in capital                                       300,000             300,000
    Undivided profits                                              2,514,210           2,349,025
    Net unrealized gain on securities
     available for sale, net of tax effect                           118,341              59,206
                                                                ------------         -----------

         Total stockholders' equity                                3,232,551           3,008,231
                                                                ------------         -----------

         Total liabilities and stockholders'
          equity                                                $ 19,921,309          20,071,354
                                                                ============         ===========

                            FARMERS & MERCHANTS BANK

                              Statements of Income

                     Years Ended December 31, 1997 and 1996

                                                                   1997                1996
                                                                ----------          ---------

Interest income:
    Interest and fees on loans                                  $  596,934            557,065
    Interest on investment securities:
      Taxable                                                      639,411            657,495
      Exempt from federal taxes                                    160,113            160,014
    Interest on federal funds sold                                  42,721             52,147
                                                                ----------          ---------

                                                                 1,439,179          1,426,721

Interest expense:
    Interest on deposits                                           564,772            569,164
                                                                ----------          ---------

         Net interest income                                       874,407            857,557
                                                                ----------          ---------

Other income:
    Service charges on deposit accounts                            119,873            114,946
    Gain on sale of other real estate                               30,334             85,609
    Miscellaneous                                                    7,872              5,921
                                                                ----------          ---------

                                                                   158,079            206,476
                                                                ----------          ---------

Other expenses:
    Salaries and wages                                             286,387            288,537
    Employee benefits (note 8)                                      64,701             72,904
    Occupancy expenses                                              42,723             45,702
    Furniture and fixture expense                                   37,892             33,069
    Other expenses                                                 189,196            168,790
                                                                ----------          ---------

                                                                   620,899            609,002
                                                                ----------          ---------

         Income before income taxes                                411,587            455,031

Applicable income taxes (note 7)                                   102,402            114,808
                                                                ----------          ---------

         Net income                                             $  309,185            340,223
                                                                ==========          =========

Earnings per common share                                       $   103.06             113.41
                                                                ==========        ===========

Weighted average common share outstanding                            3,000              3,000
                                                                ==========       ============

                            FARMERS & MERCHANTS BANK

                 Statements of Changes in Stockholders' Equity

                     Years Ended December 31, 1997 and 1996

                                                                                           Net
                                                                                    Unrealized
                                                                                          Gain
                                                                                     (Loss) on
                                              Additional                            Securities
                           Common               Paid-In           Undivided          Available
                            Stock               Capital             Profits           for Sale             Total
                           ------             ----------          ---------         ----------             -----

Balance at
 at December 31,
 1995                     $300,000              300,000           2,128,802           169,289            2,898,091

    Net income                  --                   --             340,223                --              340,223

    Net change in
     unrealized
     gain on
     securities
     available for
     sale, net of
     tax effect                 --                   --                  --          (110,083)            (110,083)

    Cash dividends:
     $40 per share
     on common stock            --                   --            (120,000)               --             (120,000)
                          --------              -------           ---------          --------            ---------

Balance at
 December 31,
 1996                      300,000              300,000           2,349,025            59,206            3,008,231

    Net income                  --                   --             309,185                --              309,185

    Net change in
     unrealized
     gain on
     securities
     available for
     sale, net of
     tax effect                 --                   --                  --            59,135               59,135

    Cash dividends:
     $48 per share
     on common
     stock                      --                   --            (144,000)               --             (144,000)
                          --------              -------           ---------          --------            ---------

Balance at
 December 31,
 1997                     $300,000              300,000           2,514,210           118,341            3,232,551
                          ========              =======           =========          ========            =========

                            FARMERS & MERCHANTS BANK

                            Statements of Cash Flows

                     Years Ended December 31, 1997 and 1996

                                                                    1997               1996
                                                                -----------         ----------

Cash flows from operating activities:
    Net income                                                  $   309,185            340,223
    Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                                  38,924             37,706
      Deferred income tax expense                                    (3,006)           (11,856)
      Gain on sale of securities                                        486                 --
      (Increase) decrease in interest receivable                     22,996            (13,045)
      Decrease in other assets                                        6,226            102,502
      Increase (decrease) in interest payable                           670             (7,673)
      Increase (decrease) in other liabilities                      (36,733)            10,942
                                                                -----------         ----------

          Net cash provided by operating activities                 338,748            458,799
                                                                -----------         ----------

Cash flows from investing activities:
    Net (increase) decrease in fed funds sold                       350,000            (25,000)
    Proceeds from sale of investments                                74,438                 --
    Proceeds from maturities of investments                       3,266,394          2,250,000
    Purchases of investment securities                           (2,892,174)        (2,713,687)
    Purchase of premises and equipment                              (45,585)            (6,833)
    Net increase in loans                                          (388,073)          (165,531)
                                                                -----------         ----------

          Net cash provided (used) by investing
           activities                                               365,000           (661,051)
                                                                -----------         ----------

Cash flows from financing activities:
    Net increase (decrease) in deposit accounts                    (371,541)           632,451
    Cash dividends paid                                            (144,000)          (120,000)
                                                                -----------         ----------

          Net cash provided (used) by financing
           activities                                              (515,541)           512,451
                                                                -----------         ----------

Net increase in cash and due from banks                             188,207            310,199

Cash and due from banks, beginning of year                          523,618            213,419
                                                                -----------         ----------

Cash and due from banks, end of year                            $   711,825            523,618
                                                                ===========         ==========

Cash paid during the year for:
    Interest                                                    $   564,102            576,837
    Income taxes                                                    154,530            114,190
                                                                ===========         ==========

                            FARMERS & MERCHANTS BANK

                         Notes to Financial Statements

                           December 31, 1997 and 1996


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Operations

         Farmers and Merchants Bank provides a variety of financial services to individuals and corporate customers through its White Bluff, Tennessee office. The Bank's primary source of income is from commercial, consumer, and real estate loans and investment securities.

         Basis of Accounting

         The accounting policies of Farmers & Merchants Bank conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant policies.

         Investment Securities

         The unrealized portion of the gain or loss, net of tax, on debt and other securities designated as available-for-sale are reported as a separate component of shareholders' equity until realized.

         Gain or loss on sale of investment securities is recognized at the time of the sale. The cost of investment securities sold is based on the specific identification of the security sold..

         Loans

         Loans are stated at the principal amount outstanding, net of unearned discount. Income on installment loans is recognized by the sum-of-the-months digits accrual method. Income on other loans is accrued as earned. Interest accruals are discontinued when, in the opinion of management, it is not reasonable to expect that such interest will be collected.

         The allowance for loan losses, which is reported as a reduction of loans, is available for future loan charge-offs. The provision for loan losses charged to operating expenses is determined based on management's evaluation of the loan portfolio in light of current economic conditions and other factors.

         Premises and Equipment

         Premises and equipment are stated at cost, less accumulated depreciation. Depreciation has been computed on the straight-line method based on the estimated useful lives of the respective assets. Costs of maintenance and repairs are charged to expense as incurred. Costs of replacing structural parts and major units are considered individually and are expensed or capitalized as the facts dictate.

         Income Taxes

         The provision for income taxes relates to items of income and expenses after elimination of tax-free income, principally tax-exempt interest on securities.

         Deferred income taxes arise from timing differences between financial and tax reporting, principally relating to conversion to cash basis of accounting and depreciation.

                            FARMERS & MERCHANTS BANK

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

         Other

         The Bank recognizes substantially all income and expense on the accrual method of accounting.

         Cash and Cash Equivalents

         For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

         Reclassifications

         Certain amounts in the prior year have been reclassified to conform with current year presentation.

(2)      INVESTMENT SECURITIES

         Investments can be designated as either held-to-maturity, trading or available for sale. Investments designated as held-to-maturity are carried at amortized cost and investments designated as available for sale are reported at fair value. The Bank has designated all of its securities as available for sale.

         The amortized cost and estimated market values of investments in debt securities are as follows:

                                                                             Gross               Gross        Estimated
                                                      Amortized         Unrealized          Unrealized           Market
                                                           Cost              Gains              Losses            Value
                                                      ---------         ----------          ----------        ---------

         December 31, 1997:

         U.S. Treasury
          securities                                 $ 5,845,471            79,529                  --       5,925,000
         Securities of U.S.
          government agencies                          3,795,796            13,361                  --       3,809,157
         Obligations of states
          and political
          subdivisions                                 3,315,797            97,982                  --       3,413,779
                                                     -----------           -------          ----------      ----------

                                                     $12,957,064           190,872                  --      13,147,936
                                                     ===========           =======          ==========      ==========

                            FARMERS & MERCHANTS BANK

(2)      INVESTMENT SECURITIES, (Continued)

                                                                     Gross             Gross         Estimated
                                              Amortized         Unrealized        Unrealized            Market
                                                   Cost              Gains            Losses             Value
                                              ---------         ----------        ----------         ---------

         December 31, 1996:

         U.S. Treasury
          securities                         $ 6,491,647              --             (13,834)         6,477,813
         Securities of U.S.
          government agencies                  3,940,170          32,926                  --          3,973,096
         Obligations of states
          and political
          subdivisions                         2,974,390          76,401                  --          3,050,791
                                             -----------        --------          ----------         ----------

                                             $13,406,207         109,327             (13,834)        13,501,700
                                             ===========        ========          ==========         ==========

         The amortized cost and estimated market value of debt securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                        Estimated
                                                                                   Amortized               Market
                                                                                        Cost                Value
                                                                                   ---------           ----------

         December 31, 1997:

         Due in one year or less                                                 $ 2,395,797            2,392,877
         Due after one year through five years                                     5,705,470            5,763,548
         Due after five years through ten years                                    4,160,797            4,285,662
         Due after ten years                                                         695,000              705,849
                                                                                 -----------           ----------

                                                                                 $12,957,064           13,147,936
                                                                                 ===========           ==========

         Investment securities carried in the balance sheets on December 31, 1997 and 1996, at approximately $300,000 for both years, were pledged to secure public deposits and for other purposes as required or permitted by law.

         Proceeds from maturities of investment securities for 1997 amounted to $3,266,394 and there was no related net gain.

                            FARMERS & MERCHANTS BANK

(3)      LOANS

         Loans at December 31, 1997 and 1996, are summarized as follows:

                                                                                               1997                1996
                                                                                            ----------          ---------

                 Real estate:
                   Construction                                                             $   31,000            371,000
                   Mortgage                                                                  3,698,000          2,870,000
                 Installment                                                                 1,601,000          1,762,000
                 Commercial                                                                    133,000             80,000
                 Other                                                                           2,363              2,570
                                                                                            ----------          ---------
                                                                                             5,465,363          5,085,570
                 Less unearned interest                                                         93,288            100,391
                                                                                            ----------          ---------

                                                                                            $5,372,075          4,985,179
                                                                                            ==========          =========

         Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $142,870 and $24,189 at December 31, 1997 and 1996, respectively.


(4)      ALLOWANCE FOR LOAN LOSSES

         Transactions in the allowance for loan losses were as follows:

                                                                                                1997                1996
                                                                                              --------            -------

                 Balance, beginning of year                                                   $241,253            243,461

                 Loans charged off                                                              (1,177)            (2,208)
                                                                                              --------            -------

                 Balance, end of year                                                         $240,076            241,253
                                                                                              ========            =======

(5)      PREMISES AND EQUIPMENT

         Premises and equipment are summarized as follows:

                                                                                                1997                1996
                                                                                              --------            -------

                 Land                                                                         $ 50,009             50,009
                 Buildings and improvements                                                    414,954            414,954
                 Furniture and equipment                                                       309,879            264,294
                                                                                              --------            -------
                                                                                               774,842            729,257
                 Less accumulated depreciation                                                 415,108            376,184
                                                                                              --------            -------

                                                                                              $359,734            353,073
                                                                                              ========            =======

                            FARMERS & MERCHANTS BANK

(6)      DEPOSITS

         Deposits are summarized as follows:

                                                                                             1997                  1996
                                                                                          -----------           ----------

                 Noninterest-bearing                                                      $ 2,916,713            2,274,892
                 Money market and NOW                                                       3,322,268            3,936,026
                 Savings                                                                    2,889,392            3,285,382
                 Time, $100,000 and over                                                    1,408,515            1,300,000
                 Time, less than $100,000                                                   5,905,408            6,017,537
                                                                                          -----------           ----------

                                                                                          $16,442,296           16,813,837
                                                                                          ===========           ==========

         At December 31, 1997, scheduled maturities of time deposits were as follows:

                 1998                                                                      $6,490,954
                 1999                                                                         667,250
                 2000                                                                         100,669
                 2001                                                                          50,050
                 2002                                                                           5,000
                                                                                           ----------

                                                                                           $7,313,923
                                                                                           ==========

(7)      INCOME TAXES

         A reconciliation of federal income taxes in the statement of income with the amount computed by applying the statutory federal income tax rate to income before income taxes is as follows:

                                                                                              1997                  1996
                                                                                            --------              -------

                 Computed "expected" tax provision                                          $139,940              154,710
                 Increase (reduction) in taxes
                  resulting from:
                   Tax-exempt interest                                                       (55,367)             (54,405)
                   State taxes, net of federal benefit                                        16,956               17,917
                   Other, net                                                                    873               (3,414)
                                                                                            --------              -------

                                                                                            $102,402              114,808
                                                                                            ========              =======

         Applicable income taxes (benefits) consist of the following:

                                                                                              1997                  1996
                                                                                            --------              -------

                 Current:
                   Federal                                                                  $ 79,294               98,613
                   State                                                                      26,114               28,051

                 Deferred:
                   Federal                                                                    (2,583)             (10,013)
                   State                                                                        (423)              (1,843)
                                                                                            --------              -------
                                                                                            $102,402              114,808
                                                                                            ========              =======

                            FARMERS & MERCHANTS BANK

(7)      INCOME TAXES, (Continued)

         The sources of deferred income tax expense (benefits) and the tax effects of each are as follows:

                                                                                               1997                 1996
                                                                                             -------              -------

                 Conversion to cash basis                                                    $(4,355)                (666)
                 Depreciation                                                                  1,959               (4,894)
                 Other                                                                          (610)              (6,296)
                                                                                             -------              -------

                                                                                             $(3,006)             (11,856)
                                                                                             =======              =======

         The deferred tax liability is made up of the following components:

                                                                                              1997                 1996
                                                                                           ---------             --------

                 Deferred tax asset (liability):
                   Allowance for loan losses                                               $ (20,189)             (20,189)
                   Conversion to cash basis                                                  (47,380)             (51,735)
                   Depreciation                                                               (8,111)              (6,152)
                   Other items                                                                   610                   --
                   Net unrealized loss on securities
                    available for sale                                                       (72,531)             (36,287)
                                                                                           ---------             --------

                                                                                           $(147,601)            (114,363)
                                                                                           =========             ========

         The net deferred tax liability is included in other liabilities in 1997 and 1996.

(8)      PROFIT SHARING PLAN

         The Bank has in effect a defined contribution profit sharing plan covering substantially all employees. Contributions to the plan are determined annually by the Board of Directors. The contribution was $12,500 for 1997 and $13,500 for 1996.

                            FARMERS & MERCHANTS BANK

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

                 (WITH INDEPENDENT ACCOUNTANTS' REPORT THEREON)

                        INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
FARMERS & MERCHANTS BANK:


We have audited the accompanying balance sheets of Farmers & Merchants Bank as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farmers & Merchants Bank as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          /s/ Marlin & Edmondson, P.C.

January 10, 1997
Nashville, Tennessee

                            FARMERS & MERCHANTS BANK

                                 Balance Sheets

                           December 31, 1996 and 1995

                                                                    1996                 1995
                                                                ------------         -----------

         Assets

Cash and due from banks                                         $    523,618             213,419
Federal funds sold                                                   650,000             625,000
Investment securities,
 available-for-sale (note 2)                                      13,501,700          13,215,566

Loans (notes 3 and 4)                                              4,985,179           4,821,856
Allowance for loan losses                                           (241,253)           (243,461)
                                                                ------------         -----------

         Net loans                                                 4,743,926           4,578,395
                                                                ------------         -----------

Premises and equipment (note 5)                                      353,073             383,946
Accrued income receivable                                            249,748             236,703
Other assets (note 7)                                                 49,289             151,791
                                                                ------------         -----------

         Total assets                                           $ 20,071,354          19,404,820
                                                                ============         ===========

         Liabilities and Stockholders' Equity

Deposits (note 6):
    Noninterest-bearing accounts                                $  2,274,892           2,237,676
    Interest-bearing accounts                                     14,538,945          13,943,710
                                                                ------------         -----------

         Total deposits                                           16,813,837          16,181,386

Accrued interest                                                      87,932              95,605
Other liabilities (note 7)                                           161,354             229,738
                                                                ------------         -----------

         Total liabilities                                        17,063,123          16,506,729
                                                                ------------         -----------

Stockholders' equity:
    Common stock, $100 par value; authorized
     3,000 shares; issued 3,000 shares                               300,000             300,000
    Additional paid-in capital                                       300,000             300,000
    Undivided profits                                              2,349,025           2,128,802
    Net unrealized gain on securities
     available for sale, net of tax effect                            59,206             169,289
                                                                ------------         -----------

         Total stockholders' equity                                3,008,231           2,898,091
                                                                ------------         -----------

         Total liabilities and stockholders'
          equity                                                $ 20,071,354          19,404,820
                                                                ============         ===========




See accompanying notes to financial statement.

                            FARMERS & MERCHANTS BANK

                              Statements of Income

                     Years Ended December 31, 1996 and 1995

                                                                   1996              1995
                                                                ----------        ---------

Interest income:
    Interest and fees on loans                                  $  557,065          533,847
    Interest on investment securities:
      Taxable                                                      657,495          621,798
      Exempt from federal taxes                                    160,014          157,115
    Interest on federal funds sold                                  52,147           54,729
                                                                ----------        ---------

                                                                 1,426,721        1,367,489

Interest expense:
    Interest on deposits                                           569,164          563,055
                                                                ----------        ---------

         Net interest income                                       857,557          804,434

Other income:
    Service charges on deposit accounts                            114,946          124,521
    Gain on sale of other real estate                               85,609           53,522
    Miscellaneous                                                    5,921           35,775
                                                                ----------        ---------

                                                                   206,476          213,818
                                                                ----------        ---------

Other expenses:
    Salaries and wages                                             288,537          285,849
    Employee benefits (note 8)                                      72,904           69,397
    Occupancy expenses                                              45,702           53,433
    Furniture and fixture expense                                   33,069           37,951
    Other expenses                                                 168,790          179,526
                                                                ----------        ---------

                                                                   609,002          626,156
                                                                ----------        ---------

         Income before income taxes                                455,031          392,096

Applicable income taxes (note 7)                                   114,808           95,001
                                                                ----------        ---------

         Net income                                             $  340,223          297,095
                                                                ==========        =========

Earnings per common share                                       $   113.41            99.03
                                                                ==========        =========

Weighted average common share outstanding                            3,000            3,000
                                                                ==========        =========




See accompanying notes to financial statement.

                            FARMERS & MERCHANTS BANK

                 Statements of Changes in Stockholders' Equity

                     Years Ended December 31, 1996 and 1995

                                                                                                 Net
                                                                                          Unrealized
                                                                                                Gain
                                                                                           (Loss) on
                                                 Additional                               Securities
                              Common                Paid-In          Undivided             Available
                               Stock                Capital            Profits              for Sale          Total
                             --------            ----------          ---------            ----------        ---------

Balance at
 at December 31,
 1994                        $300,000              300,000           1,933,707             (311,682)        2,222,025

    Net income                     --                   --             297,095                   --           297,095

    Net change in
     unrealized
     gain on
     securities
     available for
     sale, net of
     tax effect                    --                   --                  --              480,971           480,971

    Cash dividends:
     $34 per share
     on common stock               --                   --            (102,000)                  --          (102,000)
                             --------              -------           ---------             --------         ---------

Balance at
 December 31,
 1995                         300,000              300,000           2,128,802              169,289         2,898,091

    Net income                     --                   --             340,223                   --           340,223

    Net change in
     unrealized
     gain on
     securities
     available for
     sale, net of
     tax effect                    --                   --                  --             (110,083)         (110,083)

    Cash dividends:
     $40 per share
     on common
     stock                         --                   --            (120,000)                  --          (120,000)
                             --------              -------           ---------             --------         ---------

Balance at
 December 31,
 1996                        $300,000              300,000           2,349,025               59,206         3,008,231
                             ========              =======           =========             ========         =========




See accompanying notes to financial statement.

                            FARMERS & MERCHANTS BANK

                            Statements of Cash Flows

                     Years Ended December 31, 1996 and 1995

                                                                    1996               1995
                                                                -----------         ----------

Cash flows from operating activities:
    Net income                                                  $   340,223            297,097
    Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                                  37,706             40,903
      Increase in deferred income taxes                             (11,828)            (1,345)
      Gain on sale of securities                                         --            (27,870)
      Decrease in interest receivable                               (13,045)           (21,670)
      Decrease in other assets                                      102,502             18,441
      Increase (decrease) in interest payable                        (7,673)            34,556
      Increase in other liabilities                                  10,914            100,389
                                                                -----------         ----------

          Net cash provided by operating activities                 458,799            440,501
                                                                -----------         ----------

Cash flows from investing activities:
    Proceeds from sale of investments                                    --            521,391
    Proceeds from maturities of investments                       2,250,000          1,178,050
    Purchases of investment securities                           (2,713,687)        (1,917,247)
    Purchase of premises and equipment                               (6,833)            (1,623)
    Net increase in loans                                          (165,531)          (226,689)
                                                                -----------         ----------

          Net cash used by investing
           activities                                              (636,051)          (446,118)
                                                                -----------         ----------

Cash flows from financing activities:
    Net increase (decrease) in deposit accounts                     632,451           (508,435)
    Cash dividends paid                                            (120,000)          (102,000)
                                                                -----------         ----------

          Net cash provided (used) by financing
           activities                                               512,451           (610,435)
                                                                -----------         ----------

Net increase (decrease) in cash and
 cash equivalents                                                   335,199           (616,052)

Cash and cash equivalents at beginning of year                      838,419          1,454,471
                                                                -----------         ----------

Cash and cash equivalents at end of year                        $ 1,173,618            838,419
                                                                ===========         ==========

Cash paid during the year for:
    Interest                                                        576,837            528,499
    Income taxes                                                $   114,190             53,444
                                                                ===========         ==========




See accompanying notes to financial statement.

                            FARMERS & MERCHANTS BANK

                         Notes to Financial Statements

                           December 31, 1996 and 1995


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies of Farmers & Merchants Bank conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant policies.

         Investment Securities

         The unrealized portion of the gain or loss on debt and other securities designated as available-for-sale are reported as a separate component of shareholders' equity.

         Gain or loss on sale of investment securities is recognized at the time of the sale. The cost of investment securities sold is based on the identified certificate method.

         Loans

         Loans are stated at the principal amount outstanding, net of unearned discount. Income on installment loans is recognized by the sum-of-the-months digits accrual method. Income on other loans is accrued as earned. Interest accruals are discontinued when, in the opinion of management, it is not reasonable to expect that such interest will be collected.

         The allowance for loan losses, which is reported as a reduction of loans, is available for future loan charge-offs. The provision for loan losses charged to operating expenses is determined based on management's evaluation of the loan portfolio in light of current economic conditions and other factors.

         Premises and Equipment

         Premises and equipment are stated at cost, less accumulated depreciation. Depreciation has been computed on the straight-line method based on the estimated useful lives of the respective assets. Costs of maintenance and repairs are charged to expense as incurred. Costs of replacing structural parts and major units are considered individually and are expensed or capitalized as the facts dictate.

         Income Taxes

         The provision for income taxes relates to items of income and expenses after elimination of tax-free income, principally tax-exempt interest on securities.

         Deferred income taxes arise from timing differences between financial and tax reporting, principally relating to conversion to cash basis of accounting and depreciation.

         Other

         The Bank recognizes substantially all income and expense on the accrual method of accounting.

         Cash and Cash Equivalents

         For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

                            FARMERS & MERCHANTS BANK

(2)      INVESTMENT SECURITIES

         Investments can be designated as either held-to-maturity, trading or available for sale. Investments designated as held-to-maturity are carried at amortized cost and investments designated as available for sale are reported at fair value. The Bank has designated all of its securities as available for sale.

         The amortized cost and estimated market values of investments in debt securities are as follows:

                                                                                   Gross           Estimated
                                         Amortized       Unrealized           Unrealized              Market
                                              Cost            Gains               Losses               Value
                                         ---------       ----------           ----------           ---------

         December 31, 1996:

         U.S. Treasury
          securities                   $ 6,491,647               --              (13,834)          6,477,813
         Securities of U.S.
          government agencies            3,940,170           32,926                   --           3,973,096
         Obligations of states
          and political
          subdivisions                   2,974,390           76,401                   --           3,050,791
                                       -----------          -------              -------          ----------

                                       $13,406,207          109,327              (13,834)         13,501,700
                                       ===========          =======              =======          ==========

         December 31, 1995:

         U.S. Treasury
          securities                   $ 6,344,162           43,778                   --           6,387,940
         Securities of U.S.
          government agencies            3,740,548          129,134                   --           3,869,682
         Obligations of states
          and political
          subdivisions                   2,857,810          100,134                   --           2,957,944
                                       -----------          -------              -------          ----------

                                       $12,942,520          273,046                   --          13,215,566
                                       ===========          =======              =======          ==========

The amortized cost and estimated market value of debt securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                   Estimated
                                                                               Amortized              Market
                                                                                    Cost               Value
                                                                               ---------          ----------

December 31, 1996:

Due in one year or less                                                      $ 2,860,552           2,861,020
Due after one year through five years                                          6,329,847           6,320,780
Due after five years through ten years                                         3,995,808           4,098,752
Due after ten years                                                              220,000             221,148
                                                                             -----------          ----------

                                                                             $13,406,207          13,501,700
                                                                             ===========          ==========

                            FARMERS & MERCHANTS BANK

(2)      INVESTMENT SECURITIES, (Continued)

         Investment securities carried in the balance sheets on December 31, 1996 and 1995, at approximately $300,000 for both years, were pledged to secure public deposits and for other purposes as required or permitted by law.

         Proceeds from maturities of investment securities for 1996 amounted to $2,250,000 and there was no related net gain.


(3)      LOANS

         Loans at December 31, 1996 and 1995, are summarized as follows:

                                                                                               1996                 1995
                                                                                            ----------           ---------

                 Real estate:
                   Construction                                                             $  371,000              66,000
                   Mortgage                                                                  2,870,000           3,332,000
                 Installment                                                                 1,762,000           1,436,000
                 Commercial                                                                     80,000             114,000
                 Other                                                                           2,570                 468
                                                                                            ----------           ---------
                                                                                             5,085,570           4,948,468
                 Less unearned interest                                                        100,391             126,612
                                                                                            ----------           ---------

                                                                                            $4,985,179           4,821,856
                                                                                            ==========           =========

         Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $24,189 and $37,313 at December 31, 1996 and 1995, respectively.


(4)      ALLOWANCE FOR LOAN LOSSES

         Transactions in the allowance for loan losses were as follows:

                                                                                                1996                 1995
                                                                                             ---------             -------

                 Balance, beginning of year                                                  $ 243,461             243,527

                 Loans charged off                                                              (2,208)                (66)
                                                                                             ---------             -------

                 Balance, end of year                                                        $ 241,253             243,461
                                                                                             =========             =======

(5)      PREMISES AND EQUIPMENT

         Premises and equipment are summarized as follows:

                                                                                                1996                 1995
                                                                                             ---------             -------

                 Land                                                                        $  50,009              50,009
                 Buildings and improvements                                                    414,954             414,954
                 Furniture and equipment                                                       264,294             257,461
                                                                                             ---------             -------
                                                                                               729,257             722,424
                 Less accumulated depreciation                                                 376,184             338,478
                                                                                             ---------             -------

                                                                                             $ 353,073             383,946
                                                                                             =========             =======

                            FARMERS & MERCHANTS BANK

(6)      DEPOSITS

         Deposits are summarized as follows:

                                                                                              1996                 1995
                                                                                          -----------           ----------

                 Noninterest-bearing                                                      $ 2,274,892            2,237,676
                 Money market and NOW                                                       3,936,026            3,076,621
                 Savings                                                                    3,285,382            3,321,759
                 Time, $100,000 and over                                                    1,300,000            1,200,000
                 Time, less than $100,000                                                   6,017,537            6,345,330
                                                                                          -----------           ----------

                                                                                          $16,813,837           16,181,386
                                                                                          ===========           ==========

(7)      INCOME TAXES

         A reconciliation of federal income taxes in the statement of income with the amount computed by applying the statutory federal income tax rate to income before income taxes is as follows:

                                                                                              1996                  1995
                                                                                            --------              -------

                 Computed "expected" tax provision                                          $154,710              133,313
                 Increase (reduction) in taxes
                  resulting from:
                   Tax-exempt interest                                                       (54,405)             (47,919)
                   State taxes, net of federal benefit                                        17,917               15,562
                   Other, net                                                                 (3,414)              (5,955)
                                                                                            --------              -------

                                                                                            $114,808               95,001
                                                                                            ========              =======

         Applicable income taxes (benefits) consist of the following:

                                                                                              1996                  1995
                                                                                            --------               ------

                 Current:
                   Federal                                                                  $ 98,613               70,077
                   State                                                                      28,051               23,579

                 Deferred:
                   Federal                                                                   (10,013)               1,843
                   State                                                                      (1,843)                (498)
                                                                                            --------               ------

                                                                                            $114,808               95,001
                                                                                            ========               ======

         The sources of deferred income tax expense (benefits) and the tax effects of each are as follows:

                                                                                              1996                  1995
                                                                                            --------               ------

                 Conversion to cash basis                                                   $   (666)               3,023
                 Depreciation                                                                 (4,894)              (6,362)
                 Other                                                                        (6,296)               4,684
                                                                                            --------               ------

                                                                                            $(11,856)               1,345
                                                                                            ========               ======

                            FARMERS & MERCHANTS BANK

(7)      INCOME TAXES, (Continued)

         The deferred tax liability is made up of the following components:

                                                                                              1996                 1995
                                                                                           ---------             --------

                 Deferred tax asset (liability):
                   Allowance for loan losses                                               $ (20,189)             (22,546)
                   Conversion to cash basis                                                  (51,735)             (52,478)
                   Depreciation                                                               (6,152)             (11,615)
                   Other items                                                                    --               (3,265)
                   Net unrealized loss on securities
                    available for sale                                                       (36,287)            (103,757)
                                                                                           ---------             --------

                                                                                           $(114,363)            (193,661)
                                                                                           =========             ========

         The net deferred tax asset is included in other assets in 1996 and the net deferred tax liability in included in other liabilities in 1995.

(8)      PROFIT SHARING PLAN

         The Bank has in effect a defined contribution profit sharing plan covering substantially all employees. Contributions to the plan are determined annually by the Board of Directors. The contribution was $13,500 for 1996 and $12,000 for 1995.

                                                                        ANNEX A

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of October 26, 1998, among FIRST FARMERS AND MERCHANTS CORPORATION, a Tennessee corporation (the "Parent"), FIRST FARMERS AND MERCHANTS NATIONAL BANK, COLUMBIA, a national banking association and wholly owned subsidiary of Parent ("Buyer Bank") and FARMERS & MERCHANTS BANK, a Tennessee banking corporation ("Seller Bank" and together with Buyer Bank, the "Banks").

         WHEREAS, the Boards of Directors of Parent and the Banks have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Seller Bank will merge with and into Buyer Bank (the "Merger") subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the National Bank Act (the "NBA") and the Tennessee Banking Act (the "TBA"), at the Effective Time (as defined in Section
1.2 hereof), Seller Bank shall merge with and into Buyer Bank. Buyer Bank shall be the surviving banking corporation (hereinafter sometimes called the "Surviving Bank") in the Merger, and shall continue its corporate existence under the laws of the United States. The name of the Surviving Bank shall continue to be First Farmers & Merchants National Bank, Columbia. Upon consummation of the Merger, the separate corporate existence of Seller Bank shall terminate.

         1.2. Effective Time. The Merger shall become effective at 5:00 p.m. on the Closing Date (as defined in Section 10.1) or such later time as may be specified by applicable law (the "Effective Time").

         1.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the NBA and the TBA. Without limiting the foregoing, Buyer Bank shall be liable for all liabilities of Seller Bank from and after the Effective Time as required by 12 U.S.C. ss.215a(a)(4).

         1.4. Conversion of Seller Bank Common Stock.

                  (a) At the Effective Time, subject to Section 2.2(e) and
Section 9.1(g) hereof, each share of the common stock, par value $100.00, of the Seller Bank (the "Seller Bank Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and other than shares of Seller Bank Common Stock held directly or indirectly by Parent or its Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 40 shares (the "Exchange Ratio") of the common stock, par value $10.00 per share, of Parent ("Parent Common Stock"). All of the shares of Seller Bank Common Stock converted into Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Seller Bank Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Parent Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Seller Bank Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Seller Bank Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

                  (b) At the Effective Time, all shares of Seller Bank Common Stock that are owned directly or indirectly by Parent or Seller Bank or any of their respective Subsidiaries (other than shares of Seller Bank Common Stock
(x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Seller Bank, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Parent or Seller Bank or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Seller Bank Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Seller Bank, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by Seller Bank or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

                  (c) Notwithstanding anything in this Agreement to the contrary, shares of Seller Bank Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 45-2-1309 of the TBA ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Parent Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Chapter 23 of the Tennessee Business Corporations Act ("Chapter 23"); provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Chapter 23, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Seller Bank Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Parent Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 1.4(a) and Article II hereof.

         1.5. Parent Common Stock. Shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

         1.6. Articles. At the Effective Time, the articles of association of Buyer Bank as in effect at the Effective Time shall be the articles of association of the Surviving Bank until thereafter amended in accordance with applicable law.


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


         1.7. Bylaws. At the Effective Time, the bylaws of Buyer Bank as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until thereafter amended in accordance with applicable law.

         1.8. Directors and Officers. The directors and officers of Buyer Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the articles and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified

         1.9. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined herein).

                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.1. Parent to Make Shares Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company (the "Exchange Agent") selected by Parent (which may be the Parent acting on its own behalf) for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Seller Bank Common Stock.

         2.2. Exchange of Shares.

                  (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares into which the shares of Seller Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Seller Bank shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Seller Bank Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Certificate.


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


                  (c) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the Effective Time, there shall be no transfers on the stock transfer books of Seller Bank of the shares of Seller Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock as provided in this Article II.

                  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of Seller Bank who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) $46.00 (the "Stock Price") by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

                  (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Seller Bank for twelve months after the Effective Time shall be paid to Parent. Any shareholders of Seller Bank who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Seller Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Banks, the Exchange Agent or any other person shall be liable to any former holder of shares of Seller Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                        DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

         3.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Seller Bank has delivered to Parent, and Parent has delivered to Seller Bank, a schedule (in the case of the Seller Bank, the "Seller Bank Disclosure Schedule," and in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of Seller Bank, or Article V, in the case of Parent, or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to either Seller Bank or Parent, respectively.

         3.2.  Standards.

                  (a) No representation or warranty of Seller Bank contained in
Article IV or of Parent contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of Seller Bank, or Article V, in the case of Parent, has had a Material Adverse Effect with respect to Seller Bank or Parent, respectively.

                  (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or Seller Bank, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (w) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (x) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (y) any action or omission of Seller Bank or Parent or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (z) any expenses incurred by such party which expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby; it being agreed that for purposes of this paragraph, any matter or circumstance affecting Seller Bank that has had or is reasonably likely to result in a loss, cost, liability, or expense in excess of $25,000 individually or in the aggregate shall be considered material for purposes of this Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF SELLER BANK

         Subject to Article III, Seller Bank hereby represents and warrants to Parent as follows:

         4.1.  Corporate Organization.

                  (a) Seller Bank is a Tennessee banking corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. The deposit accounts of Seller Bank are insured by the Federal Deposit Insurance Corporation (the "OCC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

                  (b) The minute books of Seller Bank contain true and correct records of all meetings and other action held or taken since December 31, 1993 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

         4.2.  Capitalization.

                  (a) The authorized capital stock of Seller Bank consists of 4,000 shares of Seller Bank Common Stock, $100.00 par value, and 3000 shares of preferred stock. There are 3,000 shares of Seller Bank Common Stock and no shares of Seller Bank preferred stock outstanding. No Seller Bank Common Stock is held by Seller Bank as treasury stock. There are (i) no shares of Seller Bank Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Seller Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and have been issued in compliance with or free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the preemptive rights contained within the Seller Bank charter, Seller Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Seller Bank Common Stock or any other equity security of Seller Bank or any securities representing the right to purchase or otherwise receive any shares of Seller Bank Common Stock or any other equity security of Seller Bank.

                  (b) Seller Bank does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, trust, limited liability company, or similar entity, or any interest in a partnership or joint venture of any kind.

         4.3.  Authority; No Violation.

                  (a) Seller Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Seller Bank. The Board of Directors of Seller Bank has directed that this Agreement and the transactions contemplated hereby be submitted to Seller Bank's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Seller Bank's shareholders, no other corporate proceedings on the part of Seller Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller Bank and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of Seller Bank, enforceable against Seller Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 4.3(b) of the Seller Bank Disclosure Schedule, neither the execution and delivery of this Agreement by Seller Bank, nor the consummation by Seller Bank of the transactions contemplated hereby, nor compliance by Seller Bank with any of the terms or provisions hereof, will (i) violate any provision of the charter or bylaws of Seller Bank, or (ii) assuming that the consents and approvals referred to in
Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller Bank, or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller Bank is a party, or by which it or any of its respective properties or assets may be bound or affected.

         4.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Office of the Comptroller of the Currency (the "OCC") and the Tennessee Department of Financial Institutions (the "TDFI"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of Seller Bank's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of a registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus,
(d) the approval of this Agreement by the requisite vote of the shareholders of Seller Bank, and (e) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Seller Bank Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with
(1) the execution and delivery by Seller Bank of this Agreement and (2) the consummation by Seller Bank of the Merger and the other transactions contemplated hereby.

         4.5. Reports. Seller Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the OCC, (ii) the Board of Governors of the Federal Reserve Board (the "Federal Reserve") or any Federal Reserve Bank, (iii) the TDFI and (iv) any other applicable regulatory organization (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Seller Bank, and except as set forth in Section 4.5 of the Seller Bank Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Seller Bank, investigation into the business or operations of Seller Bank since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Seller Bank.

         4.6. Financial Statements. Seller Bank has previously made available to Parent copies of (a) the statements of condition of Seller Bank as of December 31 for the fiscal years 1996 and 1997, and the related statements of earnings and changes in shareholders' equity for the fiscal years 1996 through 1997, inclusive, in each case accompanied by the audit report of Marlin & Edmondson, independent public accountants with respect to Seller Bank, and (b) the unaudited statements of condition of Seller Bank as of June 30, 1998 and the unaudited statements of earnings and cash flows for the six month period ended June 30, 1998. The December 31, 1997 statement of condition of Seller Bank (including the related notes, where applicable) fairly presents the financial position of Seller Bank as of the date thereof, and the other financial statements referred to in this Section
4.6 (including the related notes, where applicable) fairly present the results of the operations and financial position of Seller Bank for the respective fiscal periods or as of the respective dates therein set forth; each of such statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of Seller Bank have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         4.7. Broker's Fees. Neither Seller Bank nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         4.8. Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Section 4.8(a) of the Seller Bank Disclosure Schedule, since December 31, 1997 there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Seller Bank.

                  (b) Except as set forth in Section 4.8(b) of the Seller Bank Disclosure Schedule since December 31, 1997, Seller Bank has carried on its business in the ordinary course consistent with its past practices.

                  (c) Except as set forth in Section 4.8(c) of the Seller Bank Disclosure Schedule, since December 31, 1997, Seller Bank has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus except for salary increases and bonus payments made in the ordinary course of business consistent with past practices, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

         4.9. Legal Proceedings.

                  (a) Except as set forth in Section 4.9 of the Seller Bank Disclosure Schedule, Seller Bank is not a party to any, and there are no pending or, to Seller Bank's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller Bank or challenging the validity or propriety of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Section 4.9(b) of the Seller Bank Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Seller Bank or the assets of Seller Bank.

         4.10. Taxes.

                  (a) Except as set forth in Section 4.10(a) of the Seller Bank Disclosure Schedule, each of Seller Bank has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of Seller Bank (in accordance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in Section 4.10(a) of the Seller Bank Disclosure Schedule, (i) as of the date hereof neither Seller Bank has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Seller Bank, the federal and state income Tax Returns of Seller Bank have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

                  (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         4.11.  Employees.

                  (a) Section 4.11(a) of the Seller Bank Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by Seller Bank, any former Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Seller Bank would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 414(b), (c), (m) or (o) of the Code, for the benefit of any employee or former employee of Seller Bank, any former Subsidiary or any ERISA Affiliate.

                  (b) Seller Bank has heretofore made available to Parent with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

                  (c) Except as set forth in Section 4.11(c) of the Seller Bank Disclosure Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of Seller Bank, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither Seller Bank nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Seller Bank no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in
Section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to Seller Bank of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of Seller Bank, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (d) Except as set forth in Section 4.11(d) of the Seller Bank Disclosure Schedule or as otherwise contemplated by this Agreement or any other agreements entered into by any party hereto in connection with the execution hereof: neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" within the meaning of Section 280G of the Code, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of Seller Bank or any of its Subsidiaries under any Plan or otherwise, (ii) increase any benefits payable under any Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

         4.12. Shareholder Reports. Seller Bank has previously made available to Parent a true and correct copy of each prospectus, report, schedule and definitive proxy statement, or communication sent by Seller Bank to its shareholders since December 31, 1996, and no prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Seller Bank has not registered any class of securities with the SEC and is not subject to the periodic reporting or other requirements of the SEC or any other Regulatory Agency with respect to its securities.

         4.13. Seller Bank Information. The information relating to Seller Bank which is provided to Parent by Seller Bank or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         4.14. Compliance with Applicable Law. Seller Bank holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Seller Bank, and Seller Bank has not received notice of any violations of any of the above.

         4.15. Certain Contracts.

                  (a) Except as set forth in Section 4.15(a) of the Seller Bank Disclosure Schedule, Seller Bank is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, Seller Bank, Buyer Bank or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $5,000 per annum, or (v) which materially restricts the conduct of any line of business


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


by Seller Bank. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Seller Bank Disclosure Schedule, is referred to herein as a "Seller Bank Contract". Seller Bank has previously delivered or made available to Parent true and correct copies of each Seller Bank Contract.

                  (b) Except as set forth in Section 4.15(b) of the Seller Bank Disclosure Schedule, (i) each Seller Bank Contract described in clause (iii) of
Section 4.15(a) is valid and binding and in full force and effect, (ii) Seller Bank and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Seller Bank Contract described in clause
(iii) of Section 4.15(a), (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Seller Bank or any of its Subsidiaries under any Seller Bank Contract described in clause (iii) of Section 4.15(a), and (iv) no other party to any Seller Bank Contract described in clause (iii) of Section 4.15(a) is, to the knowledge of Seller Bank, in default in any respect thereunder.

         4.16. Agreements with Regulatory Agencies. Except as set forth in
Section 4.16 of the Seller Bank Disclosure Schedule, Seller Bank is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Seller Bank Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Seller Bank been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         4.17. No Fiduciary Accounts. Seller Bank has no persons or accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

         4.18. Environmental Matters. Except as set forth in Section 4.18 of the Seller Bank Disclosure Schedule:

                  (a) Seller Bank, and to the knowledge of Seller Bank, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Seller Bank, threatened, before any Governmental Entity or other forum in which Seller Bank, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Seller Bank, any Participation Facility or any Loan Property;

                  (c) To the knowledge of Seller Bank, during the period of (x) Seller Bank's ownership or operation of any of their respective current or former properties, (y) Seller Bank's participation in the management of any Participation Facility, or (z) Seller Bank's interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Seller Bank, prior to the period of (x) Seller Bank's ownership or


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operation of current or former properties, (y) Seller Bank's participation in the management of any Participation Facility, or (z) Seller Bank's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d) The following definitions apply for purposes of this
Section 4.18: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which Seller Bank holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which Seller Bank participates in the management and, where required by the context, said term means the owner or operator of such property.

         4.19. Approvals. As of the date of this Agreement, Seller Bank knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby should not be obtained.

         4.20. Loan Portfolio.

                  (a) Except for matters to be disclosed in writing and accepted by Parent in the course of its due diligence investigation or as set forth in Section 4.20 of the Seller Bank Disclosure Schedule, Seller Bank is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of September 30, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) as of September 30, 1998, Loan with any director, executive officer or five percent or greater shareholder of Seller Bank, or to the knowledge of Seller Bank, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Except for matters to be disclosed in writing and accepted by Parent in the course of its due diligence investigation, Section 4.20 of the Seller Bank Disclosure Schedule sets forth (i) all of the Loans of Seller Bank that as of September 30, 1998, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Seller Bank that as of September 30, 1998, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Seller Bank that as of September 30, 1998, was classified as "Other Real Estate Owned" and the book value thereof.

                  (b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be,
(ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) to the knowledge of Seller Bank, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.21. Property. Seller Bank has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the statement of financial condition of Seller Bank as of December 31, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections


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


of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement or the marketability thereof, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which Seller Bank as lessee leases real or personal property are valid and enforceable in accordance with their respective terms and Seller Bank is not, nor to the knowledge of Seller Bank, is any other party thereto, in default thereunder.

         4.22. Accounting for the Merger; Reorganization. As of the date of this Agreement, Seller Bank has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Subject to Article III, Parent hereby represents and warrants to Seller Bank as follows:

         5.1.  Corporate Organization.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Restated Articles of Incorporation and Bylaws of Parent, copies of which have previously been made available to Seller Bank, are true and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) Buyer Bank is a national banking association validly existing and in good standing. The deposit accounts of Buyer Bank are insured by the OCC through the Bank Insurance Fund and the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each Subsidiary of Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                  (c) The minute books of Parent and each of its Subsidiaries contain true and correct records of all meetings and other actions held or taken since December 31, 1996 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

         5.2.  Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 8,000,000 shares of Parent Common Stock. As of June 30, 1998, there were 2,800,000 shares of Parent Common Stock issued and outstanding, and no shares of Parent Common Stock held in Parent's treasury. As of the date of this Agreement, no shares of Parent Common Stock were reserved for issuance, except as set forth in Section 5.2(a) of the Parent Disclosure Schedule. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability


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


attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Parent Disclosure Schedule, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (b) Section 5.2(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Parent Subsidiaries as of the date of this Agreement. Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Parent, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         5.3.  Authority; No Violation.

                  (a) Parent and Buyer Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Parent and Buyer Bank, and no other corporate proceedings on the part of Parent or Buyer Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Parent and Buyer Bank and (assuming due authorization, execution and delivery by Seller Bank ) this Agreement constitutes a valid and binding obligation of Parent and Buyer Bank, enforceable against Parent and Buyer Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent or Buyer Bank, nor the consummation by Parent and Buyer Bank of the transactions contemplated hereby or thereby, nor compliance by Parent and Buyer Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the charter or bylaws of Parent, or the articles of association or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.


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


         5.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the OCC and TDFI, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent and Buyer Bank of this Agreement and (2) the consummation by Parent and Buyer Bank of the Merger and the other transactions contemplated hereby.

         5.5. Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Parent and its Subsidiaries, and except as set forth in Section 5.5 of Parent Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 1996. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.

         5.6. Financial Statements. Parent has previously made available to Seller Bank copies of (i) the consolidated balance sheets of Parent and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Kraft Bros., Esstman, Patton & Harrell, PLLC, independent public accountants with respect to Parent, and (ii) the unaudited consolidated balance sheets of Parent and its Subsidiaries as of June 30, 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal quarter ended June 30, 1998, as reported in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the SEC under the Exchange Act. The December 31, 1997 and June 30, 1998 consolidated balance sheet of Parent (including the related notes, where applicable) fairly present the consolidated financial position of Parent and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.


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


         5.7. Broker's Fees. Other than the services of M&D Capital, the fees of which shall be borne solely by Parent, neither Parent nor any Subsidiary of Parent, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         5.8.  Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Section 5.8 of the Parent Disclosure Schedule, or as disclosed in any Parent Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since December 31, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

                  (b) Except as set forth in Section 5.8(b) of the Parent Disclosure Schedule, since December 31, 1997, Parent has carried on its business in the ordinary course consistent with its past practices.

         5.9.  Legal Proceedings.

                  (a) Except as set forth in Section 5.9 of the Parent Disclosure Schedule or Seller Bank's annual report on Form 10-K for the year ended December 31, 1997, neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

         5.10. Taxes. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of Parent (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, (i) as of the date hereof, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Parent and its Subsidiaries, the federal and state income Tax Returns of Parent and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

         5.11.  Employees.

                  (a) Section 5.11(a) of the Parent Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Parent Plans") by Parent, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), all of which


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


together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Parent, any Subsidiary or any Parent ERISA Affiliate.

                  (b) Except as set forth in Section 5.11(b) of the Parent Disclosure Schedule: each of the Parent Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS; no Parent Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither Parent nor any Parent ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Parent no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Parent Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA; no Parent Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no Parent Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto.

                  (c) Parent has heretofore made available to Seller Bank with respect to each of the Parent Plans true and correct copies of each of the following documents if applicable: (i) the Parent Plan document; (ii) the actuarial report for such Parent Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Parent Plan and (iv) the most recent summary plan description and related summaries of material modifications.

         5.12. SEC Reports. Parent has previously made available to Seller Bank a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1996 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and (b) communication mailed by Parent to its shareholders since December 31, 1996, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied with the published rules and regulations of the SEC with respect thereto.

         5.13. Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Seller Bank or any of its Subsidiaries) will comply with the provisions of the Securities Act and Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

         5.14. Compliance with Applicable Law. Parent and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of


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


any Governmental Entity relating to Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries knows of, or has received notice of violation of, any violations of any of the above.

         5.15. Ownership of Seller Bank Common Stock; Affiliates and Associates. As of the date hereof, neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of Seller Bank (other than Trust Account Shares and DPC Shares).

         5.16. Agreements with Regulatory Agencies. Except as set forth in
Section 5.16 of the Parent Disclosure Schedule or as disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 1997, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section
5.16 of the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement.

         5.17. Environmental Matters. Except as set forth in Section 5.17 of the Parent Disclosure Schedule:

                  (a) Each of Parent and its Subsidiaries and, to the knowledge of Parent, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Parent, threatened, before any Governmental Entity or other forum in which Parent, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Parent or any of its Subsidiaries, any Participation Facility or any Loan Property;

                  (c) To the knowledge of Parent during the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) Parent's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Parent, prior to the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d) The following definitions apply for purposes of this
Section 5.17: (x) "Loan Property" means any property in which Parent or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Parent or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

         5.18. Approvals. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

         5.19. Accounting for the Merger; Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         6.1. Covenants of Seller Bank. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly permitted by this Agreement, or with the prior written consent of Parent, Seller Bank shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Seller Bank Disclosure Schedule or as otherwise contemplated by this Agreement or as consented to in writing by Parent, Seller Bank shall not:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends for the third and fourth quarter of 1998 not in excess of $14.00 per share of Seller Bank Common Stock;

                  (b) (i) repurchase, redeem or otherwise acquire any shares of the capital stock of Seller Bank, or any securities convertible into or exercisable for any shares of the capital stock of Seller Bank, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                  (c) amend its charter, bylaws or other similar governing documents;

                  (d) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make a takeover proposal; provided, however, that Seller Bank may communicate information about any such takeover proposal to its shareholders without a favorable recommendation if, in the judgment of Seller Bank's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law, provided further, however, that Seller Bank may, and may authorize and permit its officers, directors, employees or agents to, (i) provide or cause to be provided such information, and (ii) participate in such discussions or negotiations, if the Board of Directors of Seller Bank, after having consulted with and considered the advice of outside counsel, has determined that the failure to do so could cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Seller Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Parent with respect to any of the foregoing. Seller Bank will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.1(d). Seller Bank will notify Parent immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Seller Bank, and Seller Bank will promptly (within 24 hours) inform Parent in writing of all of the relevant details with respect to the foregoing including the material terms and conditions of such request or takeover proposal and the identity of the person or group making such request or proposal. Seller Bank will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Seller Bank or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of Seller Bank;

                  (e) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

                  (f)    enter into any new line of business;

                  (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Seller Bank, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

                  (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (i) change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by Seller Bank's independent auditors;

                  (j) (i) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between Seller Bank and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                  (k) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code;

                  (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (n) file any application to relocate or terminate the operations of any banking office;

                  (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Seller Bank is a party or by which Seller Bank or its properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

                  (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c)); or

                  (q) agree or commit to do any of the foregoing.

         6.2. Covenants of Parent. Except as set forth in Section 6.2 of the Parent Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Seller Bank, Parent shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of Parent, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current semi-annual dividends; provided, however, that Parent may declare and pay a special dividend not to exceed $1.00 per share to shareholders of record prior to the Effective Time if approved by the Board of Directors of Parent;

                  (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (c) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

                  (d) change its methods of accounting in effect at December 31, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Parent's independent auditors;

                  (e) take or cause to be taken any action which would disqualify the Merger as a reorganization under Section 368(a) of the Code; or

                  (f) agree to do any of the foregoing.

         6.3. Conduct of Parent's Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of Seller Bank, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

         7.1.  Regulatory Matters.

                  (a) Parent and Seller Bank shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Seller Bank and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of Seller Bank and Parent shall thereafter mail the Proxy Statement to its respective shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state


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


securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

                  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Seller Bank and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Seller Bank or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) Parent and Seller Bank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, Seller Bank or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (d) Parent and Seller Bank shall promptly furnish each other with copies of written communications received by Parent or Seller Bank, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         7.2.  Access to Information.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished be subject to, and shall be held in confidence in accordance with, the provisions of the confidentiality agreement (the "Confidentiality Agreement"), between Parent and Seller Bank.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

         7.3. Shareholder Meetings. Seller Bank shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Seller Bank will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

         7.4. Legal Conditions to Merger. Each of Parent and Seller Bank shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Seller Bank or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

         7.5.  Affiliates.

                  (a) Seller Bank shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto.

                  (b) Parent shall publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135.

         7.6. Stock Exchange Listing. Seller Bank acknowledges that the shares of Parent Common Stock to be issued in the Merger are not listed or approved for quotation on any stock exchange or market and that Parent has no obligation to obtain such a listing or approval for quotation.

         7.7.  Employees; Employee  Benefit Plans.

                  (a) Buyer Bank recognizes the valuable contributions made by Seller Bank employees to Seller Bank and the value they could bring to Buyer Bank operations. Seller Bank agrees that Parent and/or Buyer Bank may contact employees of Seller Bank and review all records relating to the employment of such persons by Seller Bank. Buyer Bank agrees to personally interview all of Seller's employees, to consider in good faith the retention of up to all of Seller Bank's employees, and to offer at-will employment to such of the Seller Bank's employees as Buyer determines in its reasonable discretion are appropriate to maintain necessary staffing levels.

                  (b) As of the Effective Time, the employees of Seller Bank who are retained by Buyer Bank (the "Retained Employees") shall be eligible to participate in Parent's employee benefit plans in which similarly situated employees of Buyer Bank participate, to the same extent as similarly situated employees of Buyer Bank (it being understood that inclusion of Retained Employees in Parent's employee benefit plans may occur at different times with respect to different plans.

                  (c) With respect to each Parent Plan that is an "employee benefit plan," as defined in Section 3(3)of ERISA, for purposes of determining vacation entitlement (but not profit-sharing benefits), service with Seller Bank shall be treated as service with Parent; provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations.

         7.8.  Indemnification.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Seller Bank or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller Bank, any of the Subsidiaries of Seller Bank or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 7.8 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section
7.8 shall continue in full force and effect without time limit from and after the Effective Time.

                  (b) Parent shall cause the persons serving as officers and directors of Seller Bank immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by Seller Bank (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than 120% of the current amount expended by Seller Bank (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.8(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

                  (c) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section.

                  (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of Seller Bank under applicable law.

                  (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (c) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (e) Opinion. Prior to the execution of this Agreement, Seller Bank shall have received an opinion from Mercer Capital to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of Seller Bank from a financial point of view.

         8.2. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of Seller Bank set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Seller Bank set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of Seller Bank by the Chief Executive Officer and the Chief Financial Officer of Seller Bank to the foregoing effect.

                  (b) Performance of Obligations of Seller Bank. Seller Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Seller Bank by the Chief Executive Officer and the Chief Financial Officer of Seller Bank to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (d) Pooling of Interests. Parent shall have received a letter from its independent auditors, addressed to Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

                  (e) Due Diligence. Parent shall have conducted a due diligence examination of Seller Bank covering such matters as it may determine and shall be satisfied with the results of its investigation, including the results of any assessment of environmental risk and compliance.

         8.3. Conditions to Obligations of Seller Bank. The obligation of Seller Bank to effect the Merger is also subject to the satisfaction or waiver by Seller Bank at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of Parent set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Parent set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Seller Bank shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the principal financial officer of Parent to the foregoing effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller Bank shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the principal financial officer of Parent to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (d) Due Diligence. Seller Bank shall have conducted a due diligence examination of Parent and Buyer Bank covering such matters as it may determine and shall be satisfied with the results of its investigation.

                  (e) Tax Matters. Seller shall have received a letter from Kraft Bros., Esstman, Patton & Harrell, PLLC dated as of the Closing Date, in form and substance satisfactory to Seller, stating in effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent Common Stock (except for cash received in lieu of fractional shares) in the Merger, (iii) the tax basis of the Parent Stock received by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent stock in the Merger will be the same as the tax basis of the Seller stock surrendered in exchange for the Parent stock(reduced by an amount allocable to a fractional share interest in Parent stock for which cash is received), and
(iv) the holding period of the Parent stock in the Merger will be the same as the holding period of the Seller Bank stock surrendered in exchange therefor, provided that such Seller Bank stock is held as a capital asset at the Effective Time.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

         9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of both Seller Bank and Parent:

                  (a) By mutual consent of Seller Bank and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) By either Parent or Seller Bank upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (c) by either Parent or Seller Bank if the Merger shall not have been consummated on or before April 30, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Parent or Seller Bank (provided that the terminating party shall not be in material breach of any of its obligations under Section 7.3) if any approval of the shareholders of either of Seller Bank or Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

                  (e) by either Parent or Seller Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this
Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by Seller Bank) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent);

                  (f) by either Parent or Seller Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

                  (g) by the Board of Directors of Parent, if the Board of Directors of Seller Bank shall have failed to recommend in the Proxy Statement that Seller Bank's shareholders approve and adopt this Agreement, or shall have withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby.

         9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or Seller Bank as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

         9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of either Seller Bank or Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by Seller Bank's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Seller Bank shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing)(the "Closing Date"), at such time, date and place as is agreed to by the parties hereto.

         10.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         10.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)    if to Parent, to:

                         First Farmers and Merchants Corporation
                         816 South Garden Street
                         P.O. Box 1148
                         Columbia, Tennessee  38402
                         Attention:  Waymon L. Hickman

                         with a copy to (which shall not constitute notice):

                         Ralph W. Davis, Esq.
                         Waller Lansden Dortch & Davis
                         A Professional Limited Liability Company
                         511 Union Street, Suite 2100
                         Nashville, Tennessee  37219

                  (b)    if to Seller Bank, to:

                         Farmers & Merchants Bank
                         2011 Hwy 47 North
                         P.O. Box 129
                         White Bluff, Tennessee  37187-0129
                         Attention: Richard C. Bibb, Chairman, Chief Executive Officer, and President
                         with a copy to (which shall not constitute notice):

                         Steven J.  Eisen, Esq.
                         Baker Donelson Bearman & Caldwell, P.C.
                         511 Union Street, Suite 1700
                         Nashville, Tennessee 37219

         10.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         10.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

         10.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed wholly within such state.

         10.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in 7.2(b) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of
Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.11. Publicity. Except as required by applicable law, neither Parent nor Seller Bank shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         10.12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, Parent, Buyer Bank, and Seller Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


FIRST FARMERS AND MERCHANTS CORPORATION


By: /s/ Waymon L. Hickman
    ---------------------------------------
    Waymon L. Hickman
    Chairman and Chief Executive Officer


FIRST FARMERS AND MERCHANTS NATIONAL BANK, COLUMBIA


By: /s/ Waymon L. Hickman
    ---------------------------------------
    Waymon L. Hickman
    Chairman and Chief Executive Officer


FARMERS & MERCHANTS BANK


By: /s/ Richard Bibb
    ---------------------------------------
    Richard Bibb
    Chairman, Chief Executive Officer, and President

              AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER ("Amendment") is dated as of December 15, 1998 by and among FIRST FARMERS AND MERCHANTS CORPORATION, a Tennessee corporation (the "Parent"), FIRST FARMERS AND MERCHANTS NATIONAL BANK OF COLUMBIA, a national banking association and wholly-owned subsidiary of Parent (the "Buyer Bank") and FARMERS & MERCHANTS BANK - WHITE BLUFF, TENN., a Tennessee banking corporation (the "Seller Bank" and together with Buyer Bank, the "Banks").


                                R E C I T A L S:

         WHEREAS, Parent, Buyer Bank and Seller Bank are parties to that certain Agreement and Plan of Merger dated as of October 26, 1998 (the "Merger Agreement");

         WHEREAS, the Merger Agreement currently anticipates that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP"); and

         WHEREAS, Parent, Buyer Bank and Seller Bank desire to amend the Merger Agreement as set forth in this Amendment to reflect that the Merger will be accounted for as a purchase under GAAP.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                               A G R E E M E N T:

1. Section 1.9 of the Merger Agreement is hereby amended by deleting "; Accounting Treatment" in the heading, the subsection heading "(i)" and the following language in the text of Section 1.9: ", and (ii) be accounted for as a `pooling of interests' under GAAP (as defined herein)." Section 1.9 shall read, in its entirety, as follows:

                  1.9. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

2. Section 4.22 of the Merger Agreement is hereby amended by deleting "Accounting for the Merger;" in the heading and the following language in the text of Section 4.22: "(i) for pooling-of-interests treatment under GAAP or
(ii)." Section 4.22 shall read, in its entirety, as follows:

                  4.22 Reorganization. As of the date of this Agreement, Seller Bank has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

3. Section 5.19 of the Merger Agreement is hereby amended by deleting "Accounting for the Merger;" in the heading and the following language in the text of Section 5.19: "(i) for pooling-of-interest treatment under GAAP or
(ii)." Section 5.19 shall read, in its entirety, as follows:

                  5.19. Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4. Section 6.1(k) of the Merger Agreement is hereby amended by deleting "a 'pooling of interests' for accounting purposes or." Section 6.1(k) shall read, in its entirety, as follows:

                  (k) take or cause to be taken any action which would disqualify the Merger as a reorganization under Section 368(a) of the Code;

5. Section 7.5 of the Merger Agreement is hereby amended by adding ", if the Merger is accounted for as a `pooling of interests,' " in the text of
Section 7.5(a) immediately following the words "Securities Act and", and by adding ", if the Merger is accounted for as a `pooling of interests,' " in the text of Section 7.5(b) immediately following the words "Parent shall." Section
7.5 shall read, in its entirety, as follows:

                  7.5.  Affiliates.

                           (a) Seller Bank shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and, if the Merger is accounted for as a "pooling of interests," for purposes of qualifying the Merger for "pooling of interest" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto.

                           (b) Parent shall, if the Merger is accounted for as a "pooling of interests," publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135.

6. Section 8.1(e) of the Merger Agreement is hereby amended by deleting "Prior to the execution of this Agreement," in its entirety, and by deleting "Merger Capital" and replacing it with "its financial advisor." Section 8.1(e) shall read, in its entirety, as follows:

                  (e) Opinion. Seller Bank shall have received an opinion from its financial advisor to the effect that as of the date hereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of Seller Bank from a financial point of view.

7. Section 8.2(d) of the Merger Agreement is hereby deleted in its entirety. Section 8.2(d) shall read, in its entirety, as follows:

                  (d)  [INTENTIONALLY OMITTED].

8. Section 8.3(e) of the Merger Agreement is hereby amended by deleting "Kraft Bros., Esstman, Patton & Harrell, PLLC" and inserting "a law firm or accounting firm reasonably acceptable to Seller Bank" in its place. Section 8.3(e) shall read, in its entirety, as follows:

                  (e) Tax Matters. Seller shall have received a letter from a law firm or accounting firm reasonably acceptable to Seller Bank dated as of the Closing Date, in form and substance satisfactory to Seller, stating in effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent Common Stock (except for cash received in lieu of fractional shares) in the Merger, (iii) the tax basis of the Parent Stock received by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent stock in the Merger will be the same as the tax basis of the Seller stock surrendered in exchange for the Parent stock (reduced by an amount allocable to a fractional share interest in Parent stock for which cash is received), and (iv) the holding period of the Parent stock in the Merger will be the same as the holding period of the Seller Bank stock surrendered in exchange therefor, provided that such Seller Bank stock is held as a capital asset at the Effective Time.

9. Except as expressly set forth in this Amendment, the terms and conditions of the Merger Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Merger Agreement made in accordance with the terms of the Merger Agreement, and such terms and conditions shall be incorporated herein by this reference.

10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

                         [NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereto duly authorized, all on the date first written above.


                        FIRST FARMERS AND MERCHANTS CORPORATION




                        By: /s/ Waymon L. Hickman
                            ----------------------------------------
                        Name: Waymon L. Hickman
                        Title:  Chairman and Chief Executive Officer


                        FIRST FARMERS AND MERCHANTS NATIONAL BANK OF COLUMBIA




                        By: /s/ Waymon L. Hickman
                            ----------------------------------------
                        Name: Waymon L. Hickman
                        Title:  Chairman and Chief Executive Officer


                        FARMERS & MERCHANTS BANK - WHITE BLUFF,
                        TENN.




                        By: /s/ Richard Bibb
                            ----------------------------------------
                        Name:  Richard Bibb
                        Title:  Chairman, Chief Executive Officer and President

                                                                        ANNEX B
                       TENNESSEE BUSINESS CORPORATION ACT

                                   CHAPTER 23

                               DISSENTERS' RIGHTS

             PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

48-23-101.        DEFINITIONS - As used in this chapter, unless the context
otherwise requires:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section. 48-23-102 and who exercises that right when and in the manner required by Part 2 of this chapter;

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

         (5) "Interest" means interest from the effective date of the corporate action that give rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

         (7) "Shareholder" means the record shareholder or the beneficial shareholder. [Acts 1986, ch. 887, ss. 13.01]

48-23-102.        RIGHT TO DISSENT.-- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party:

                           (A) If shareholder approval is required for the merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-105;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

                  (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the shares;

                           (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                           (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under Section 48-16-104; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect tot he shareholder or the corporation.

         (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended. [Acts 1986, ch. 887. ss. 13.02.]

48-23-103.        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-- (a) A record
shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

                  (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote. [Acts 1986, ch. 887, ss. 13.03.]

48-23-201         NOTICE OF DISSENTERS' RIGHTS.-- (a) If proposed corporate
action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

         (b) If corporate action creating dissenters' rights under Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 48-23-203.

         (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action. [Acts 1986, ch. 887, ss. 13.20.]

48-23-202.        NOTICE OF INTENT TO DEMAND PAYMENT.-- (a) If proposed
corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

                  (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

                  (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by Section 48-23-201.(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [Acts 1986, ch. 887, ss. 13.21.]

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

                  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

                  (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201. [Acts 1986, ch. 887 ss. 13.22.]


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48-23-204.        DUTY TO DEMAND PAYMENT.-- (a)A shareholder sent a dissenters'
notice described in Section 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section
48-23-203 (b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

         (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. [Acts 1986, ch. 887 ss. 13.23]

48-23-205         SHARE RESTRICTIONS.-- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under Section 48-23-207.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action. [Acts 1986, ch. 887, ss. 13.24.]

48-23-206.        PAYMENT. -- (a) Except as provided in Section 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with Section 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

         (b)      The payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of the fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3)      An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under Section 48-23-209; and

                  (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to
Section 48-23-201 or Section 48-23-203. [Acts 1986, ch. 887, ss. 13.25.]

48-23-208.        AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to
withhold payment required by Section 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.


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


         (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 48-23-209. [Acts 1986, ch. 887, ss. 13.27.]

48-23-209.        PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
-- (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of his the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under Section 48-23-206), or reject the corporation's offer under Section 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

                  (1)      The dissenter believes that the amount paid under
         Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

                  (2) The corporation fails to make payment under Section 48-23-206 within two (2) months after the date set for demanding payment; or

                  (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two
         (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares. [Acts 1986, ch. 887, ss. 13.28.]

                     PART 3 - JUDICIAL APPRAISAL OF SHARES

48-23-301.        COURT ACTION. - (a) If a demand for payment under Section
48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.


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


         (e) Each dissenter made a party to the proceeding is entitled to judgment:

                  (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

                  (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 48-23-208. [Acts 1986, ch. 887, ss. 13.30.]

48-23-302.        COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under Section 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 48-23-209.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

                  (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Part 2 of this chapter; or

                  (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. [Acts 1986, ch. 887, 13.31.]

                [LETTERHEAD OF PROFESSIONAL BANK SERVICES, INC.]

                               November 27, 1998


Board of Directors
Farmers & Merchants Bank
2011 Highway 47 North
P.O. Box 129
White Bluff, Tennessee 37187

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Farmers & Merchants Bank, White Bluff, Tennessee (the "Company") of the proposed merger of Farmers & Merchants Bank with First Farmers and Merchants Corporation and Merchants Corporation, Columbia, Tennessee ("First Farmers and Merchants Corporation"). In the proposed merger, Company shareholders will receive an aggregate of 120,000 First Farmers and Merchants Corporation common shares for all 3,000 Company common shares outstanding as further defined in the Agreement and Plan of Merger between First Farmers and Merchants Corporation and Farmers & Merchants Bank (the "Agreement"). On November 20, 1998, the proposed consideration to be received represents an aggregate value of $5,520,000 or $1,840.00 per Company common share based on the price for First Farmers and Merchants Corporation common stock of $46.00 as provided to PBS by First Farmers and Merchants Corporation, based on the last trade reported on July 22, 1998.

Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of Farmers & Merchants Bank: (i) September 30, 1998 Consolidated Reports of Condition and Income filed by Farmers & Merchants Bank with the FDIC; (ii) June 30, 1998 Uniform Bank Performance Report of Farmers & Merchants Bank; and (iii) audited financial statements for Farmers & Merchants Bank as of December 31, 1996 and 1997. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

Board of Directors
Farmers & Merchants Bank
November 27, 1998
Page 2


We have not compiled, reviewed or audited the financial statements of Farmers & Merchants Bank or First Farmers and Merchants Corporation, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of Farmers & Merchants Bank or First Farmers and Merchants Corporation.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of Farmers & Merchants Bank under the Agreement is fair and equitable from a financial perspective.

                                          Very truly yours,




                                          Professional Bank Services, Inc.


                                      C-2